As filed with the Securities and Exchange Commission on November 5, 2001
                                                      Registration No. 333-70228
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        Pre-Effective Amendment No. 1 to
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       CITY SAVINGS FINANCIAL CORPORATION
                                      and
                   MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
                                  THRIFT PLAN
      (Name of Small Business Issuer in its Certificate of Incorporation)

    INDIANA                           6036                     35-2093418
 (State or Other               (Primary Standard              (IRS Employer
 Jurisdiction of                   Industrial               Identification No.)
Incorporation or                 Classification
 Organization)                    Code Number)

      2000 Franklin Street                      2000 Franklin Street
   Michigan City, Indiana 46360             Michigan City, Indiana 46360
         (219) 879-5364                           (219) 879-5364
 (Address and Telephone Number of      (Address of Principal Place of Business
   Principal Executive Offices)        or Intended Principal Place of Business)

                               Thomas F. Swirski
                     President and Chief Executive Officer
                       City Savings Financial Corporation
                              2000 Franklin Street
                          Michigan City, Indiana 46360
                                 (219) 879-5364
           (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                           Claudia V. Swhier, Esquire
                               Barnes & Thornburg
                            11 South Meridian Street
                          Indianapolis, Indiana 46204
                                 (317) 231-7231

     Approximate date of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. /______/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. /___/

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. /___/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /___/

                                         CALCULATION OF REGISTRATION FEE

                                Proposed                               Proposed
                                 Dollar             Maximum        Maximum Amount of
   Title of each Class of       Amount to        Offering Price    Aggregate Offering        Registration
Securities to be Registered   be Registered         Per Unit           Price (1)                  Fee
----------------------------------------------------------------------------------------------------------
      Common Stock
      no par Value               555,450 Shares      $10.00            $5,554,500             $1,388.63(2)

Participation Interests               (3)              --             $372,518   (4)               (5)

----------------------
(1)  Estimated solely for the purpose of calculating the registration fee.

(2)  Previously filed.

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be deferred or sold pursuant to the employee benefit plan described herein.

(4) Based upon the assets held by The Michigan City Savings and Loan Association Thrift Plan as of June 30, 2001.

(5) The securities of City Savings Financial Corporation to be purchased by The Michigan City Savings and Loan Association Thrift Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS SUPPLEMENT

                       CITY SAVINGS FINANCIAL CORPORATION
                   MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
                                  THRIFT PLAN



     This prospectus supplement relates to the offer and sale to participants (the "participants") in the Michigan City Savings and Loan Association Thrift Plan (the "plan") of interests in shares of common stock, without par value (the "common stock"), of City Savings Financial Corporation (the "company") that may be purchased by the plan at your direction.

     Shares of common stock will be offered for sale to the plan and other eligible persons in a Subscription and Community Offering (collectively, the "offering") in connection with the conversion of The Michigan City Savings and Loan Association (the "Association") from an Indiana mutual savings association to an Indiana stock savings association, and the reorganization of the Association as a wholly-owned subsidiary of the company. As a participant, you may direct the trustee of the plan (the "Trustee") to purchase common stock in the offering with amounts allocated to your account under the plan. The plan would invest in common stock through the City Savings Financial Corporation Stock Fund (the "Employer Stock Fund"). Since the plan actually purchases the common stock, you would acquire only a "participation interest" in the shares and would not own the shares directly. This prospectus supplement relates to your initial election to direct that all or a portion of your account be invested in the Employer Stock Fund in the offering and also to your election to direct such investment after the offering is completed. You will be able to provide alternative investment instructions to the Trustee in the event that the offering is oversubscribed and the total amount in your account so allocated cannot be used by the Trustee to purchase common stock.

     The prospectus of the company dated November ___, 2001 (the "prospectus") which is attached to this prospectus supplement includes detailed information with respect to the conversion, the common stock and the financial condition, results of operations and business of the Association. This prospectus supplement, which provides detailed information with respect to the plan, should be read only in conjunction with the prospectus. For a discussion of certain factors that you should consider, see "Risk Factors" beginning on page 12 of the prospectus.


     These securities have NOT been approved or disapproved by:

          o    the Federal Deposit Insurance Corporation

          o    the Securities and Exchange Commission

          o    the Office of Thrift Supervision

          o    any other federal agency, or

          o    any state securities bureau or other state agency.


     No office, corporation, commission, bureau or other agency has passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

     The participation interests offered hereby are NOT (1) savings accounts or deposits; (2) federally insured or guaranteed, or (3) guaranteed by the company or the Association. The plan's entire investment in common stock is subject to loss.


         The date of this prospectus supplement is November ___, 2001.

                                TABLE OF CONTENTS


THE OFFERING .......................................................      3
   SECURITIES OFFERED ..............................................      3
   ELECTION TO PURCHASE COMMON STOCK IN THE OFFERING; PRIORITIES ...      3
   VALUE OF PARTICIPATION INTERESTS ................................      3
   METHOD OF DIRECTING TRANSFER ....................................      3
   TIME FOR DIRECTING TRANSFER .....................................      4
   IRREVOCABILITY OF TRANSFER DIRECTION ............................      4
   DIRECTION TO PURCHASE COMMON STOCK AFTER THE OFFERING ...........      4
   PURCHASE PRICE OF COMMON STOCK ..................................      4
   NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK ..........      4
   VOTING RIGHTS OF COMMON STOCK ...................................      4
DESCRIPTION OF THE PLAN ............................................      5
   INTRODUCTION ....................................................      5
   ELIGIBILITY AND PARTICIPATION ...................................      5
   CONTRIBUTIONS UNDER THE PLAN ....................................      5
   LIMITATIONS ON CONTRIBUTIONS ....................................      6
   INVESTMENT OF CONTRIBUTIONS AND ACCOUNT BALANCES ................      7
   BENEFITS UNDER THE PLAN .........................................      9
   WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN .....................     10
   TRUSTEE .........................................................     10
   PLAN ADMINISTRATOR ..............................................     11
   REPORTS TO PLAN PARTICIPANTS ....................................     11
   AMENDMENT AND TERMINATION .......................................     11
   MERGER, CONSOLIDATION OR TRANSFER ...............................     11
   FEDERAL INCOME TAX CONSEQUENCES .................................     11
   ADDITIONAL EMPLOYEE RETIREMENT INCOME SECURITY ACT
       CONSIDERATIONS ..............................................     14
   SECURITIES AND EXCHANGE COMMISSION REPORTING AND
       SHORT-SWING PROFIT LIABILITY ................................     15
   FINANCIAL INFORMATION REGARDING PLAN ASSETS .....................     15

                                  THE OFFERING

SECURITIES OFFERED


     The securities offered hereby are participation interests in the plan. Up to 35,880 shares (assuming a purchase price of $10.00 per share) of common stock may be acquired by the plan to be held in the Employer Stock Fund, based on the value of plan assets at September 30, 2001. The company is the issuer of the common stock. Only employees of the Association may become participants in the plan. The common stock to be issued hereby is conditioned on the consummation of the conversion. Your investment in the Employer Stock Fund in the conversion is subject to the priority set forth in the plan of conversion. Information with regard to the plan is contained in this prospectus supplement and information with regard to the conversion and the financial condition, results of operation and business of the Association is contained in the attached prospectus. The address of the principal executive office of the Association is 2000 Franklin Street, Michigan City, Indiana 46360-4599. The Association's telephone number is
(219) 879-5364.


ELECTION TO PURCHASE COMMON STOCK IN THE OFFERING; PRIORITIES


     The plan permits you to direct that all or part of the funds which represent your beneficial interest in the assets of the plan may be transferred to the Employer Stock Fund, an investment fund in the plan, that will invest in common stock and will be used to purchase common stock issued in connection with the offering. The Trustee of the plan will purchase common stock offered for sale in connection with the offering in accordance with your directions. You will be provided the opportunity to elect alternative investments from among the 12 other funds offered. In the event the offering is oversubscribed and the Trustee is unable to use the full amount allocated by a participant to purchase common stock in the offering, participants may either (i) elect alternative investments from among the 12 other funds offered, or (ii) direct the Trustee to hold the funds transferred to the Employer Stock Fund and purchase common stock in the open market at prevailing market prices after the offering. If you fail to direct the investment of your account balance, your account balance will be invested in the Money Market Fund.

     The shares of common stock to be sold in the offering are being offered in accordance with the following priorities: (i) holders of deposit accounts of the Association totaling $50 or more as of June 30, 2000 ("Eligible Account Holders"); (ii) the City Savings Financial Corporation Employee Stock Ownership Plan ("ESOP"); (iii) holders of deposit accounts of the Association totaling $50 or more as of September 30, 2001 ("Supplemental Eligible Account Holders"); (iv) other holders of deposit accounts of the Association totaling $50 or more and borrowers of the Association on October 31, 2001; (v) members of the general public with preference given to persons residing in LaPorte and Porter Counties, Indiana. To the extent that you fall into one of these categories, you are being permitted to use funds in your plan account to subscribe or pay for the common stock being acquired. Common stock so purchased will be placed in the Employer Stock Fund within your plan account.


VALUE OF PARTICIPATION INTERESTS


     The aggregate market value of the participants' accounts in the Financial Institutions Thrift Plan as adopted by The Michigan City Savings and Loan Association ("Financial Institutions Thrift Plan") were valued at $358,807.03 as of September 30, 2001. You were informed of the value of your beneficial interest in the Financial Institutions Thrift Plan as of September 30, 2001.


METHOD OF DIRECTING TRANSFER


     You will receive a form which permits you to direct that all or a portion of your beneficial interest in the plan be transferred in increments of ten dollars to the Employer Stock Fund (the "Enrollment Application Form") or to the other investment options established under the plan. Your investment in the other investment options set forth in the plan may be in any combination of multiples of 1%. If you wish to invest all or part of your beneficial interest in the assets of the plan to the purchase of common stock issued in connection with the offering, you should indicate that decision on the Enrollment Application Form.


TIME FOR DIRECTING TRANSFER


     Directions to transfer amounts to the Employer Stock Fund in order to purchase common stock issued in connection with the offering must be returned to the Stock Information Center at 2000 Franklin Street, Michigan City, Indiana 46360-4599, no later than 12:00 p.m., Michigan City time, on December 12, 2001.


IRREVOCABILITY OF TRANSFER DIRECTION


     Your direction to transfer amounts credited to your account in the plan to the Employer Stock Fund in order to purchase shares of common stock in connection with the offering is irrevocable. Participants, however, will be able to direct the investment of their accounts under the plan as explained below.


DIRECTION TO PURCHASE COMMON STOCK AFTER THE OFFERING


     After the offering, you will continue to be able to direct that a certain percentage of your interest in the plan be transferred to the Employer Stock Fund and invested in common stock, or to the other investment funds available under the plan (amounts invested in the investment funds may be invested in any combination of multiples of 1%). The allocation of your interest in a plan fund may be changed on a daily basis. Special restrictions may apply to transfers directed to and from the Employer Stock Fund by those participants who are officers, directors and principal shareholders of the company who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").


PURCHASE PRICE OF COMMON STOCK


     The funds transferred to the Employer Stock Fund for the purchase of common stock in connection with the offering will be used by the Trustee to purchase shares of common stock, except in the event of an oversubscription, as discussed above. The price paid for such shares of common stock will be the same price as is paid by all other persons who purchase shares of common stock in the offering.

     Subsequent to the offering, common stock purchased by the Trustee will be acquired in open market transactions at prevailing prices. The prices paid by the Trustee for shares of common stock will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK


     The common stock will be held in the name of the Trustee for the plan, as Trustee. Shares of common stock acquired at your direction will be allocated to your account under the plan. Therefore, earnings with respect to your account should not be affected by the investment designations (including investments in common stock) of other participants. The Trustee as record holder will vote such allocated shares, if any, as directed by participants.


VOTING RIGHTS OF COMMON STOCK


     The Trustee generally will exercise voting rights attributable to all common stock held by the Employer Stock Fund as directed by participants with interests in the Employer Stock Fund. With respect to each matter as to which holders of common stock have a right to vote, each participant will be allocated voting instruction rights reflecting such participant's proportionate interest in the Employer Stock Fund. The number of shares of common stock held in the Employer Stock Fund that are voted in the affirmative and negative on each matter shall be proportionate to the number of voting instruction rights exercised by participants in the affirmative and negative, respectively.


                            DESCRIPTION OF THE PLAN

INTRODUCTION


     The Association adopted a multiple-employer defined contribution plan (the "Financial Institutions Thrift Plan") effective April 1, 2000. The Association withdrew from the Financial Institutions Thrift Plan and adopted a single-employer plan effective October 1, 2001, in order to permit the investment of plan assets in common stock. The plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) or the Internal revenue Code of 1986, as amended (the "Code"). The plan has applied for a ruling from the Internal Revenue Service that the plan is qualified under Section 401(a) of the Code, and its related trust is qualified under Section 501(a) of the Code.

     The Association intends that the plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Association will adopt any amendments to the plan that may be necessary to ensure the qualified status of the plan under the Code and applicable Treasury Regulations.

     Employee Retirement Income Security Act. The plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code
Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the plan.

     Reference to Full Text of Plan. The following statements are summaries of certain material provisions of the plan. Words capitalized but not defined in the following discussion have the same meaning as set forth in the plan. Copies of the plan are available to all employees by filing a request with the Plan Administrator, Michigan City Savings and Loan Association, 2000 Franklin Street, Michigan City, Indiana 46360-4599. Each employee is urged to read carefully the full text of the plan.


ELIGIBILITY AND PARTICIPATION


     Any employee of the Employer is eligible to become a participant in the plan on the first day of the month following completion of one (1) year of employment during which an employee completes at least 1,000 hours of service with the Association and the attainment of age twenty-one (21). The plan year is January 1 to December 31 (the "plan year").

     As of Setember 30, 2001, there were approximately [18] employees eligible to participate in the plan, and [14] employees participating by making elective deferral contributions.


CONTRIBUTIONS UNDER THE PLAN


     401(k) Plan Contributions. You are permitted to elect to defer your salary (as defined below) on a pre-tax basis up to 20% of annual salary (expressed in terms of whole percentages) and subject to certain other restrictions imposed by the Code, and to have that amount contributed to the plan on your behalf. For purposes of the plan, "salary" means, generally, your total W-2 salary. In 2001, the annual salary of each participant taken into account under the plan was and is limited to $170,000. (Limits established by the Internal Revenue Services (the "IRS") are subject to increase pursuant to an annual cost of living adjustment, as permitted by the Code). You may elect to modify the amount contributed to the plan by filing a new elective deferral agreement with the Plan Administrator on a monthly basis.

     Employer Contributions. The Association makes matching contributions to the plan equal to 50% of the elective deferral contributions, up to a maximum of 6% of the participant's salary for the plan year.


LIMITATIONS ON CONTRIBUTIONS


     Limitation on Employee Salary Deferrals. The annual amount of deferred salary of a participant (when aggregated with any elective deferrals of the participant under a simplified employee pension plan or a tax-deferred annuity) may not exceed the limitation contained in Section 402(g) of the Code, adjusted for increases in the cost of living as permitted by the Code (the limitation for 2001 is $10,500). Contributions in excess of this limitation ("excess deferrals") will be included in the participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the plan to the participant, unless the excess deferral (together with any income allocable thereto) is distributed to the participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the participant in the taxable year in which the distribution is made.

     Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the plan provides that the amount of contributions and forfeitures allocated to each participant's account during any plan year may not exceed the lesser of $35,000 or 25% of the participant's compensation (as defined) for the plan year. In addition, annual additions are limited to the extent necessary to prevent contributions on behalf of any employee from exceeding the employee's combined plan limit, i.e., a limit that takes into account the contributions and benefits made on behalf of an employee to all plans of the Association. To the extent that these limitations have been exceeded with respect to a participant, the Plan Administrator shall:

     (i) return any elective deferral contributions to the extent that the return would reduce the excess amount in the participant's accounts;

     (ii) reduce employer contributions made with respect to those returned elective deferral contributions.

     If, in addition to this plan, the participant is covered under the company's Employee Stock Ownership Plan and Trust and annual additions exceed the maximum permissible amount, the amount contributed or allocated under this plan will be reduced so that the annual additions under both such plans equal the maximum permissible amount.

     Limitation on Plan Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Code limit the amount of elective deferral contributions and matching contributions that may be made to the plan in any plan year on behalf of Highly Compensated Employees (defined below) in relation to the amount of elective deferral contributions made by or on behalf of all other employees eligible to participate in the plan. Specifically, the "actual deferral percentage" ("ADP") (i.e., the average of the actual deferral ratios, expressed as a percentage, of each eligible employee's elective deferral contribution if any, for the plan year over the employee's salary), of the Highly Compensated Employees must meet either of the following tests: (i) the ADP of the eligible Highly Compensated Employees is not more than 125% of the ADP of all other eligible employees, or (ii) the ADP of the eligible Highly Compensated Employees is not more than 200% of the ADP of all other eligible employees, and the excess of the ADP for the eligible Highly Compensated Employees over the ADP of all other eligible employees is not more than two percentage points. Similarly, the actual contribution percentage ("ACP") (i.e., the average of the actual contribution ratios, expressed as a percentage, of each eligible employee's matching contributions, if any, for the plan year over the employee's salary) of the Highly Compensated Employees must meet either of the following tests: (i) the ACP of the eligible Highly Compensated Employees is not more than 125% of the ACP of all other eligible employees, or (ii) the ACP of the eligible Highly Compensated Employees is not more than 200% of the ACP of all other eligible employees, and the excess of the ACP for the eligible Highly Compensated Employees over the ACP of all other employees is not more than two percentage points.

     In general, a Highly Compensated Employee includes any employee, who, (1) during the plan year or the preceding plan year, was at any time a 5% owner (i.e., owns directly or indirectly more stock of an employer, or stock possessing more than 5% of the voting power of all stock of an employer), or (2) for the preceding plan year, received pay from an employer in excess of $80,000, and (if the employer elects for a plan year) was in the group consisting of employees when ranked on the basis of pay paid during the plan year. The dollar amounts set forth above are adjusted annually to reflect increases in the cost of living.

     In order to prevent the disqualification of the plan, any amount contributed by Highly Compensated Employees that exceed the ADP limitation in any plan year ("excess contributions"), together with any income allocable thereto, must be distributed first to Highly Compensated Employees with the greatest dollar amount deferrals, and so on, until the plan satisfies the ADP test, before the close of the following plan year. Moreover, the Association will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are re-characterized or are distributed before the close of the first 2-1/2 months following the plan year to which such excess contributions relate. In addition, in order to avoid disqualification of the plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any plan year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following plan year. However, the 10% excise tax will be imposed on the Association with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2-1/2 months following the close of the plan year in which they arose.


INVESTMENT OF CONTRIBUTIONS AND ACCOUNT BALANCES


     All amounts credited to your accounts under the plan are held in the plan trust (the "trust") which is administered by the Trustee appointed by the Association's Board of Directors.

     Prior to the effective date of the offering, participants have been provided the opportunity to direct the investment of their accounts into one of the following funds (the "funds"):


     A.   S&P 500 Stock Fund

     B.   Stable Value Fund

     C.   S&P MidCap Stock Fund

     D.   Money Market Fund

     E.   Income Plus Asset Allocation Fund

     F.   Growth & Income Asset Allocation Fund

     G.   Growth Asset Allocation Fund

     H.   International Stock Fund

     I.   Russell 2000 Stock Fund

     J.   S&P 500/Growth Stock Fund

     K.   S&P 500/Value Stock Fund

     L.   Government Bond Fund


     The plan now provides that in addition to the funds specified above, a participant may direct the Trustee to invest all or a portion of his account in the Employer Stock Fund.

     You may elect to have both past contributions (and earnings), as well as future contributions to your account invested either in the Employer Stock Fund or among the funds listed above. Transfers of past contributions (and the earnings thereon) do not affect the investment mix of future contributions. These elections will be effective on the valuation date (generally any day of the month) coinciding with or next following the date the notice was received by the Plan Administrator. Until an effective direction is made by you, your account will be invested in the Money Market Fund.


A.   PREVIOUS FUNDS.


     Prior to the effective date of the offering, contributions under the plan have been invested in the 12 funds specified above. The following table provides performance data with respect to the investment funds available under the plan, based on information provided to the company by The Pentegra Group ("Pentegra"):


                                        Net Investment Performance as of 9/30/01


                                                                           Last 12          5-Calendar Year
                                                   Year-to-Date            Months             Annualized
                                                   ------------            -------          ---------------
A.   S&P 500 Stock Fund                               -20.7%               -27.0%                17.7%
B.   Stable Value Fund                                  4.2%                 5.8%                 6.0%
C.   S&P MidCap Stock Fund                            -16.0%               -19.4%                19.8%
D.   Money Market Fund                                  3.4%                 5.1%                 5.6%
E.   Income Plus Asset Allocation Fund                -.8%                  -1.1%                 7.3%
F.   Growth & Income Asset Allocation Fund            -10.7%               -14.3%                10.2%
G.   Growth Asset Allocation Fund                     -22.1%               -28.6%                13.7%
H.   International Stock Fund                         -26.8%               -29.0%                 8.0%
I.   Russell 2000 Stock Fund                          -15.5%               -21.4%                 9.6%
J.   S&P 500/Growth Stock Fund                        -23.1%               -36.0%                18.2%
K.   S&P 500/Value Stock Fund                         -18.6%               -17.4%                16.2%
L.   Government Bond Fund                               5.3%                13.2%                 6.8%

The following is a description of each of the plan's twelve investment funds:


     S&P 500 Stock Fund. A fund designed to simulate the performance of the Standard & Poor's Composite Index of 500 stocks.

     Stable Value Fund. A fund invested primarily in Guaranteed Investment Contracts which are individually negotiated investments offered by insurance companies. The fund also invests in Synthetic Guaranteed Investment Contracts. These contracts are individually negotiated agreements between the fund manager and the insurance company or bank that issues them.

     S&P MidCap Stock Fund. A diversified equity portfolio with the objective of simulation the performance of the Standard & Poor's MidCap Index of 400 stocks. These stocks represent the middle tier of the U.S. stock market.

     Money  Market  Fund.  A  fund  that  invests  in  high-quality   short-term
securities with high credit ratings issued by U.S. and foreign corporations, governments, banks and U.S. agencies with a maturity of one year or less.

     Income Plus Asset Allocation Fund. A fund designed to invest in a diversified portfolio of stable value investments, U.S. stocks and bonds and international stocks which is intended for short-to-medium term investors seeking a lower-risk total portfolio solution for diversified investing.

     Growth & Income Asset Allocation Fund. A fund that invests in U.S. and international stocks, U. S. bonds and other stable value investments and is intended for long-term investors seeking diversified investing.

     Growth Asset Allocation Fund. A fund that invests in a broad range of domestic and international stocks and is designed for long-term investors seeking a high growth total portfolio solution.

     International  Stock Fund. This fund invests in a diversified  portfolio of
approximately  1,000  foreign  stocks  representing   established  companies  in
approximately 20 countries located in western Europe and the Pacific Rim.

     Russell 2000 Stock Fund. This fund invests in most or all of the stocks held in the Russell 2000 Index. The companies make up a subset of the smallest companies held in the Russell 3000 Index. Companies of this size generally have greater investment risk and potentially higher returns than mid- and large-capitalization stocks.

     S&P 500/Growth Stock Fund. This fund invests in most of the stocks held in the S&P/BARRA Growth Index, which represents approximately 50% of the market capitalization of the S&P 500 Stock Index and generally includes companies with higher price-to-book ratios.

     S&P 500/Value Stock Fund. This fund invests in most or all of the stocks held in the S&P/BARRA Value Index, which represents approximately 50% of the market capitalization of the S&P 500 Stock Index and generally includes companies with lower price-to-book ratios.

     Government Bond Fund. A fund that invests in a portfolio of U.S. Treasury bonds with 20 years or more to maturity.

B.   THE EMPLOYER STOCK FUND.


     The Employer Stock Fund will consist of investments in common stock made on and after the effective date of the offering. After the offering, the Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund, including cash dividends paid on common stock held in the Employer Stock Fund, to purchase shares of common stock of the company. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in common stock, assets held in the Employer Stock Fund will be placed in a short-term interest fund.

     As of the date of this prospectus supplement, none of the shares of common stock have been issued or are outstanding and there is no established market for the common stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of the company and the Association and market conditions for the common stock generally.

     Investment in the Employer Stock Fund may involve certain risks in investment in common stock of the company. For a discussion of these risk factors, see the prospectus.


BENEFITS UNDER THE PLAN


     Vesting. You, at all times, have a fully vested, nonforfeitable interest in your salary deferral contribution and the earnings thereon under the plan. You are vested in any employer contributions in accordance with the following schedule:


         Years of Service                       Vesting Percentage
         ----------------                       ------------------
            Less than 3                                 0 %
             3 or more                                 100%


     You will also be 100% vested in employer contributions regardless of your years of vesting service, upon attainment of age 65 under the plan, death or disability. Any non-vested contributions which are forfeited shall be used at the option of the Association to (i) reduce administrative expenses, (ii) offset any contribution to be made for the plan year, or (iii) be allocated to all eligible participants at the time.


WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN


     Applicable federal law requires the plan to impose substantial restrictions on the right of a plan participant to withdraw amounts held for his or her benefit under the plan prior to the participant's termination of employment with the Association. A substantial federal tax penalty may also be imposed on withdrawals made prior to the participant's attainment of age 59-1/2, regardless of whether such a withdrawal occurs during his or her employment with the Association or after termination of employment.

     Withdrawals Prior to Termination of Employment. You may make a withdrawal from your elective deferral contributions (and earnings thereon) prior to termination of employment or age 59 1/2 only in the event of financial hardship, subject to the hardship distribution rules under the plan. These requirements insure that participants have a true financial need before a withdrawal may be made. You may make a withdrawal of employer contributions credited to your employer contribution account if you have completed 60 months of participation in the plan, the employer contributions have been invested in the plan for at least 24 months, or you have attained age 59 1/2. Partial withdrawals of less than $1,000 are also limited under the plan.

     Loans. The plan does permit loans. The plan will permit a general purpose loan for any financial need to a participant, to the beneficiary of a deceased participant or to the alternate payee with respect to a participant under a qualified domestic relations order. The minimum loan amount is one thousand dollars ($1,000), and the maximum loan permitted cannot exceed the lesser of fifty thousand dollars ($50,000) (reduced by the highest outstanding loan balance, if any, which you had during the preceding twelve (12) month period) or one-half (1/2) of the vested balance in a participant's plan accounts. Defaults on any loans will result in corresponding reductions in a participant's accounts with a corresponding amount being deemed a taxable distribution to the participant. A participant is encouraged to consult with your personal attorney, accountant or other financial adviser before applying for a loan.

     Distribution Upon Termination of Employment or Disability. Payment of benefits to a participant who retires, incurs a disability, or otherwise terminates employment shall be made in a lump sum payment or in installments, over a period of 2-10, 15 or 20 years. Such period must not extend beyond the life expectancy of the participant. Benefit payments generally may be deferred until April 1 following the calendar year in which the participant attains age 70-1/2.

     Distribution Upon Death. A participant who dies prior to the benefit commencement date for retirement, disability or termination of employment shall have his or her benefits paid to the surviving spouse or beneficiary in a lump sum, unless the payment would exceed $500, and the participant elected prior to death that the payment be made in annual installments over a period not to exceed 5 years (10 years if the spouse is the beneficiary). If no election is in effect at the time of the participant's death, the beneficiary may elect to receive the benefit in the form of annual installments over a period not to exceed 5 years (10 years if the spouse is the beneficiary).

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the plan shall be void. You are able to receive a copy of the plan's qualified domestic relations order procedures by contacting the Plan Administrator.


TRUSTEE


     The Trustee is appointed by the Board of Directors of the Association to serve at its pleasure. The Bank of New York has been appointed as trustee of the plan and of the Employer Stock Fund.

     The Trustee receives, holds and invests the contributions to the plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the plan and the directions of the Plan Administrator. The Trustee is responsible for investment of the assets of the trust.


PLAN ADMINISTRATOR


     Pursuant to the terms of the plan, the plan is administered by the plan administrator (the "Plan Administrator"). The Association is the Plan Administrator. The address of the Plan Administrator is 2000 Franklin Street, Michigan City, Indiana 46360-4599, telephone number (219) 879-5364. The Plan Administrator is responsible for the administration of the plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to participants, beneficiaries, and others under Sections 104 and 105 of ERISA.


REPORTS TO PLAN PARTICIPANTS


     The Plan  Administrator  will furnish to you a quarterly  statement showing
(i) the balance in your account as of the end of that period, (ii) the amount of contributions allocated to your account for that period, and (iii) the adjustments to your account to reflect earnings or losses (if any).


AMENDMENT AND TERMINATION


     It is the intention of the Association to continue the plan indefinitely. Nevertheless, the Association may terminate the plan at any time. If the plan is terminated in whole or in part, then regardless of other provisions in the plan, each employee affected by such termination shall have a fully vested interest in his or her accounts. The Association reserves the right to make, from time to time, any amendment or amendments to the plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that the Association may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.


MERGER, CONSOLIDATION OR TRANSFER


     In the event of the merger or consolidation of the plan with another plan, or the transfer of the trust assets to another plan, the plan requires that each participant would (if either the plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan had then terminated).


FEDERAL INCOME TAX CONSEQUENCES


     The following is a summary of the material federal income tax aspects of the plan. However, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. The consequences under state and local income tax laws may not be the same as under the federal income tax laws. You are urged to consult your tax advisors with respect to any distribution from the plan and transactions involving the plan.

     The plan is tax-qualified and the related trust is exempt from tax under the Code. As a result, the plan is afforded special tax treatment which include the following:

     (1) the Association is allowed an immediate tax deduction for the amount contributed to the plan each year;


     (2)  you  pay  no  current  income  tax  on  amounts   contributed  by  the
          Association on your behalf, and


     (3) earnings of the plan are tax-exempt, thereby permitting the tax-free accumulation of income and gains on investments.

     The plan will be administered to comply in operation with the requirements of the Code as of the effective date of any change in the law. The Association expects to timely adopt any amendments to the plan that may be necessary to maintain the qualified status of the plan under the Code.

     Assuming that the plan is administered in accordance with the requirements of the Code, participation in the plan under existing federal income tax laws will have the following effects:

     (1) the contributions to your account and the investment earnings on the account are not includable in your federal taxable income until the contributions or earnings are actually distributed or withdrawn from the plan. Special tax treatment may apply to the taxable portion of any distribution that includes common stock or qualifies as a lump-sum distribution, as described below; and

     (2) income earned on assets held by the trust will not be taxable to the trust.

     Lump-Sum Distribution. A distribution from the plan to you or your beneficiary will qualify as a lump-sum distribution if it:


     (1)  is made within one calendar year;

     (2) is on account of your death, disability or separation from service, or after you attain age 59 1/2; and


     (3) consists of your balance under this plan and all other profit sharing plans, if any, maintained by the Association. The portion of any lump-sum distribution that is required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution less the amount of after-tax contributions, if any, made by you to this or any other profit sharing plan maintained by the Association which is included as part of the lump-sum distribution.

     Averaging rules. The portion of the total taxable amount of a lump-sum distribution that is attributable to participation after 1973 in the plan or in any other profit-sharing plan maintained by the Association referred to as the ordinary income portion, will be taxable generally as ordinary income for federal income tax purposes.

     Common stock included in lump-sum distribution. If a lump-sum distribution includes common stock, the distribution generally will be taxed in the manner described above under lump-sum distributions, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such common stock, i.e., the net unrealized appreciation is the excess of the value of such common stock at the time of the distribution over the cost or other basis to the trust.

     Example: Assume the plan purchases 100 shares of common stock in the offering at $10 per share. Ten dollars would be the cost basis of the stock to the plan. If the plan distributes the common stock to you in a lump-sum distribution when the stock is trading at $18 per share, you will be taxed in the year of distribution on the $10 cost basis of the stock to the plan. The additional $8 per share, or the net unrealized appreciation, will not be taxed until you sell the stock.

     The tax basis of such common stock for purposes of computing gain or loss on its subsequent sale will be the value of the common stock at the time of distribution less the amount of net unrealized appreciation.


     Example: Assuming the same facts as above, your cost basis in the stock is $10, which is the $18 value of the stock at the time of distribution minus the $8 of net unrealized appreciation.


     Any gain on a sale or other taxable disposition of such common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such common stock. Any gain on a sale or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered short-term or long-term capital gain depending upon the length of the holding period of the common stock.


     Example: Assume you sell 50 shares of the stock in January, seven months after you receive the distribution, for $20 per share. You will be taxed as follows: You will not be taxed again on the $10 cost basis you recognized as income at the time of distribution. The $8 in net unrealized appreciation will be taxed at long-term capital gains rates. However, the $2 appreciation in the value of the stock that occurred since the distribution will be taxed at short-term capital gains rates since you have only held the stock for seven months following its distribution to you.

     As a recipient of a distribution, you may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.


     Contribution to another qualified plan or to an individual retirement account. You may defer federal income taxation of all or any portion of the total taxable amount of a lump-sum distribution, including the proceeds from the sale of any common stock included in the lump-sum distribution, to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of its receipt by you, to another qualified plan or to an individual retirement account. If less than the total taxable amount of a lump-sum distribution is contributed to another qualified plan or to an individual retirement account within the applicable 60-day period, the amount not so contributed must be included in your income for federal income tax purposes and will not be eligible for the special averaging rules or for capital gains treatment.

     Example: You receive a distribution of 500 shares of stock and $3,000 cash from the plan on June 30. If you intend to roll your distribution over to another tax-qualified plan or individual retirement account, you must do so no later than August 29, which is 60 days after you received the distribution. If you roll over all the stock but none of the cash, you must include the $3,000 cash in your income for the calendar year in which the distribution is made to you.


     You generally may defer the federal income taxation of any portion of any other distribution made on account of your disability or separation from service, if the amount is distributed within one taxable year, and is contributed, within 60 days after the date of its receipt by you, to an individual retirement account.


     You have the right to elect to have the trustee transfer all or any portion of an "eligible rollover distribution" directly to another qualified plan or to an individual retirement account. If you do not elect to have an eligible rollover distribution transferred directly to another qualified plan or to an individual retirement account, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An eligible rollover distribution means any amount distributed from the plan except:


     (1) a distribution that is (a) one of a series of substantially equal periodic payments made, not less frequently than annually, over your life or the joint lives of you and your designated beneficiary, or (b) for a specified period of ten years or more;

     (2) any amount that is required to be distributed under the minimum distribution rules; and

     (3)  any other distributions excepted under applicable federal law.


     If your beneficiary is your surviving spouse, he or she also may defer federal income taxation of all or any portion of a distribution from the plan to the extent that such amount, or a portion thereof, is contributed within 60 days after the date of its receipt by your surviving spouse, to an individual retirement account. If all or any portion of the total taxable amount of a lump-sum distribution is contributed by your surviving spouse to an individual retirement account within the applicable 60-day period, any subsequent distribution from the individual retirement account will not be eligible for the special averaging rules or for capital gains treatment. Any amount received by your surviving spouse that is not contributed to another qualified plan or to an individual retirement account within the applicable 60-day period and any amount received by a nonspouse beneficiary will be included in such beneficiary's income for federal tax purposes in the year in which it is received.

     Additional Tax on Early Distributions. If you receive a distribution from the plan prior to attaining age 59 1/2, it will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is:


     (1)  made to a beneficiary, or to your estate, on or after your death;

     (2)  attributable to your disability;

     (3) part of a series of substantially equal periodic payments not less frequently than annually made for your life or life expectancy or the joint lives or joint life expectancies of you and your beneficiary;

     (4) made to you after separation from service on account of retirement from the Association after attainment of age 55;

     (5) made to pay medical expenses to the extent deductible for federal income tax purposes;

     (6) made to an alternate payee pursuant to a qualified domestic relations order; or

     (7) made to effect the distribution of excess contributions or excess deferrals.

ADDITIONAL EMPLOYEE RETIREMENT INCOME SECURITY ACT CONSIDERATIONS


     As noted above, the plan is subject to certain provisions of ERISA, including special provisions relating to control over the plan's assets by participants and beneficiaries. The plan's feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of
Section 404(c) of the ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a"fiduciary" because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as your employer, the Plan Administrator, or the plan's trustee is liable under the fiduciary responsibility provision of the ERISA for any loss which results from your exercise of control over the assets in your plan account.

     Because you will be entitled to invest all or a portion of your account balance in the plan in City Savings Financial Corporation common stock, the regulations under Section 404(c) of the ERISA require that the plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by the ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights. Accordingly, the plan Administration Committee designates Thomas F. Swirski of the Association as the person to whom your investment instructions should be returned. Mr. Swirski will transfer your investment instructions directly to the Bank of New York, the plan's Trustee. In the case of an event that involves a potential for undue employer influence such as a tender offer, you will be instructed to return your instructions directly to the Bank of New York.


SECURITIES AND EXCHANGE COMMISSION REPORTING AND SHORT-SWING PROFIT LIABILITY


     Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as City Savings Financial Corporation.
Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of the company, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within 10 days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the company's fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Employer Stock fund of the plan by officers, directors and persons beneficially owning more than 10% of the common stock of the company must generally be reported to the Securities and Exchange Commission by such individuals.

     In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by the company of profits realized by an officer, director or any person beneficially owning more than 10% of the company's common stock resulting from non-exempt purchases and sales of the company's common stock within any six-month period.


     The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.


     Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the plan for six months following such distribution and are prohibited from directing additional purchases of shares within the Employer Stock Fund for six months after receiving such a distribution.


FINANCIAL INFORMATION REGARDING PLAN ASSETS


     Unaudited financial statements representing the net assets available for plan benefits at September 30, 2001, are attached to this prospectus supplement.

                 THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION


               Statement of Net Assets Available for Plan Benefits
                              with Fund Information
                               September 30, 2001


Fund                                                       Plan Assets
--------------------------------------------           -------------------
S&P 500 Stock Fund                                         $205,060.34
Stable Value Fund                                           101,811.76
S&P MidCap Stock Fund                                        27,502.20
Money Market Fund                                             5,665.20
Income Plus Asset Allocation Fund                               664.53
Growth & Income Asset Allocation Fund                         2,218.07
Growth Asset Allocation Fund                                  2,078.15
International Stock Fund                                      3,142.73
Russell 2000 Stock Fund                                       2,597.12
S&P 500/Growth Stock Fund                                     3,586.49
S&P 500/Value Stock Fund                                      4,282.82
Government Bond Fund                                            197.62
                                                         -------------

     Total Assets Available for Plan Benefits              $358,807.03
                                                           ===========

PROSPECTUS

Up to 555,450 Shares of Common Stock


                                              City Savings Financial Corporation
                                                            2000 Franklin Street
                                                    Michigan City, Indiana 46360
                                                                  (219) 879-5364
--------------------------------------------------------------------------------

     The Michigan City Savings and Loan Association based in Michigan City, Indiana, is converting from the mutual form to the stock form of organization. Upon completion of the conversion, The Michigan City Savings and Loan Association will become a wholly-owned subsidiary of City Savings Financial Corporation, which was formed in September 2001. The common stock of City Savings Financial Corporation is being offered to the public under the terms of a plan of conversion which must be approved by the Office of Thrift Supervision, the Indiana Department of Financial Institutions and by a majority of the votes eligible to be cast by members of The Michigan City Savings and Loan
Association. The offering will not go forward if The Michigan City Savings and Loan Association does not receive these approvals.

--------------------------------------------------------------------------------


                               TERMS OF OFFERING


     An independent appraiser has estimated the market value of the converted Michigan City Savings and Loan Association to be between $3,570,000 and $4,830,000, which establishes the number of shares to be offered based upon a price of $10.00 per share. Subject to the approval of the Office of Thrift Supervision and the Indiana Department of Financial Institutions, the maximum number of shares to be offered may be increased to 555,450 shares. Based on these estimates, we are making the following offering of shares of common stock.



                                                                                                          Maximum,
                                                  Minimum           Midpoint            Maximum         As Adjusted

      o  Price Per Share:                             $10                $10                $10                 $10
      o  Number of Shares                         357,000            420,000            483,000             555,450
      o  Conversion Expenses                     $475,000           $475,000           $475,000            $475,000
      o  Net Proceeds to City Savings
             Financial Corporation             $3,095,000         $3,725,000         $4,355,000          $5,079,500
      o  Net Proceeds per share to
         City Savings Financial Corporation         $8.67              $8.87              $9.02               $9.14


Please refer to Risk Factors beginning on page 17 of this document.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Indiana Department of Financial Institutions nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Trident Securities, Inc. will use its best efforts to help City Savings Financial Corporation sell at least the minimum number of shares but does not guarantee this number will be sold. All funds received from subscribers will be held in an escrow savings account at The Michigan City Savings and Loan Association earning interest at its passbook rate, which is currently 2.50% per annum, until the completion or termination of the conversion. Trident Securities intends to apply for and maintain quotation of the common stock on the OTC "Electronic Bulletin Board."


This offering will end at 12:00 noon, Michigan City time, on December 12, 2001, and may be extended, under certain circumstances, to no later than December 18, 2003. If we fail to sell 357,000 shares by January 26, 2002, you will receive a prompt refund of your payment to us, plus interest, unless you affirmatively elect to continue your subscription through any extension period. You will not be able to revoke your subscription for common stock unless we extend the offering beyond January 26, 2002. Shares purchased by our management will count toward the number of shares sold in the conversion.

For information on how to subscribe, call the Stock Information Center at (219) 878-4838.


                               TRIDENT SECURITIES


                     A Division of McDonald Investments Inc.
                       Prospectus dated November ___, 2001

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Questions and Answers About the Stock Offering .........................       4
Summary ................................................................       7
Selected Consolidated Financial Data of
The Michigan City Savings and Loan Association .........................      11
Risk Factors ...........................................................      17
Proposed Purchases by Directors and Executive Officers .................      21
City Savings Financial Corporation .....................................      22
The Michigan City Savings and Loan Association .........................      22
Market Area ............................................................      22
Use of Proceeds ........................................................      23
Dividends ..............................................................      24
Market for the Common Stock ............................................      25
Competition ............................................................      25
Capitalization .........................................................      26
Pro Forma Data .........................................................      27
Regulatory Capital Compliance ..........................................      32
Management's Discussion and Analysis of
Financial Condition and Results of Operations of
The Michigan City Savings and Loan Association .........................      32
Business of The Michigan City Savings and Loan Association .............      42
Management of City Savings Financial Corporation .......................      60
Management of The Michigan City Savings and Loan Association ...........      60
Executive Compensation and Related Transactions of the Association .....      62
Regulation .............................................................      67
Taxation ...............................................................      78
The Conversion .........................................................      78
Restrictions on Acquisition of City Savings Financial Corporation ......      94
Description of Capital Stock ...........................................     100
Transfer Agent .........................................................     101
Registration Requirements ..............................................     101
Legal and Tax Matters ..................................................     101
Experts ................................................................     102
Changes in and Disagreements with Accountants on Accounting and
  Financial Disclosure..................................................     102
Additional Information .................................................     102



     This document contains forward-looking statements which involve risks and uncertainties. City Savings Financial Corporation's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" beginning on page 17 of this prospectus.

                                       MAP



[map of Indiana with LaPorte and Porter
Counties highlighted]

                                                     Main Office:

                                                     2000 Franklin Street
                                                     Michigan City, IN  46360


                                                     Branch Location:

                                                     101 East Michigan Avenue
                                                     Rolling Prairie, IN  46371

                 Questions and Answers About the Stock Offering

Q:   What is the purpose of the offering?

A: The offering means that you will have the opportunity to share in our future as a shareholder of the newly formed holding company named City Savings Financial Corporation which will own Michigan City Savings and Loan Association. The stock offering will increase our capital and the amount of funds available to us for lending and investment activities. This will give us greater flexibility to diversify operations and expand into other geographic markets if we choose to do so. As a stock savings association operating through a holding company structure, we will have the ability to plan and develop long-term growth and improve our future access to the capital markets. In addition, our shareholders might also receive dividends and benefit from any long-term appreciation of our stock price if our earnings are sufficient in the future.

Q:   How do I purchase the stock?


A: You must complete and return the Stock Order Form to us, together with your payment, on or before Noon, Michigan City time, on December 12, 2001.


Q.   How much stock may I purchase?

A: The minimum purchase is $250 (25 shares). No individual or individuals, through a single account, may purchase more than $50,000 (5,000 shares). Purchases cannot exceed $125,000 (12,500 shares) when made by any person or persons who may be acting together with you, such as your spouse or other relatives, or companies or trusts in which you have an interest. We may decrease or increase the maximum purchase limitation without notifying you.

     The following examples illustrate how these purchase limitations may apply to you.

     o If you hold more than one account at The Michigan City Savings and Loan Association, each in your individual capacity, you will be deemed to hold a single account and may only purchase up to 5,000 shares in the Subscription Offering.

     o If you have only one account at The Michigan City Savings and Loan Association held jointly with another person (such as your spouse), together you and that other person may only purchase up to 5,000 shares in the Subscription Offering.

     o If you and another person hold two joint accounts, you may each purchase up to 5,000 shares, subject to the overall maximum of 12,500 shares.

     o If you hold an IRA account, you may be eligible to purchase shares in addition to those included in the above examples.


     These examples do not address every situation and do not modify the purchase limitations included in the plan of conversion described in this prospectus. Due to the complexity of the rules governing the number of shares you may purchase, we encourage you to call the Stock Information Center at (219) 878-4838 if you have any questions.


     If we have a Community Offering, each purchaser may purchase up to 5,000 shares in that offering. However, your total purchases in the conversion may not exceed 12,500 shares (or $125,000).

     In certain instances, your purchase may be grouped together with purchases by other persons who are associated with you. We may increase or decrease the maximum purchase limitation. If the offering is oversubscribed, shares will be allocated based upon a formula.

Q:   What happens if there are not enough shares to fill all orders?

A: You might not receive any or all of the shares you want to purchase. If there is an over-subscription, the stock will be offered on a priority basis to the following persons:

     o Persons who had a deposit account with us on June 30, 2000. (City Savings Financial Corporation's employee stock ownership plan will have priority over such persons if more than 483,000 shares are sold, to the extent of any shares sold over 483,000 and up to the number of shares subscribed for by such plan). Any remaining shares will be offered to:

     o    The  employee  stock   ownership   plan  of  City  Savings   Financial
          Corporation. Any remaining shares will be offered to:

     o Persons who had a deposit account with us on September 30, 2001. Any remaining shares will be offered to:


     o    Other depositors of ours and our borrowers, as of October 31, 2001.


     If the above persons do not subscribe for all of the shares, the remaining shares will be offered to certain members of the general public in a Community Offering, with preference given to people who live in Porter and LaPorte Counties, Indiana.

Q: What particular factors should I consider when deciding whether or not to buy the stock?

A: Before you decide to purchase stock, you should read this prospectus. In particular, you should read and consider the Risk Factors section on pages 17 to 21 of this document.


Q.   Can the offering be extended?

A. Yes. If we do not receive sufficient orders, we can extend the offering beyond December 12, 2001. We must complete any offering to general members of the public by January 26, 2002 unless we receive regulatory approval to further extend the offering. No single extension can exceed 90 days, and the extensions may not go beyond December 18, 2003.

Q.   Can I change my mind after I place an order to subscribe for stock?

A. No. After we receive your order form and payment, you may not cancel or modify your order. However, if we extend the offering beyond January 26, 2002, you will be able to change or cancel your order. If you cancel your order, you will receive a prompt refund plus interest.


Q: As a depositor or borrower of The Michigan City Savings and Loan Association, what will happen if I do not purchase any stock?

A: You presently have voting rights while we are in the mutual form; however, once we convert to the stock form you will lose your voting rights unless you purchase stock. Even if you do purchase stock, your voting rights will depend on the amount of stock that you own and not on your deposit account or loan at The Michigan City Savings and Loan Association. You are not required to purchase stock. Your deposit account, certificate accounts and any loans you may have with us will not otherwise be affected by the conversion.

Q: Can I purchase stock on behalf of someone else who does not have an account or is not a borrower at The Michigan City Savings and Loan Association?

A: No. You may not transfer the subscription rights that you have as a depositor or borrower at The Michigan City Savings and Loan Association. You will be required to certify that you are purchasing shares solely for yourself and that you have no agreement or understanding with another person involving the transfer or sale of the shares that you purchase. We will not honor orders for shares of the common stock by anyone known to us to be a party to such an agreement and we will pursue all legal remedies against any person who is a party to such an agreement.

Q:   How may I pay for my shares of stock?

A: First, you may pay for stock by check, cash (only if presented in person) or money order. Interest will be paid by The Michigan City Savings and Loan Association on these funds at its passbook rate, which is currently 2.50% per annum, from the day the funds are received until the completion or termination of the conversion. Second, you may authorize us to withdraw funds from your savings account(s) or certificate(s) of deposit at The Michigan City Savings and Loan Association for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the conversion.

Q:   Can I purchase shares using funds in any IRA accounts I hold?

A: You may use your IRA to purchase shares; however, you must first establish a self-directed IRA using your IRA funds. Please call our stock center for more information.

Q: Who can help answer any other questions I may have about the stock offering?

A: In order to make an informed investment decision, you should read this entire document. After reading this document, if you have questions or need assistance, you should contact:


                            Stock Information Center
                 The Michigan City Savings and Loan Association
                              2000 Franklin Street
                          Michigan City, Indiana 46360
                                 (219) 878-4838

                                     Summary


     This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read carefully this entire document, including the consolidated financial statements and the notes to the consolidated financial statements of The Michigan City Savings and Loan Association.


The Companies

                       City Savings Financial Corporation
                              2000 Franklin Street
                          Michigan City, Indiana 46360
                                 (219) 879-5364

     City Savings Financial Corporation is not currently an operating company and has not engaged in any significant business to date. It was formed in September, 2001, as an Indiana corporation to be the holding company for The Michigan City Savings and Loan Association. The holding company structure will provide greater flexibility in terms of operations, expansion and diversification. See page 22.

                 The Michigan City Savings and Loan Association
                              2000 Franklin Street
                          Michigan City, Indiana 46360
                                 (219) 879-5364

     We  are  a  community-   and   customer-oriented   Indiana  mutual  savings
association. We provide financial services to individuals, families and small business. Historically, we have attracted deposits from the general public and have emphasized residential mortgage lending, primarily one- to four-family mortgage loans. We also offer commercial real estate loans, home equity, second mortgage loans and other consumer loans, real estate construction loans, commercial loans, automobile loans, land loans and multi-family residential loans. On June 30, 2001, we had total assets of $66.3 million, deposits of $59.0 million, and equity capital of $5.1 million. See page 22.

The Stock Offering

     City Savings Financial Corporation is offering for sale between 357,000 and 483,000 shares of its common stock at $10.00 per share. This offering may be increased to 555,450 shares without further notice to you if market or financial conditions change prior to the completion of this stock offering or if additional shares of stock are needed to fill the order of our employee stock ownership plan.

Stock Purchases


     City Savings Financial Corporation will offer shares of its common stock to our depositors who held deposit accounts as of certain dates and to our borrowers. The shares will be offered first in a Subscription Offering and any remaining shares may be offered in a Community Offering to members of the general public with preference given to residents of LaPorte and Porter Counties. See pages 83 to 91. We have engaged Trident Securities, a division of McDonald Investments Inc., to assist in the marketing of the common stock.


The Amount of Stock You May Purchase

     The minimum purchase is $250 (25 shares). No individual or individuals, through a single account, may purchase more than $50,000 (5,000 shares). If any of the following persons purchase stock, their purchases when combined with your purchases cannot exceed $125,000:

     o    relatives of you or your spouse living in your house

     o    accounts registered to the same address

     o companies, trusts or other entities in which you have an interest or hold a position

     o    other persons who may be acting together with you

     We may decrease or increase the maximum purchase limitation without notifying you.

Prohibition on Transfer of Subscription Rights

     You may not sell or assign your subscription rights. Any transfer of subscription rights is prohibited by law. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for yourself and that you have no agreement or understanding regarding the sale or transfer of shares. We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights. In addition, persons who violate the purchase limitations may be subject to sanctions and penalties imposed by the Office of Thrift Supervision.

The Offering Range and Determination of the Price Per Share


     The offering range is based on an independent appraisal of the pro forma market value of the common stock by Keller & Company, Inc., an appraisal firm experienced in appraisals of savings associations. Keller & Company, Inc. has estimated that, in its opinion, as of August 24, 2001, the aggregate pro forma market value of the common stock ranged between $3,570,000 and $4,830,000 (with a mid-point of $4,200,000). The appraisal was based in part upon our financial condition and operations and the effect of the additional capital raised by the sale of common stock in this offering. The $10.00 price per share was determined by our board of directors and is the price most commonly used in stock offerings involving conversions of mutual savings associations. If the pro forma market value of the common stock changes to either below $3,570,000 or above $5,554,500, we will notify you and provide you with the opportunity to modify or cancel your order. See pages 91 to 93.


Termination of the Offering


     The Subscription Offering will terminate at 12:00 noon, Michigan City time, on December 12, 2001. The Community Offering, if any, may terminate at any time without notice but no later than January 26, 2002, without approval by the Office of Thrift Supervision and the Indiana Department of Financial Institutions.


Benefits to Management from the Offering


     Our full-time employees will participate in our employee stock ownership plan, which is a form of retirement plan that will purchase 8% of the shares of City Savings Financial Corporation's common stock issued in the conversion. We also intend to implement a management recognition and retention plan (for 4% of the shares issued in the conversion) and a stock option plan (reserving 10% of the shares issued in the conversion) following completion of the conversion, which will benefit our officers and directors. We intend to buy shares under the recognition and retention plan on the open market. If we award shares under the stock option plan out of our authorized but unissued shares of common stock, your ownership and voting interests would be diluted by 9.1%, assuming the sale of 420,000 shares. Assuming the sale of 420,000 shares, net income per share would decrease by $.05, or 9.4%, and book value per share would decrease by $.89 or 4.5% if 42,000 shares are awarded from authorized but unissued shares under the stock option plan. If we award shares under the recognition and retention plan out of our authorized but unissued shares of common stock, your ownership and voting interests would be diluted by 3.9%, assuming the sale of 420,000 shares in the conversion. The management recognition and retention plan and stock option plan may not be adopted until at least six months after the conversion and are subject to shareholder approval and compliance with the regulations of the Office of Thrift Supervision. See page 65.

     We also have entered into a three-year employment contract with Thomas F. Swirski, our President and Chief Executive Officer, and a one-year employment contract with George L. Koehm, our Treasurer and Controller, in connection with the conversion which provide for annual salaries of $67,750 and $61,800, respectively, subject to increases by our board of directors. The employment contracts also provide for severance pay to Mr. Koehm in an amount up to his annual salary, and to Mr. Swirski in an amount up to three times his annual salary in the event their employment is terminated without cause following a change in control of City Savings Financial Corporation. See page 62.


Use of the Proceeds Raised from the Sale of Common Stock


     City Savings Financial Corporation will use all but $1,000,000 of the proceeds that remain after it pays expenses incurred in connection with the conversion to purchase all of the capital stock to be issued by The Michigan City Savings and Loan Association. City Savings Financial Corporation intends to use a portion of the $1,000,000 in proceeds which it will retain to make a loan to our employee stock ownership plan to fund its purchase of 8% of the common stock sold in the conversion. City Savings Financial Corporation will retain the balance of the $1,000,000 in net proceeds as a possible source of funds for the payment of dividends, if any, to shareholders, to repurchase shares of common stock in the future or for other general corporate purposes. City Savings Financial Corporation has no present plans to repurchase shares of common stock. The Michigan City Savings and Loan Association intends to use the proceeds it receives in the conversion to support its lending activities and for general corporate purposes. On a short-term basis, both City Savings Financial Corporation and the Association may invest the net proceeds that they retain in short- or intermediate-term investments. See pages 23 to 24.


Dividends


     City Savings Financial Corporation currently has not adopted a policy regarding the payment of dividends, if any, on its outstanding shares of common stock. The Michigan City Savings and Loan Association has adopted a policy of paying dividends to City Savings Financial Corporation in an amount permitted by applicable law. The board of directors of City Savings Financial Corporation intends to implement a policy of paying quarterly cash dividends following the completion of the conversion that will depend upon a number of factors. These factors include the amount of the net proceeds retained by City Savings Financial Corporation in the conversion and the investment opportunities available for those proceeds. Other factors include the financial condition and results of operations of City Savings Financial Corporation and The Michigan City Savings and Loan Association, tax considerations, statutory and regulatory limitations, capital requirements and general economic conditions. There can be no assurances that City Savings Financial Corporation will in fact pay dividends on the common stock, or that it will not in future periods reduce or eliminate any dividends that it elects to pay. See page 24.


Market for the Common Stock


     Trident Securities intends to apply for and maintain quotation for the common stock over-the-counter through the OTC "Electronic Bulletin Board." Since the size of the offering is relatively small, it is unlikely that an active and liquid trading market for the shares will develop and be maintained. The common stock may not be appropriate as a short-term investment. If you purchase shares, you may not be able to sell them when you want to at a price that is equal to or more than the price you paid. See page 24.


Important Risks in Owning City Savings Financial Corporation's Common Stock


     Before you decide to purchase stock in the offering, you should read the Risk Factors section on pages 17 to 21 to of this document.

                    Selected Consolidated Financial Data of
                 The Michigan City Savings and Loan Association

     The following selected consolidated financial data of The Michigan City Savings and Loan Association and its subsidiary is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements, including notes thereto, included elsewhere in this Prospectus.


                                                               At June 30,
                                                         -----------------------
                                                            2001          2000
                                                         ----------    ---------
                                                          (Dollars in Thousands)
Selected Financial Condition Data:
Total assets .........................................    $ 66,253      $ 58,314
Loans receivable .....................................      57,407        51,404
Allowance for loan losses ............................         423           181
Net loans receivable .................................      56,984        51,223
Cash and cash equivalents ............................       2,015         1,497
Securities available for sale ........................       4,655
Securities to be held to maturity ....................         432         3,894
Total borrowings......................................       1,670         3,262
Deposits .............................................      58,966        49,701
Equity capital - substantially restricted ............       5,103         4,889

Selected Operating Data:
Total interest income ................................    $  4,784      $  3,974
Total interest expense ...............................       2,932         2,358
                                                          --------      --------
   Net interest income ...............................       1,852         1,616
Provision for loan losses ............................         274            50
                                                          --------      --------
   Net interest income after provision for loan losses       1,578         1,566
                                                          --------      --------
Noninterest income:
   Service charges on deposit accounts ...............          50            40
   Commission income .................................         100            45
   Gain on sale of investments .......................                        88
   Other .............................................         162            88
                                                          --------      --------
     Total noninterest income ........................         312           261
                                                          --------      --------
Noninterest expense:
   Compensation and benefits .........................         833           718
   Occupancy and equipment ...........................         285           212
   Professional fees .................................          48            44
   Data processing ...................................         131           109
   Advertising .......................................          66            38
   Goodwill impairment ...............................          98
   Other .............................................         274           209
                                                          --------      --------
     Total noninterest expense .......................       1,735         1,328
                                                          --------      --------
Income before taxes ..................................         155           497
Income tax expense (benefit) .........................          (9)          195
                                                          --------      --------
         Net income ..................................    $    164      $    302
                                                          ========      ========

                                                                At June 30,
                                                           ---------------------
                                                             2001         2000
                                                           --------     --------
Supplemental Data:
Interest rate spread during period ....................      2.68%        2.72%
Net yield on interest-earning assets(1) ...............      3.05         3.09
Return on assets(2) ...................................      0.26         0.56
Return on equity(3) ...................................      3.25         6.40
Equity to assets(4) ...................................      7.70         8.38
Average interest-earning assets to average
  interest-bearing liabilities ........................    107.74       108.32
Nonperforming assets to total assets(4) ...............      1.68         0.54
Allowance for loan losses to total loans outstanding(4)      0.74         0.35
Allowance for loan losses to nonperforming loans(4) ...     45.05        82.27
Net charge-offs to average total loans outstanding ....      0.06         0.08
Other expenses to average assets(5)  ..................      2.75         2.44
Number of full service offices(4) .....................         2            2

----------------------------------
(1)  Net interest income divided by average interest-earning assets.
(2)  Net income divided by average total assets.
(3)  Net income divided by average total equity.
(4)  At end of period.
(5)  Other expenses divided by average total assets.

                               RECENT DEVELOPMENTS

     The following tables contain certain information concerning the financial position and results of operations of The Michigan City Savings and Loan Association at the date and for the periods indicated. The data presented at September 30, 2001 and 2000 and for the three month periods then ended are derived from unaudited condensed consolidated financial statements but, in the opinion of management, reflect all adjustments necessary to present fairly the results for these interim periods. These adjustments consist only of normal recurring adjustments. The information set forth below does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by, our financial statements and related notes beginning on page F-1. The results of operations for the three months ended September 20, 2001 are not necessarily indicative of the results of operations that may be expected for the year ended June 30, 2002.

                                                       At               At
                                                  September 30,      June 30,
                                                      2001             2001
                                                  -------------    ------------
                                                      (Dollars in Thousands)
SELECTED FINANCIAL DATA:
Total assets.....................................   $72,565          $66,253
Loans receivable, net............................    58,126           56,984
Cash and cash equivalents........................     7,054            2,015


   Securities:...................................
     Held to maturity............................       404              432
      Available for sale.........................     4,967            4,655


Deposits ........................................    64,087           58,966
Total borrowings.................................     2,670            1,670
Equity capital-substantially restricted..........    5,216             5,103


                                                        For the Three Months
                                                         Ended September 30,
                                                         2001         2000
                                                      ----------   ---------
                                                      (Dollars in Thousands)
SELECTED OPERATING DATA:
Total interest income................................   $1,226       $1,149
Total interest expense...............................      725          714
                                                      --------     --------

   Net interest income...............................      501          435
Provision (adjustment) for loan losses...............       55          (3)
                                                      --------     -------

Net interest income after provision for loan losses..      446          438
                                                      --------     --------

Noninterest income:
   Service charges on deposit accounts...............       22           11
   Commission income.................................       25           25
   Other noninterest income..........................       43           24
                                                      --------     --------

     Total noninterest income........................       90           60
                                                      --------     --------

Noninterest expense:
   Compensation and benefits.........................      219          204
   Other noninterest expense.........................      208          179
                                                      --------     --------

     Total noninterest expense.......................      427          383
                                                      --------     --------

Income before income taxes...........................      109          115

Income tax expense...................................       42           40
                                                      --------     --------

Net income........................................... $     67     $     75
                                                      ========     ========

                                                     At                At
                                                September 30,       June 30,
                                                    2001              2001
                                                -------------      ----------
SELECTED OPERATING DATA:
Number of:
   Mortgage loans outstanding..................     1,344             1,306
   Deposit accounts............................     5,548             5,178
         Full-service offices..................         2                 2


                                                      At or For the Three Months
                                                          Ended September 30,
                                                      --------------------------
                                                            2001         2000
                                                        ----------     --------
SELECTED FINANCIAL RATIOS AND OTHER DATA:
Performance ratios:
  Return on assets(1)........................                0.39%       0.49%
  Return on equity(2)).......................                5.18        6.07
  Average interest rate spread(3) ...........                2.74        2.58
  Interest rate spread at end of period......                2.66        2.36
  Net interest margin(4).....................                3.04        2.97
  Operating (noninterest) expense to average
     total assets............................                2.48        2.51
  Efficiency ratio(5)........................               79.66       76.91
  Average interest-earning assets to average
    interest-bearing liabilities ............              106.81      107.94

Capital Ratios:
  Tangible capital ratio                                     7.07        7.83
  Core capital ratio                                         7.07        7.83
  Risk-based capital ratio                                  12.61       12.92
  Ratio of average equity to average assets .                7.52        8.09

Asset Quality Ratios:
  Non-performing loans to total loans .......                2.09        1.00
  Allowance for loan losses to non-performing
    loans(6)                                                38.27       37.16
  Allowance for loan losses to total loans ..                0.80        0.37


----------------------------------
(1)  Net income divided by average total assets
(2)  Net income divided by average total equity
(3) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities
(4)  Net interest income as a percentage of average interest-earning assets
(5) Noninterest expense divided by the sum of net interest income and noninterest income (excluding gain on sale of securities).
(6) Nonperforming loans consist of nonaccrual loans and loans over ninety days past due.

Comparison of Financial Condition at September 30, 2001 and June 30, 2001

     Total assets increased $6.3 million or 9.5% to $72.6 million at September 30, 2001 from $66.3million at June 30, 2001. The growth in total assets was primarily due to an increase in cash and cash equivalents of $5.0 million and an increase in net loans receivable of $1.1 million. The growth in total assets was funded by an increase in deposits of $5.1 million and an increase in Federal Home Loan Bank Advances of $1.0 million. Deposit growth was largely due to a large deposit received from a local political subdivision during the quarter which matured shortly after September 30, 2001.

     Total equity at September 30, 2001 increased to $5.2 million as compared to $5.1 million at June 30, 2001. The change consisted of the Association's net income for the three months ended September 30, 2001 of $67,000 and an increase of $46,000 in the fair value of securities available for sale.

Comparison of Operating Results for the Quarter Ended September 30, 2001 and September 30, 2000

     General. Net income for the quarter ended September 30, 2001 was $67,000 compared to a net income of $75,000 for the quarter ended September 30, 2000. The decrease was primarily the result of an increase in the provision for loan losses and an increase in non-interest expenses. The increase in the provision for loan losses was primarily due to an increase in problem loans. The increase in the provision for loan losses and noninterest expenses were almost entirely offset by increases in net interest income and non-interest income.

     Interest Income. Interest income for the quarter ended September 30, 2001 increased $77,000 to $1.2 million compared to interest income for the quarter ended September 30, 2000. The increase was primarily the result of an increase in the average balance of interest earning assets to $65.9 million for the quarter ended September 30, 2001 from $58.5 million for the quarter ended September 30, 2000. The average yield earned on interest-earning assets decreased 41 basis points to 7.44% for the quarter ended September 30, 2001 from 7.85% for the same period last year.

     Interest Expense. Interest expense for the quarter ended September 30, 2001 was $725,000 compared to $714,000 for the quarter ended September 30, 2000, an increase of $11,000 or 1.5%. The increase in interest expense was primarily the result of an increase in the average balance of interest-bearing liabilities to $61.7 million for the quarter ended September 30, 2001 from $54.2 million for the quarter ended September 30, 2000. The increase in average deposits reflects management's strategy to more aggressively price for deposits to fund loan demand. The average cost of funds on interest-bearing liabilities decreased 57 basis points to 4.70% for the quarter ended September 30, 2001 from 5.27% for the same period last year.

     Net Interest Income. Net interest income of $501,000 for the quarter ended September 30, 2001 reflects an increase of $66,000 or 15.2% from the same period in 2000. The increase in net interest income was primarily the result of growth in the Association's interest-earning assets and an increase in the net interest spread to 2.74% for the quarter ended September 30, 2001 from 2.58% for the quarter ended September 30, 2000, as well as an increase in the net interest margin to 3.04% from 2.97% for the same period.

     Provision for Loan Losses. The Association's provision for loan losses for the quarter ended September 30, 2001 increased $58,000 to $55,000 from an adjustment of $3,000 for the quarter ended September 30, 2000 primarily due to an increase in problem loans. In evaluating the adequacy of loan loss allowances, management considers factors such as delinquency trends, portfolio composition, past loss experience and other factors such as general economic conditions. During the past year, the Association's level of nonperforming loans increased from $522,000 at September 30, 2000, to $1.2 million at September 30, 2001 and the percentage of nonperforming loans to total loans increased from 1.0% to 2.1% for the same respective time periods. The increase in nonperforming loans is due to several large loan relationships where the borrowers are experiencing cash flow problems. One is with a local real estate developer that has total outstanding loans with the Association of $402,000, collateralized primarily by first mortgages on one to four family housing units and the other is with a locally based low income housing not for profit agency that has total outstanding loans with the Association of $483,000 which are also collateralized primarily by single family housing units. At September 30, 2001 the allowance for loan losses to nonperforming loans was 38.3% as compared to 37.2% at September 30, 2000.

     Noninterest Income. Noninterest income for the quarter ended September 30, 2001was $90,000 compared to $60,000 for the quarter ended September 30, 2000, an increase of $30,000 or 50.0%. The increase in noninterest income was primarily the result of a $19,000 increase in other income and a $11,000 increase in service charges on deposit accounts. The increase in other income included an increase in loan fee income and an increase in ATM fees.

     Noninterest Expense. Noninterest expense for the quarter ended September 30, 2001 was $427,000 compared to $383,000 for the same period last year, an increase of $44,000 or 11.5%. The increase in noninterest expense was attributable to a $15,000 increase in compensation and benefits and a $29,000 increase in other expense. The increase in compensation expense was primarily due to staffing increases for the Association's wholly-owned subsidiary, City Savings Financial Services, Inc. The increase in other expense is due to increases in equipment and advertising expenses.

     Income Taxes. The Association recognized income tax expense of $42,000 for the quarter ended September 30, 2001, as compared to $40,000 for the quarter ended September 30, 2000, an increase in the effective tax rate from 34.8% to 38.5%

                                  Risk Factors

     In addition to the other information in this document, you should consider carefully the following risk factors in evaluating an investment in the common stock.

Recent Terrorist Attacks in the United States Could Harm the National Economy, Which Could Adversely Affect Our Business


     On September 11, 2001, terrorists carried out attacks that destroyed the World Trade Center in New York and badly damaged the Pentagon outside
Washington, D.C. These attacks may adversely affect the national and international economies because of the uncertainties that exist as to how the United States will respond and to whether additional attacks will be carried out. These uncertainties could increase the risk that the economy in the United States could move into a recession. If the economy moves into a recession resulting in higher unemployment and decreased economic activity, our business could be adversely affected. We are particularly susceptible to any downturn in the manufacturing industry, which historically has served as a primary employer in our market area, because substantially all of our real estate loans are secured by property in LaPorte and Porter counties. This impact could be somewhat mitigated by the recent development of vacation homes and the increasing importance of the service industry in our primary market area, which has increased the diversity of our local economy. A national or local weakening of the economy, however, could result in reduced deposits and borrowings, which could reduce our earnings.


Our Nonperforming Assets Have Increased in the Past Year, and May Continue to do so Following the Offering, Which May Result in Decreased Income


     During the year ended June 30, 2001, our nonperforming assets, which consist of nonperforming loans, foreclosed real estate and troubled debt restructurings, increased significantly. At June 30, 2001, $1.1 million, or 1.68% of our total assets were nonperforming, compared to $317,000, or .54% of our total assets at June 30, 2000. This increase is largely attributable to two loan relationships where the borrowers became more than 90 days delinquent on their loans. Our level of nonperforming loans increased by an additional amount of $100,000 during the quarter ended September 30, 2001 as the result of another borrower becoming more than 90 days delinquent on its loans with us. We generally prefer to work with borrowers to re-negotiate the terms of loans that have become delinquent rather than foreclose on the real estate that serves as collateral for their loans. Although we believe that the value of the real estate that serves as collateral for these nonperforming loans is adequate to protect us from any foreseeable loss, our net income could decrease if we are unable to successfully restructure these loans. See "Business of The Michigan City Savings and Loan Association - - Nonperforming and Problem Assets."


Increases in Our Allowance for Loan Losses Could Reduce Our Earnings


     We have maintained our allowance for loan losses based upon historical practice and in accordance with generally accepted accounting principles. We determine the adequacy of our allowance for loan losses based upon estimates that are particularly susceptible to significant changes in the economic environment and changes in market conditions. Thus, a weakening in the local or national economy would likely require us to increase our allowance for loan losses to account for the increased likelihood that we would experience losses from our loan portfolio. At June 30, 2001, our allowance for loan losses was $423,000, or 0.74% of total loans outstanding. We anticipate that the level of nonperforming assets in our portfolio will increase during the quarter ended September 30, 2001 and beyond, which will likely cause our allowance for loan losses to increase as well. At June 30, 2001, our ratio of allowances for loan losses to nonperforming loans was 45.0%. In addition, there can be no assurance that our allowance for loan losses will be adequate in the event of a protracted economic decline in our market area or that banking regulators, when reviewing our loan portfolio in the future, will not require us to increase our allowance for loan losses. In either event, any future increase in our allowance for loan losses would adversely affect earnings.

Decreased Return on Average Equity and Increased Expenses Immediately After Conversion Could Adversely Affect the Trading Price of Our Common Stock

     Return on average equity (net income divided by average equity) is a ratio commonly used to compare the performance of a savings association to its peers. For the years ended June 30, 2001 and 2000, our returns on average equity (on an annualized basis) were 3.25% and 6.37%, respectively. As a result of the conversion, our equity will increase substantially and our expenses will likely increase because of the costs associated with our employee stock ownership plan, proposed management recognition and retention plan, and the costs of being a public company. Our expenses will also increase from the anticipated opening of a new branch in Chesterton, Indiana, during the third quarter of calendar year 2002. Initially, we intend to invest the conversion proceeds in short-term investments, which generally have lower yields. Because of the increases in our equity and expenses, our return on equity is likely to decrease as compared to our performance in previous years. A lower return on equity could adversely affect the trading price of our shares.

     Assuming that the market value of the shares of common stock remains at $10.00 per share, that 420,000 shares of common stock are sold in the conversion, that an amount of stock equal to 4% of the shares issued in the conversion are awarded under the recognition and retention plan and that 8% of the shares issued in the conversion are issued to the employee stock ownership plan, we would incur expenses in connection with the recognition and retention plan in the aggregate amount of $168,000 over the 5-year period following shareholder approval of the recognition and retention plan. Using these assumptions, we would also incur expenses in connection with the employee stock ownership plan in the aggregate amount of $336,000 over the 15-year period commencing upon the effective date of the conversion. In each case, the actual expense will depend on the actual number of awards made under the plans, the number of shares issued in the conversion and the actual market value of the common stock. These factors cannot be determined at this time. We also expect to incur additional costs as a public company for such matters as mailing material to shareholders, holding an annual meeting and increased legal and accounting fees. We cannot estimate the amount of these expenses at this time, however. Because we expect the income we earn with the capital we receive in the conversion to exceed these increased expenses, we do not expect that these additional expenses will cause a material decrease in our annual net income from historical amounts.


Limited Market for Our Common Stock May Lower Market Price

     Even though we expect that the common stock will be listed for quotation on the OTC "Electronic Bulletin Board," there can be no guarantee that an active trading market will develop and be maintained. If an active market does not develop, you may not be able to sell your shares promptly or perhaps at all, or sell your shares at a price equal to or above the price you paid for the shares. The common stock may not be appropriate as a short-term investment. See "Market for the common stock."

Changes in Interest Rates Could Adversely Affect Our Earnings


     Our ability to make a profit, like that of most financial institutions, substantially depends upon our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as mortgage loans, and the interest expense we pay on our interest-bearing liabilities, such as deposits. Because interest rates on deposit liabilities generally re-price more quickly than the interest rates on fixed-rate loans, our net interest income generally improves during periods of declining interest rates and decreases during periods of rising interest rates. In an environment of decreasing interest rates, however, the average life of the loans and mortgage-backed securities in our portfolio may decrease as the result of borrowers refinancing their mortgage loans to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are not able to reinvest such prepayments at rates which are comparable to the rates that we previously earned on the prepaid loans or securities. Further, during periods of rapidly declining interest rates, our interest expense may adjust more slowly in the short term than our interest income because a majority of our deposit accounts consist of certificates of deposit that have fixed terms and generally higher interest rates than our other deposit products, while our adjustable-rate mortgage loans may adjust as frequently as every six months.


Our Stock Price May Decline

     The shares of common stock offered by this document are not savings accounts or deposits, are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or any other governmental agency, and involve investment risk, including the possible loss of principal. Due to recent events, increased market volatility and to other factors, including certain risk factors discussed in this document, we cannot assure you that, following the conversion, the trading price of our common stock will be at or above the initial per share offering price. Publicly traded stocks, including stocks of financial institutions, have recently experienced substantial market price volatility. These market fluctuations may be unrelated to the operating performance of particular companies whose shares are traded. The purchase price of our common stock in the Offering is based on the independent appraisal by Keller & Company. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, investor perceptions and general industry and economic conditions.

Insufficient Demand for Our Common Stock in the Conversion Could Make it Difficult for Us to Sell the Minimum Number of Shares of Common Stock

     Because our income depends to a large extent upon the spread between the interest rates we pay for deposits and the interest we earn on our loans, our stream of earnings relies to a large extent upon overall trends in interest rates. Due to uncertainty among investors as to interest rate trends and to the recent volatility in the stock market, many recent conversions of mutual savings associations to the stock form of ownership have encountered inconsistent and unpredictable subscription levels. In addition, the offering of common stock may compete with similar stock offerings by other converting mutual savings associations, which could reduce demand for the common stock. Because of these uncertainties, there can be no assurance that there will be sufficient demand to sell the minimum number of shares of common stock that we offer in the conversion.

Competition in Primary Market Area May Limit Our Growth and Profitability


     We face strong competition in our primary market area from state and national banks, state and federal savings associations, credit unions, and certain nonbanking consumer lenders. We also face competition from mutual funds and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources than are available to us and may offer services that we do not or cannot provide. This competitive environment for both loans and deposits may limit our ability to significantly increase our market share in our primary market area and to leverage quickly the net proceeds we receive in this offering. As a result, our return on equity in the near term is likely to be modest or could even decline from present levels because we likely would invest a large portion of the net proceeds of the offering in short- or intermediate-term investment securities. These types of investments generally carry a lower yield than residential mortgage loans. Any increase in the proportion of our assets consisting of these securities would adversely affect our asset yield and interest rate spread.


We Intend to Remain Independent Which May Mean You Will Not Receive a Premium for Your Common Stock

     We intend to remain independent for the foreseeable future. Because we do not plan on seeking possible acquirors, it is unlikely that we will be acquired in the foreseeable future. Accordingly, you should not purchase our common stock with any expectation that a takeover premium will be paid to you in the near term.

Our Stock Value May Suffer from Our Ability to Impede Potential Takeovers


     Provisions in City Savings Financial Corporation's articles of incorporation and bylaws, the corporation law of the state of Indiana, the Indiana Financial Institutions Act, and certain federal regulations may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt which our management opposes. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current board of directors or management of City Savings Financial Corporation, or the appointment of new directors to the board, more difficult. For example, City Savings Financial Corporation's by-laws provide that directors must be residents of LaPorte or Porter Counties, Indiana, must have maintained a deposit or loan relationship with us for at least nine months and, with respect to a non-employee director (or in the case of existing directors, prior to September 20, 2001), must have served as a member of a civic or community organization in LaPorte or Porter County for at least 12 months in the five-year period prior to being nominated to the board. City Savings Financial Corporation's board may waive one or more of these requirements for new directors appointed in connection with the acquisition of another financial institution or the acquisition or opening of a new branch. Further restrictions include: restrictions on the acquisition of City Savings Financial Corporation's equity securities and limitations on voting rights; the classification of the terms of the members of the board of directors; certain provisions relating to meetings of shareholders; denial of cumulative voting by shareholders in the election of directors; the issuance of preferred stock and additional shares of common stock without shareholder approval; and super majority provisions for the approval of certain business combinations. These provisions may adversely affect the trading price of our stock. See "Restrictions on Acquisition of City Savings Financial Corporation."


Expected  Voting  Control by  Directors  and  Officers  Could  Impede  Potential
Takeovers


     Our directors and executive officers intend to subscribe for 45,550 shares of common stock which, at the midpoint of the Estimated Valuation Range, would constitute 10.9% of the outstanding shares. These shares purchased by our management will count toward the minimum number of shares we must sell in this offering. When aggregated with the shares of common stock our executive officers and directors expect to acquire through the stock option plan and recognition and retention plan, subject to shareholder approval at the first shareholder meeting following the conversion, our executive officers and directors would own approximately 104,350 shares of common stock, or 22.6% of the outstanding shares at the midpoint of the Estimated Valuation Range (assuming that shares issued pursuant to the recognition and retention plan are acquired on the open market and shares issued pursuant to the stock option plan are issued from authorized but unissued shares). This ownership of common stock by our management could make it difficult to obtain majority support for shareholder proposals which are opposed by management. In addition, by voting these shares, our management could likely block the approval of transactions requiring the approval of 80% or more of the shareholders. Examples of transactions that could be blocked include certain business combinations or amendments to our articles of incorporation. See "Proposed Purchases by Directors and Executive Officers," "Executive Compensation and Related Transactions of the Association," "Description of Capital Stock," and "Restrictions on Acquisition of City Savings Financial Corporation."


Our Employee Stock Benefit Plans may Dilute Your Ownership Percentage

     If the conversion is completed and shareholders approve the recognition and retention plan and stock option plan, we intend to issue shares to our officers and directors through these plans. It is anticipated that shares for the recognition and retention plan will be acquired on the open market. If the shares for the stock option plan are issued from our authorized but unissued stock, your voting control could be diluted by up to approximately 9.1% at the midpoint of the Estimated Valuation Range. In such case, the trading price of our common stock may be reduced. See "Pro Forma Data" and "Executive Compensation and Related Transactions of the Association."

A Delay in Completing the Conversion Could Significantly Increase Our Costs

     Although we expect to complete the conversion within the time periods indicated in this prospectus, it is possible that adverse market, economic or other factors could significantly delay the completion of the conversion, which could significantly increase our conversion costs. In this case, however, you would have the right to modify or rescind your subscription and to have your subscription funds returned to you promptly, with interest. In the event that the conversion is not completed, we will remain a mutual savings association, and all subscription funds will be promptly returned to subscribers, with interest. See "The Conversion."

A Determination by the Internal Revenue Service that Subscription Rights are Taxable Could Increase Your Taxable Income

     If the Internal Revenue Service were to determine that the subscription rights offered to you in connection with the conversion have an ascertainable value, your exercise of your subscription rights could result in the recognition of taxable income. In the opinion of Keller & Company, Inc., however, the subscription rights do not have an ascertainable fair market value. See "The Conversion -- Principal Effects of Conversion -- Tax Effects."

             PROPOSED PURCHASES BY DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth the intended purchases of common stock by each director and executive officer of The Michigan City Savings and Loan Association and their associates in the conversion. All directors and executive officers will pay the same purchase price of $10.00 per share as all subscribers and will be subject to the same terms and conditions. In addition, directors and executive officers may not re-sell the shares of common stock that they purchase in the conversion for at least one year from the date of the conversion. All shares will be purchased for investment purposes and not for purposes of resale. The table assumes that 420,000 shares (the midpoint of the estimated value range) of the common stock will be sold at $10.00 per share. Shares purchased by management will count towards the minimum number of shares that we must sell in this offering.



                                                        Aggregate               Total
                                                        Price of            Shares Proposed
                                                        Intended            to be Subscribed         Percent
Name                       Position                     Purchases               For (1)            of Shares (2)
------------------------   ---------------------------  -----------      -----------------------    -------------
Richard G. Cook            Director                     $     500                     50               0.01%
Terrance G. Morse          Director                     $  30,000                  3,000               0.71%
Mark T. Savinski           Director                     $  50,000                  5,000               1.19%
Bruce W. Steinke           Chairman                     $ 125,000                 12,500               2.98%
Thomas F. Swirski          Director, President and      $ 125,000                 12,500               2.98%
                             Chief Executive
                             Officer
George L. Koehm            Treasurer and                $ 125,000                 12,500               2.98%
                             Controller
All Directors and                                       $ 455,500                 45,550              10.85%
   Executive Officers
   as a group (6 persons)(3)

---------------------
(1) Does not include shares subject to stock options which may be granted under the stock option plan, or shares which may be awarded under the recognition and retention plan.
(2)  Based upon the midpoint of the Estimated Valuation Range of 420,000 shares.
(3) Assuming that all shares awarded under the recognition and retention plan are purchased on the open market and all shares subject to stock options are issued from authorized but unissued shares, and upon (i) the full vesting of the restricted stock awards to directors and executive officers contemplated under the recognition and retention plan during the first year following the conversion and (ii) the exercise in full of all options expected to be granted to directors and executive officers under the stock option plan during the first year following the conversion, all directors and executive officers as a group would beneficially own 95,530 shares (24.3%), 104,350 shares (22.6%), 113,170 shares (21.3%), and 123,313 shares
     (20.2%) upon sales at the minimum, midpoint, maximum, and 15% above the maximum of the Estimated Valuation Range, respectively. See "Executive Compensation and Related Transactions of Michigan City -- Recognition And Retention Plan" and "-- Stock Option Plan."

                       CITY SAVINGS FINANCIAL CORPORATION

     City Savings Financial Corporation was formed in September 2001 as an Indiana corporation to be the holding company for The Michigan City Savings and Loan Association. City Savings Financial Corporation has not engaged in any significant business to date and, for that reason, its financial statements are not included herein. Prior to the closing of the conversion, City Savings Financial Corporation must receive approval from the Office of Thrift Supervision to become a savings and loan holding company through the acquisition of all of the capital stock of The Michigan City Savings and Loan Association to be issued upon completion of the conversion. Although such approval has not yet been received from the Office of Thrift Supervision, City Savings Financial Corporation has no reason to believe such approval will not be provided before the end of 2001.

     City Savings Financial Corporation intends to retain $1,000,000 of the net conversion proceeds after payment of expenses incurred in connection with the conversion. Under current law, the holding company structure will provide City Savings Financial Corporation with greater flexibility than the Association to diversify its business activities, either through newly-formed subsidiaries or through acquisitions. City Savings Financial Corporation has no present plans regarding diversification, acquisitions or expansion, however. City Savings Financial Corporation initially will not conduct any active business and does not intend to employ any persons other than its officers, although it may utilize the Association's support staff from time to time.

     The office of City Savings Financial Corporation is located at 2000 Franklin Street, Michigan City, Indiana 46360. The telephone number is (219) 879-5364.

                 THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION

     We have operated for more than 115 years as an independent, community-oriented savings association. We were originally organized in 1885, located in Michigan City, Indiana. We currently conduct our business from two full-service offices located in LaPorte County, Indiana, with our main office located in Michigan City. We offer a variety of lending, deposit and other financial services to our retail and commercial customers.

     We attract deposits from the general public and originate mortgage loans, most of which are secured by one- to four-family residential real property in LaPorte County. We also offer commercial real estate loans, home equity, second mortgage loans and other types of consumer loans, real estate construction loans, commercial loans, automobile loans, land loans and multi-family residential loans. We derive most of our funds for lending from deposits of our customers, which consist primarily of certificates of deposit, demand accounts and savings accounts.

     We have attained our strong capital position by focusing primarily on one- to four-family residential real estate mortgage lending in LaPorte County, Indiana and, to a limited extent, in other nearby counties. At June 30, 2001, we had total assets of $66,253,000, deposits of $58,966,000 and equity capital of $5,103,000, or 7.70% of assets. For the fiscal year ended June 30, 2001, we had net income of $164,000, a return on assets of 0.26% and a return on equity of 3.25%.

                                  MARKET AREA

     Our primary market area is LaPorte and Porter Counties, Indiana. Our main office is located in Michigan City, which is located in LaPorte County in Northwestern Indiana. Michigan City is located 60 miles southeast of Chicago, Illinois, and 50 miles northwest of South Bend, Indiana. We also have an office in Rolling Prairie, Indiana, which is approximately 12 miles east of Michigan City. Most of our deposits and lending activities come from individuals residing in, and entities located in LaPorte County.

     LaPorte County had a population of 110,106 in 2000, representing growth of 2.8% from the 1990 population of 107,066. The per capita income for LaPorte County was $20,638 in 2000, compared to a per capita income for all of Indiana of $21,043 and for the United States of $22,162. The unemployment rate was 3.8% in LaPorte County, compared to an unemployment rate in Indiana of 3.2% and a national unemployment rate of 4.0%.

     Over the past several years, the economy in our primary market area has shifted from relying primarily on the manufacturing sector (and in particular, the steel industry) to relying upon a more diversified mix of manufacturing, services, and the wholesale/retail industry. In addition, the area of LaPorte County near to Lake Michigan has, over the past several years, been developed as a residential and vacation area. While the economy in our market area remains susceptible to general downturns in the economy due to the continuing presence of manufacturing as a leading employer group, this effect may be somewhat mitigated by the diversification of the economy in our market area.

     The primary employers in our market area include Porter Memorial Hospital, Blue Chip Casino, Michigan City Area Schools, Valparaiso University and Emerson Power Transmission. In 1990, the major source of employment by industry group, based on number of employees, for the market area overall was the services industry at 32.0%, the manufacturing industry at 26.8%, and the wholesale/retail trade industry at 20.6%. In 1997, the services industry employed 36.8% of the employees in our primary market area, the manufacturing industry grew to 36.6% and the wholesale/retail group grew to 25.1%.

                                USE OF PROCEEDS


     City Savings Financial Corporation will retain $1,000,000 of the net proceeds from the offering, after payment of expenses incurred in connection with the conversion, and will use the balance of the proceeds to purchase all of the capital stock issued by the Association in connection with the conversion. A portion of the net proceeds to be retained by City Savings Financial Corporation will be loaned to our employee stock ownership plan to fund its purchase of 8% of the shares of City Savings Financial Corporation sold in the conversion. On a short-term basis, the balance of the net proceeds retained by City Savings Financial Corporation initially may be invested in cash and short-term investments. City Savings Financial Corporation may also use the proceeds as a source of funds to pay dividends, if any, to shareholders or to repurchase shares of common stock, although it may not repurchase shares for one year following the conversion. Neither the Association nor City Savings Financial Corporation will take any action to further the payment of a return of capital dividend for one year following the conversion.


     The Michigan City Savings and Loan Association intends to use a portion of the net proceeds that it receives from City Savings Financial Corporation to support its lending activities. The Association also intends to use a portion of the net proceeds to open a new branch office in Chesterton, Indiana, which we anticipate will open in the third quarter of 2002. The Association may also use a portion of the net proceeds to fund the purchase of up to 4% of the shares for the recognition and retention plan which we anticipate will be adopted by our board following the conversion, subject to shareholder approval. We anticipate that the Association will use the remainder of the net proceeds that it receives for general corporate purposes, including the possible repayment of Federal Home Loan Bank advances or purchase of mortgage-backed securities. On an interim basis, we may use some of the net proceeds to invest in short- or intermediate-term U.S. government securities and other federal agency securities. See "Business of The Michigan City Savings and Loan Association -- Investments."

     The following table shows estimated gross and net proceeds based upon shares of common stock being sold in the conversion at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range.

                                                                                      15% Above
                                  Minimum,          Midpoint,        Maximum,          Maximum,
                                  357,000           420,000          483,000           555,450
                                   Shares            Shares           Shares            Shares
                               Sold at Price     Sold at Price     Sold at Price     Sold at Price
                                 of $10.00         of $10.00         of $10.00       of $10.00 (1)
                               -------------     -------------     -------------     -------------
                                                        (Dollars in thousands)
Gross Proceeds ...............     $3,570            $4,200             $4,830           $5,555
Less:
  Estimated Underwriting
  Commissions and Other
  Expenses(2) ................        475               475                475              475
                                   ------            ------             ------           ------
Estimated net conversion
  proceeds(2) ................      3,095             3,725              4,355            5,080
Purchase by Holding Company of
  100% of Capital Stock of
  the Association ............      2,095             2,725              3,355            4,080
                                   ------            ------             ------           ------
Net proceeds retained by
  Holding Company ............     $1,000            $1,000             $1,000           $1,000
                                   ======            ======             ======           ======

--------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription Offering and the Community Offering, if any.
(2) In calculating estimated net conversion proceeds, it has been assumed that no sales will be made through selected dealers.

     The actual net proceeds may differ from the estimated net proceeds calculated above for various reasons, including variances in the actual amount of legal and accounting expenses incurred in connection with the conversion, commissions paid for sales made through other dealers, and the actual number of shares of common stock sold in the conversion. Any variance in the actual net proceeds from the estimates provided in the table above is not expected to be material.

                                   DIVIDENDS


     Although City Savings Financial Corporation has not established a dividend policy, City Savings Financial Corporation's management intends to implement a policy regarding the payment of cash dividends on the common stock following the conversion. Dividends, when and if paid, will be subject to determination and declaration by the board of directors in its discretion, which will take into account City Savings Financial Corporation's consolidated financial condition and results of operations, tax considerations, industry standards, economic conditions, capital levels, regulatory restrictions on dividend payments by us to City Savings Financial Corporation, general business practices and other factors. The Association and City Savings Financial Corporation have committed to the Office of Thrift Supervision that they will not take any action toward paying a return of capital dividend for one year following the conversion. In any event, there can be no assurance that dividends will be paid, or, if paid, will continue to be paid. See "Regulation -- Savings Association Regulatory Capital" and "-- Dividend Limitations."

     City Savings Financial Corporation is not subject to regulatory restrictions of the Office of Thrift Supervision or of the Indiana Department of Financial Institutions on the payment of dividends to its shareholders, although the source of such dividends depends in part upon the receipt of dividends from the Association and the payment of dividends by the Association is subject to various federal and Indiana law restrictions, see "Regulation -- Dividend Limitations." City Savings Financial Corporation is subject, however, to the requirements of Indiana law, which generally limit the payment of dividends to amounts that will not affect the ability of City Savings Financial Corporation, after the dividend has been distributed, to pay its debts in the ordinary course of business and that will not exceed the difference between City Savings Financial Corporation's total assets and total liabilities plus preferential amounts payable to shareholders with rights superior to those of the holders of common stock.


     In addition to the foregoing, the portion of the Association's earnings which has been appropriated for bad debt reserves and deducted for federal income tax purposes cannot be used to pay cash dividends to City Savings Financial Corporation without the payment of federal income taxes by the
Association at the then current income tax rate on the amount deemed distributed, which would include the amount of any federal income taxes attributable to the distribution. See "Taxation -- Federal Taxation" and the Notes to the Consolidated Financial Statements at page F-8. We do not contemplate any distribution by the Association that would result in a recapture of our bad debt reserve or otherwise create federal tax liabilities.

                          MARKET FOR THE COMMON STOCK


     City Savings Financial Corporation has never issued common stock to the public. Consequently, there is no established market for the common stock. Trident Securities intends to apply for and maintain quotation of the common stock over-the-counter on the OTC "Electronic Bulletin Board" upon the successful closing of the offering, and City Savings Financial Corporation intends to request that Trident Securities undertake to match offers to buy and offers to sell the common stock. There can be no assurance that timely or accurate quotations will be available on the OTC "Electronic Bulletin Board."


     The existence of a public trading market will depend upon the presence in the market of both willing buyers and willing sellers at any given time. The presence of a sufficient number of buyers and sellers at any given time is a factor over which neither City Savings Financial Corporation nor any broker or dealer has control. Although the shares issued in the conversion are expected to be traded on the OTC "Electronic Bulletin Board," there can be no guarantee that an active or liquid trading market for the common stock will be developed and be maintained. Further, the absence of an active and liquid trading market may make it difficult to sell the common stock and may have an adverse effect on the price of the common stock. Purchasers should consider the potentially illiquid and long-term nature of their investment in the shares offered hereby.

     The aggregate price of the common stock is based upon an independent appraisal of the pro forma market value of the common stock. However, there can be no assurance that an investor will be able to sell the common stock purchased in the conversion at or above the Purchase Price.

                                  COMPETITION

     We originate most of our loans to and accept most of our deposits from residents of LaPorte County, Indiana. We are subject to competition from various financial institutions, including state and national banks, state and federal savings associations, credit unions, and certain nonbanking consumer lenders that provide similar services in those counties with significantly greater resources than are available to us. There are 19 other financial institutions in LaPorte County including nine banks, nine credit unions and one other savings associations. We also compete with money market funds with respect to deposit accounts and with insurance companies with respect to individual retirement accounts.

     The primary factors influencing competition for deposits are interest rates, service and convenience of office locations. We compete for loan originations primarily through the efficiency and quality of the services that we provide borrowers and through interest rates and loan fees charged. Competition is affected by, among other things, the general availability of lendable funds, general and local economic conditions, current interest rate levels, and other factors that we cannot readily predict.

                                 CAPITALIZATION

     The following table presents our historical capitalization at June 30, 2001, and the pro forma consolidated capitalization of City Savings Financial Corporation as of that date, giving effect to the sale of common stock offered by this prospectus based on the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range and subject to the other assumptions set forth below. The pro forma data set forth below may change significantly at the time City Savings Financial Corporation completes the conversion due to, among other factors, a change in the Estimated Valuation Range or a change in the current estimated expenses of the conversion. If the Estimated Valuation Range changes so that between 357,000 and 555,450 shares are not sold in the conversion, subscriptions will be returned to subscribers who do not affirmatively elect to continue their subscriptions during the offering at the revised Estimated Valuation Range.

                                                                             At June 30, 2001
                                                ---------------------------------------------------------------
                                                                             Pro Forma Holding Company
                                                                             Capitalization Based on Sale of
                                                              -------------------------------------------------
                                                               357,000       420,000      483,000      555,450
                                                               Shares        Shares       Shares       Shares
                                                               Sold at       Sold at      Sold at      Sold at
                                                Association   Price of      Price of     Price of     Price of
                                                Historical     $10.00        $10.00       $10.00     $10.00 (1)
                                              -------------- ----------    ----------   ----------   ----------
                                                                    (Dollars in thousands)
Deposits (2)                                       $58,966      $58,966      $58,966      $58,966      $58,966
                                                   =======      =======      =======      =======      =======
Federal Home Loan Bank advances                   $  1,670     $  1,670     $  1,670     $  1,670     $  1,670
                                                  ========     ========     ========     ========     ========
Equity Capital:
   Preferred stock, without par value,
     2,000,000 shares authorized,
     none issued
   Common stock, without par value,
     20,000,000 shares authorized:
     sold in the conversion (3)                                $  3,095     $  3,725     $  4,355     $  5,080
   Equity capital and net unrealized gain
     on securities available for sale  (4)        $  5,103     $  5,103     $  5,103     $  5,103     $  5,103
   Common stock acquired by
     employee stock ownership plan (5)                             (286)        (336)        (386)        (444)
   Common stock acquired by the
     recognition and retention plan (6)                            (143)        (168)        (193)        (222)
                                             -------------   ----------   ----------   ----------   ----------
Equity Capital                                    $  5,103     $  7,769     $  8,324     $  8,879     $  9,517
                                                  ========     ========     ========     ========     ========


---------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription Offering and Community Offering, if any.
(2) Excludes accrued interest. Withdrawals from deposit accounts for the purchase of common stock are not reflected. Such withdrawals will reduce pro forma deposits by the amount thereof.
(3) The number of shares to be issued in the conversion may be increased or decreased based on market and financial conditions prior to the completion of the conversion. Assumes estimated expenses of $475,000 at each level of the Estimated Valuation Range. See "Use of Proceeds."
(4) Equity capital is substantially restricted. See Notes to the Association's Consolidated Financial Statements. See also "The Conversion -- Principal Effects of Conversion -- Effect on Liquidation Rights." Equity capital does not reflect the federal income tax consequences of the restoration to income of the Association's special bad debt reserve for income tax purposes which would be required in the unlikely event of a liquidation or if a substantial portion of equity capital were otherwise used for a purpose other than absorption of bad debt losses and are required as to post-1987 reserves under a recently enacted law. See "Taxation -- Federal Taxation."
(5) Assumes purchases by the employee stock ownership plan of a number of shares equal to 8% of the shares sold in the conversion. The funds used to acquire the employee stock ownership plan shares will be borrowed from City Savings Financial Corporation. See "Use of Proceeds." The Association intends to make contributions to the employee stock ownership plan sufficient to service and ultimately retire its debt. The common stock acquired by the employee stock ownership plan is reflected as a reduction of equity capital. See "Executive Compensation and Related Transactions of the Association -- Employee Stock Ownership Plan and Trust."
(6) Assuming the receipt of shareholder approval, City Savings Financial Corporation intends to implement the recognition and retention plan. Assuming such implementation, the recognition and retention plan will purchase an amount of shares equal to 4% of the common stock sold in the conversion. Such shares may be purchased from authorized but unissued shares or on the open market. City Savings Financial Corporation currently intends that the recognition and retention plan will purchase the shares on the open market. Under the terms of the recognition and retention plan, assuming it is adopted within one year of the conversion, shares will vest at the rate of 20% per year. The common stock to be purchased by the recognition and retention plan represents unearned compensation and is, accordingly, reflected as a reduction to pro forma equity capital. As shares of the common stock granted pursuant to the recognition and retention plan vest, a corresponding reduction in the charge against capital will occur. In the event that authorized but unissued shares are acquired, the interests of existing shareholders will be diluted. Assuming that 420,000 shares of common stock are issued in the conversion, the midpoint of the estimated valuation range, and that all awards under the recognition and retention plan are from authorized but unissued shares, City Savings Financial Corporation estimates that the per share book value for the common stock would be diluted $.76 per share, or 3.8% on a pro forma basis as of June 30, 2001. The dilution would be $.84 per share (3.9%) and $.70 per share (3.8%) at the minimum and maximum levels, respectively, of the estimated valuation range on a pro forma basis as of June 30, 2001.


                                 PRO FORMA DATA

     We estimate that we will receive net conversion proceeds in an amount ranging from $2.7 million to $4.4 million. This estimate assumes (i) that all shares of common stock are sold in the Subscription Offering and (ii) that the employee stock ownership plan acquires 8% of the shares of common stock sold in the conversion. The following tables set forth the pro forma combined consolidated net income of City Savings Financial Corporation for the year ended June 30, 2001, as though the conversion offering had been consummated at the beginning of that period and the investable net proceeds had been invested at 3.86% for the year ended June 30, 2001. The actual net proceeds to City Savings Financial Corporation from the sale of common stock cannot be determined until the conversion is completed. Office of Thrift Supervision regulations specify that the pro forma yield on net proceeds be calculated as the arithmetic average of the average yield on The Michigan City Savings and Loan Association's interest-earning assets and the average cost of deposits. The Association did not use this methodology to calculate pro forma yield, however, and instead assumed a yield based on one-year U.S. government securities. This latter methodology more accurately reflects the Association's and City Savings
Financial Corporation's intent to invest the net proceeds initially in U.S. government securities. The pro forma after-tax return for City Savings Financial Corporation on a consolidated basis is assumed to be 2.32% for the year ended June 30, 2001, after giving effect to (i) the yield on investable net proceeds from the conversion offering and (ii) adjusting for taxes using a federal statutory tax rate of 34% and a net state statutory income tax rate of 6%. Historical and per share amounts have been calculated by dividing historical amounts and pro forma amounts by the indicated number of shares of common stock, as adjusted to give effect to the shares purchased by the employee stock ownership plan, assuming that such number of shares had been outstanding during each of the entire periods.

     Book value represents the difference between the stated amount of consolidated assets and consolidated liabilities of City Savings Financial Corporation computed in accordance with generally accepted accounting principles. Book value does not necessarily reflect current market value of assets and liabilities, or the amounts, if any, that would be available for distribution to shareholders in the event of liquidation. See "The Conversion -- Principal Effects of Conversion -- Effect on Liquidation Rights." Book value also does not reflect the federal income tax consequences of the restoration to income of our special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation or if a substantial portion of retained earnings were otherwise used for a purpose other than absorption of bad debt losses. See "Taxation -- Federal Taxation." Pro forma book value includes only net proceeds from the conversion offering as though it occurred as of the indicated dates and does not include earnings on the proceeds for the periods then ended.

     The pro forma book values at the dates indicated should not be considered as reflecting the potential trading value of City Savings Financial Corporation's stock. There can be no assurance that an investor will be able to sell the common stock purchased in the conversion at prices within the range of the pro forma book values of the common stock or at or above the Purchase Price. The pro forma net income derived from the assumptions set forth above should not be considered indicative of the actual results of operations of City Savings Financial Corporation that would have been attained for any period if the conversion had been actually consummated at the beginning of such periods and the assumptions regarding investment yields should not be considered indicative of the actual yield expected to be achieved during any future period. Actual conversion expenses may vary from the estimates set forth below. In addition, the following tables do not reflect withdrawals from deposit accounts for the purchase of common stock. Such withdrawals will reduce pro forma deposits by the amount thereof.


                                                                 At or for the Year Ended June 30, 2001
                                                      ---------------------------------------------------------
                                                         357,000         420,000       483,000         555,450
                                                         Shares          Shares        Shares        Shares (1)
                                                         Sold at         Sold at       Sold at         Sold at
                                                       $10.00 Per      $10.00 Per    $10.00 Per      $10.00 Per
                                                          Share           Share         Share           Share
                                                       ----------      ----------    ----------      ----------
                                                                (Dollars in thousands, except share data)
Gross proceeds                                            $3,570          $4,200        $4,830          $5,555
Less offering expenses                                      (475)           (475)         (475)           (475)
                                                          -------         ------        ------          ------
Estimated net conversion proceeds (2)                      3,095           3,725         4,355           5,080
   Less:
     Common stock acquired by employee
       stock ownership plan (3)                             (286)           (336)         (386)           (444)
     Common stock acquired by the recognition
       and retention plan (4)                               (143)           (168)         (193)           (222)
                                                          -------         ------        ------          ------
Investable net proceeds                                   $2,666          $3,221        $3,776          $4,414
                                                          ======          ======        ======          ======
Consolidated net income:
   Historical                                            $   164         $   164       $   164         $   164
   Pro forma income on investable net proceeds (5)            62              75            87             102
   Pro forma employee stock ownership plan
     adjustment (3)                                          (11)            (13)          (15)            (18)
   Pro forma recognition and retention plan
     adjustment (4)                                          (17)            (20)          (23)            (27)
                                                          -------         ------        ------          ------
   Pro forma net income                                  $   198         $   206       $   213         $   221
                                                         =======         =======       =======         =======
Consolidated net income per share (7)(8):
     Historical                                          $  0.49         $  0.42         $0.37           $0.32
   Pro forma income on investable net proceeds              0.19            0.19          0.19            0.20
   Pro forma employee stock ownership plan
     adjustment (3)                                        (0.03)          (0.03)        (0.03)          (0.04)
   Pro forma recognition and retention plan
     adjustment (4)                                        (0.05)          (0.05)        (0.05)          (0.05)
                                                          -------         ------        ------          ------
   Pro forma net income per share                        $  0.60         $  0.53       $  0.48         $  0.43
                                                         =======         =======       =======         =======
Consolidated book value (6) :
   Historical                                             $5,103          $5,103        $5,103          $5,103
   Estimated net conversion  proceeds (2)                  3,095           3,725         4,355           5,080
   Less:
     Common stock acquired by employee
       stock ownership plan (3)                             (286)           (336)         (386)           (444)
     Common stock acquired by the recognition
       and retention plan (4)                               (143)           (168)         (193)           (222)
                                                          -------         ------        ------          ------
   Pro forma book value                                   $7,769          $8,324        $8,879          $9,517
                                                          ======          ======        ======          ======
Consolidated book value per share (6)(8):
   Historical                                             $14.29          $12.15        $10.56         $  9.19
   Estimated net conversion proceeds                        8.67            8.87          9.02            9.14
   Less:
     Common stock acquired by the employee
       stock ownership plan (3)                            (0.80)          (0.80)        (0.80)          (0.80)
     Common stock acquired by the recognition
       and retention plan (4)                              (0.40)          (0.40)        (0.40)          (0.40)
                                                          -------         ------        ------          ------
   Pro forma book value per share                         $21.76          $19.82        $18.38          $17.13
                                                          ======          ======        ======          ======
Offering price as a percentage of pro forma book
    value per share                                        45.96%          50.45%        54.38%          58.38%
                                                           =====           =====         =====           =====
Ratio of offering price to pro forma net income
   per share                                               16.67x          18.87x        20.83x          23.26x
                                                           =====           =====         =====           =====
Number of shares used in calculating net income
   per share (7)                                         330,344         388,640       446,936         513,976
                                                         =======         =======       =======         =======
Number of shares used in calculating book value          357,000         420,000       483,000         555,450
                                                         =======         =======       =======         =======


----------------------------------
(Footnotes on next page)

(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% to reflect changes in market and financial conditions following commencement of the Subscription Offering and the Community Offering, if any.
(2) See "Use of Proceeds" for assumptions utilized to determine the investable net proceeds of the sale of common stock.
(3) It is assumed that 8% of the shares of common stock sold in the conversion will be purchased by the employee stock ownership plan. The funds used to acquire the employee stock ownership plan shares will be borrowed by the employee stock ownership plan from City Savings Financial Corporation (see "Use of Proceeds"). The Association intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and interest requirements on the debt. The Association's total annual expense in payment of the employee stock ownership plan debt is based upon 15 equal annual installments of principal with an assumed tax benefit of 40%. The pro forma net income assumes: (i) the Association's total contributions are equivalent to the debt service requirement for the year; (ii) that 1,904, 2,240, 2,576 and 2,962 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the year ended June 30, 2001 at an average fair value of $10.00 per share in accordance with SOP 93-6; (iii) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the net income per share calculations; and (iv) the effective tax rate applicable to the debt was 40%. Expense for the employee stock ownership plan will be based on the number of shares committed to be released to participants for the year at the average market value of the shares during the year. Accordingly, the Association's total annual expense in payment of the employee stock ownership plan for such years may be higher than that discussed above. The loan to the employee stock ownership plan is reflected as a reduction of book value.
(4) Assuming the receipt of shareholder approval, City Savings Financial Corporation intends to implement the recognition and retention plan. Assuming such implementation, the recognition and retention plan will purchase an amount of shares equal to 4% of the common stock sold in the conversion, or 14,280, 16,800, 19,320 and 22,218 shares of common stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, for issuance to directors and officers of City Savings Financial Corporation and the Association. Such shares may be purchased from authorized but unissued shares or on the open market. City Savings Financial Corporation currently intends that the recognition and retention plan will purchase the shares on the open market, and the estimated net conversion proceeds have been reduced for the purchase of the shares in determining estimated proceeds available for investment. Under the terms of the recognition and retention plan, if it is adopted within one year of the conversion, shares will vest at the rate of 20% per year. A tax benefit of 40% has been assumed. The common stock to be purchased by the recognition and retention plan represents unearned compensation and is, accordingly, reflected as a reduction to pro forma book value. As shares of the common stock granted pursuant to the recognition and retention plan vest, a corresponding reduction in the charge against capital will occur. In the event that authorized but unissued shares are acquired by the recognition and retention plan, the interests of existing shareholders will be diluted. Assuming that 420,000 shares of common stock are issued in the conversion, the midpoint of the estimated valuation range, and that all awards under the recognition and retention plan are from authorized but unissued shares, City Savings Financial Corporation estimates that the per share book value for the common stock would be diluted $.76 per share, or 3.8% on a pro forma basis as of June 30, 2001. The dilution would be $.84 per share (3.9%) and $.70 per share (3.8%) at the minimum and maximum levels, respectively, of the estimated valuation range on a pro forma basis as of June 30, 2001.
(5) Assuming investable net proceeds had been invested since the beginning of the period at 3.86% for the year ended June 30, 2001 (the yield on one-year U.S. government securities) and an assumed effective tax rate of 40%.
(6) Book value represents the excess of assets over liabilities. The effect of the liquidation account is not reflected in these computations. (For additional information regarding the liquidation account, see "The Conversion -- Principal Effects of Conversion -- Effect on Liquidation Rights.")
(7) The number of shares used in calculating net income per share was calculated using the indicated number of shares sold reduced by the assumed number of employee stock ownership plan shares that would be unallocated at the end of the first allocation period. Allocation of employee stock ownership plan shares is assumed to occur on the first day of the fiscal year.
(8) Assuming the receipt of shareholder approval, City Savings Financial Corporation intends to implement the stock option plan. Assuming such implementation, common stock in an aggregate amount equal to 10% of the shares sold in the conversion will be reserved for issuance by City Savings Financial Corporation upon the exercise of the stock options granted under the stock option plan. No effect has been given to the shares of common stock reserved for issuance under the stock option plan. Upon the exercise of stock options granted under the stock option plan, the interest of existing shareholders will be diluted. City Savings Financial Corporation estimates that the per share book value for the common stock would be diluted $.89 per share, or 4.5% on a pro forma basis as of June 30, 2001, assuming the sale of 420,000 shares in the conversion, the midpoint of the Estimated Valuation Range and the exercise of 42,000 options at an exercise price of $10.00 per share. This dilution further assumes that the shares will be issued from authorized, but unissued, shares. The dilution would be $1.07 per share (4.9%) and $.77 per share (4.2%) at the minimum and maximum levels, respectively, of the Estimated Valuation Range on a pro forma basis as of June 30, 2001.

                          REGULATORY CAPITAL COMPLIANCE


     The following table compares the Association's historical and pro forma regulatory capital levels as of June 30, 2001, to the Association's capital requirements historically and after giving effect to the conversion.

                                                                                         At June 30, 2001
                             -------------------------------------------------------------------------------------------------
                                                                  Pro Forma Capital Based on Sale of
                                             ---------------------------------------------------------------------------------
                                                   357,000 Shares      420,000 Shares      483,000 Shares     555,450 Shares
                                 Association      Sold at Price of    Sold at Price of    Sold at Price of   Sold at Price of
                                 Historical           $10.00               $10.00            $10.00               $10.00
                             ------------------ ------------------- ------------------- ------------------- ------------------
                             Amount    Ratio(2) Amount(4)  Ratio(2) Amount(4)  Ratio(2) Amount(4)  Ratio(2) Amount(4) Ratio(2)
                             ------    -------- ---------  -------- ---------  -------- ---------  -------- --------- --------
                                                                   (Dollars in thousands)
Equity capital based upon
  generally accepted
  accounting principles .     $5,103     7.7%   $6,769      10.0%   $7,324     10.7%   $7,879      11.4%   $8,517      12.2%
                              ======    ====    ======      ====    ======     ====    ======      ====    ======      ====
Tangible capital :
  Historical or pro forma     $5,054     7.6%   $6,720       9.9%   $7,275     10.6%   $7,830      11.4%    8,468      12.2%
  Required ..............        993     1.5%    1,018       1.5%    1,026      1.5%    1,035       1.5%    1,044       1.5%
                              ------    ----    ------      ----    ------     ----    ------      ----    ------      ----
           Excess .......     $4,061     6.1%   $5,702       8.4%   $6,249      9.1%   $6,795       9.9%   $7,424      10.7%
                              ======    ====    ======      ====    ======     ====    ======      ====    ======      ====

Core capital :
  Historical or pro forma     $5,054     7.6%   $6,720       9.9%   $7,275     10.6%   $7,830      11.4%   $8,468      12.2%
  Required ..............      2,648     4.0%    2,714       4.0%    2,737      4.0%    2,759       4.0%    2,784       4.0%
                              ------    ----    ------      ----    ------     ----    ------      ----    ------      ----
           Excess .......     $2,406     3.6%   $4,006       5.9%   $4,538      6.6%   $5,071       7.4%   $5,684       8.2%
                              ======    ====    ======      ====    ======     ====    ======      ====    ======      ====
Risk-based capital(3):
  Historical or pro forma     $5,477    12.5%    6,596      15.0%   $6,836     15.6%   $7,076      16.1%   $7,351      16.7%
  Required ..............      3,492     8.0%    3,510       8.0%    3,514      8.0%    3,518       8.0%    3,522       8.0%
                              ------    ----    ------      ----    ------     ----    ------      ----    ------      ----
           Excess .......     $1,985     4.5%   $3,086       7.0%   $3,322      7.6%   $3,558       8.1%   $3,829       8.7%
                              ======    ====    ======      ====    ======     ====    ======      ====    ======      ====


---------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% and to reflect changes in market and financial conditions following commencement of the Subscription Offering and the Community Offering, if any.
(2) Tangible and core capital levels are shown as a percentage of total assets; risk-based capital levels are shown as a percentage of risk-weighted assets.
(3) Pro forma risk-based capital amounts and percentages assume net proceeds have been invested in 20% risk-weighted assets. Computations of ratios are based on historical adjusted total assets of $66,204,000 and risk-weighted assets of $43,656,000.
(4) Capital levels are increased for contribution of the net proceeds of the Offering not retained by City Savings Financial Corporation and reduced for charges to capital resulting from the employee stock ownership plan and recognition and retention plan. See notes (3) and (4) on page 25.



                     Management's Discussion and Analysis of
                Financial Condition and Results of Operations of
                 The Michigan City Savings and Loan Association

General

     City Savings Financial Corporation was formed as an Indiana corporation on September 20, 2001, for the purpose of issuing the common stock and owning all of the capital stock of The Michigan City Savings and Loan Association issued in the conversion. As a newly formed corporation, City Savings Financial Corporation has no operating history. All information in this section should be read in conjunction with the consolidated financial statements of the Association and notes thereto included at page F-1 of this document.

     The Association's principal business has historically consisted of attracting deposits from the general public and making loans secured by residential real estate. Our earnings primarily depend upon net interest income, which is the difference between our interest income and interest expense. Interest income is a function of the balances of loans and investments outstanding during a given period and the yield earned on such loans and investments. Interest expense is a function of the amount of deposits and borrowings outstanding during the same period and interest rates paid on such deposits and borrowings. Our earnings are also affected by provisions for loan losses, service charges, operating expenses and income taxes.

     We are also affected by prevailing economic conditions, as well as government policies and regulations concerning, among other things, monetary and fiscal affairs, housing and financial institutions. See "Regulation." Deposit flows are influenced by a number of factors, including interest rates paid on competing investments, account maturities and levels of personal income and savings within our market. In addition, deposit growth is affected by how customers perceive the stability of the financial services industry amid various current events such as regulatory changes, failures of other financial institutions and financing of the deposit insurance fund. Lending activities are influenced by the demand for and supply of housing lenders, the availability and cost of funds and various other items. Sources of funds for our lending activities include deposits, payments on loans, borrowings and income provided from operations.

Current Business Strategy

     Our business strategy is to continue to operate a well-capitalized, profitable and independent community savings association dedicated primarily to residential lending with an emphasis on personal service, and to provide a full range of financial services to our customers. We have sought to implement this strategy by (i) pursuing opportunities to expand our asset base and deposit base, (ii) emphasizing the origination of one- to four-family residential mortgage loans in our market area, (iii) seeking to increase the percentage of higher-yielding commercial and consumer loans, and (iv) maintaining levels of capital well in excess of regulatory requirements. In addition, we intend to continue to monitor and to take appropriate steps to improve the quality of our assets.


     The highlights of our business strategy are as follows:

     o Growth. We intend to continue to focus on continuing the growth of the Association's business. Although no assurance can be made regarding future growth, we have grown at a high rate over the last four years, including growth in assets from $45 million to $66 million and a growth in deposits from $40 million to $59 million. Our management, which has overseen this growth, intends to continue to emphasize increasing our assets while maintaining our historical emphasis on conservative underwriting standards and the safe and sound operation of our business.

     o Origination of One- to Four-Family Residential Loans. We intend to continue to emphasize the origination of one- to four-family residential mortgage loans by expanding our range of products and opening a branch in Chesterton, Indiana, a growing nearby market. Our primary lending activity is the origination of one- to four-family residential loans secured by property in our primary market area. As of June 30, 2001, substantially all of the loans in this category in our portfolio were secured by property located in Porter and LaPorte Counties, Indiana.


     o Consumer, Commercial and Commercial Real Estate Loans. We intend to continue our recent emphasis on making higher-yielding consumer, commercial real estate and commercial loans. A key element of this strategy will be to focus on attracting customers of financial institutions in our market area that have recently been acquired by large regional bank holding companies. We intend that the higher yields that we earn on consumer, commercial real estate and commercial loans will increase our profitability, although there can be no assurances that they will do so. From June 30, 2000 to June 30, 2001, the percentage of consumer loans in our portfolio has increased from 10.0% to 10.6% of our gross loans receivable. This increase in consumer loans is largely attributable to a marketing campaign designed to encourage our existing customers to apply for home equity loans or lines of credit with us. Commercial loans have grown in the same period from $970,000 to $2,000,000, and the percentage of commercial real estate loans in our portfolio has decreased from 9.6% to 9.2% of gross loans receivable over the same period.


     o Capital Position. We intend to continue to emphasize maintaining a strong capital position at the Association. At June 30, 2001, we exceeded all of our regulatory capital requirements, and our equity capital was $5.1 million, or 7.7% of total assets. Assuming net proceeds at the midpoint of the Estimated Valuation Range, our pro forma equity to assets ratio (excluding $1.0 million of net proceeds to be retained by the Holding Company) at such date would have been 10.7%. Assuming net proceeds at the minimum, maximum and 15% above the maximum of the Estimated Valuation Range, our pro forma equity to assets ratio (excluding the proceeds to be retained by the Holding Company) at such date would have been 10.0%, 11.4% and 12.2%, respectively. This increase in our equity capital, along with the likely increase in our expenses following the conversion, will likely cause our return on equity to decline, which could adversely affect the trading price of the shares of common stock.

Asset/Liability   Management--Qualitative  and  Quantitative  Information  About
Market Risk

Qualitative Information About Market Risk

     An important component of our asset/liability management policy includes examining the interest rate sensitivity of our assets and liabilities and monitoring the expected effects of interest rate changes on our net portfolio value. An asset or liability is interest rate sensitive within a specific time period if it will mature or reprice within that time period. If our assets mature or reprice more quickly or to a greater extent than our liabilities, our net portfolio value and net interest income would tend to increase during periods of rising interest rates but decrease during periods of falling interest rates. Conversely, if our assets mature or reprice more slowly or to a lesser extent than our liabilities, our net portfolio value and net interest income would tend to decrease during periods of rising interest rates but increase during periods of falling interest rates. Our policy has been to mitigate the interest rate risk inherent in the historical business of savings associations, the origination of long-term loans funded by short-term deposits, by pursuing certain strategies designed to decrease the vulnerability of our earnings to material and prolonged changes in interest rates. These strategies include originating more adjustable-rate mortgages, shortening the maturity of assets, and lengthening the maturity of deposits.


     Asset/Liability Management Committee. Our board of directors has delegated responsibility for the day-to-day management of interest rate risk to the Asset/Liability Management Committee, which consists of Thomas F. Swirski, George L. Koehm, Bruce W. Steinke and Richard G. Cook. The Asset/Liability Management Committee meets weekly to manage and review the Association's interest rate risk and liquidity management policies. The interest rates on the Association's loan products are established each week by Thomas F. Swirski and the Association's Senior Loan Officer, taking into account, in part, the current rates established by the Federal Home Loan Mortgage Corporation, the national prime rate and local market rates.

     Net Portfolio Value. We believe it is critical to measure and manage the effect of changing interest rates on our net portfolio value. This approach calculates the difference between the present value of expected cash flows from assets and the present value of expected cash flows from liabilities, as well as cash flows from off-balance sheet contracts. We manage assets and liabilities within the context of the marketplace, regulatory limitations and within limits established by our board of directors on the amount of change in net portfolio value which is acceptable given certain interest rate changes.


     The Office of Thrift Supervision issued a regulation which uses a net market value methodology to measure the interest rate risk exposure of savings associations. Under this Office of Thrift Supervision regulation, an institution's "normal" level of interest rate risk in the event of an assumed change in interest rates is a decrease in the institution's net portfolio value in an amount not exceeding 2% of the present value of its assets. Savings associations with over $300 million in assets or less than a 12% risk-based capital ratio are required to file Office of Thrift Supervision Schedule CMR. As we do not met either of these requirements we are not required to file Schedule CMR with the Office of Thrift Supervision, although we do so voluntarily. Data from Schedule CMR is used by the Office of Thrift Supervision to calculate changes in net portfolio value (and the related "normal" level of interest rate risk) based upon certain interest rate changes (discussed below). Under the regulation, associations which must file are required to take a deduction (the interest rate risk capital component) from their total capital available to calculate their risk based capital requirement if their interest rate risk exposure is greater than "normal." The amount of that deduction is one-half of the difference between (a) the institution's actual calculated exposure to a 200 basis point interest rate increase or decrease (whichever results in the greater pro forma decrease in net portfolio value) and (b) its "normal" level of exposure which is 2% of the present value of its assets.

Quantitative  Information  About Market Risk

     Presented below, as of June 30, 2001, is an analysis performed by the Office of Thrift Supervision of our interest rate risk as measured by changes in net portfolio value for instantaneous and sustained parallel shifts in the yield curve, in 100 basis point increments, up and down 300 basis points and in accordance with the proposed regulations. At June 30, 2001, 2% of the present value of our assets was approximately $1.4 million. Because the interest rate risk of a 200 basis point increase in market rates (which was greater than the interest rate risk of a 200 basis point decrease) was $2.0 million at June 30, 2001, we would have been required to deduct approximately $300,000 from our capital if the Office of Thrift Supervision's net portfolio value methodology had been in effect. Our exposure to interest rate risk is based primarily on the percentage of fixed rate mortgage loans in our portfolio, although it is also affected by the relatively high level of longer-term certificates of deposit held by our depositors.

                           Net  Portfolio  Value                NPV  as % of PV of  Assets
 Change         -----------------------------------------       --------------------------
In Rates        $ Amount        $  Change       % Change        NPV  Ratio       Change
--------        --------        ---------       ---------       ---------        ------
(Dollars in thousands)

+300 bp*         $4,843          $(3,063)          (39)%          7.38%         (397) bp
+200 bp          $5,878          $(2,028)          (26)%          8.78%         (258) bp
+100 bp          $6,920          $ (985)           (12)%         10.13%         (122)%
   0 bp          $7,905                                          11.35%
-100 bp          $8,599          $   694              9%         12.17%            82 bp
-200 bp          $9,004          $ 1,099             11%         12.61%           125 bp
-300 bp          $9,390          $ 1,485             19%         13.01%           155 bp

---------------------
*  Basis points.


     In contrast, the following chart presents the calculation of our exposure to interest rate risk as of June 30, 2000, as determined by the Office of Thrift Supervision.

                      Net Portfolio Value                      NPV as % of PV of Assets
  Change           ------------------------------------------  ----------------  ------
 In Rates          $ Amount       $ Change       % Change      NPV Ratio        Change
 ------------        --------     --------       --------      ---------        ------
                                    (Dollars in thousands)
 +300 bp*           $3,062       $(2,728)          (47)%         5.51%         (431) bp
 +200 bp            $4,019       $(1,771)          (31)%         7.08%         (273) bp
 +100 bp            $4,948       $  (843)          (15)%         8.54%         (127) bp
    0 bp            $5,790                                       9.82%
 -100 bp            $6,474       $   683            12%         10.81%           99 bp
 -200 bp            $6,919       $ 1,129            20%         11.42%          161 bp
 -300 bp            $7,513       $ 1,723            30%         12.24%          243 bp

----------------------
*  Basis points.

     These charts indicate the extent to which our exposure to interest rate risk moderately decreased during the one-year period beginning June 30, 2000. For example, in the event of a 200 basis point (or 2%) increase in interest rates, the net portfolio value of our assets would have declined by $1.7 million, or 31%, at June 30, 2000, and by $2.0 million, or 26%, at June 30, 2001.

     As with any method of measuring interest rate risk, certain shortcomings are inherent in the methods of analysis presented above. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could likely deviate significantly from those assumed in calculating the table.

Average Balances and Interest Rates and Yields

     The following tables present, for the years ended June 30, 2001 and 2000, the average daily balances, of each category of our interest-earning assets and interest-bearing liabilities, and the interest earned or paid on such amounts.

                                                                                       Year Ended June 30,
                                                                 -------------------------------------------------------------
                                                                              2001                            2000
                                                                 -------------------------------------------------------------
                                             At June 30, 2001
                                            -----------------               Interest  Average              Interest   Average
                                                         Yield/  Average     Earned/   Yield/   Average     Earned/    Yield/
                                            Balance      Rate    Balance      Paid      Rate    Balance      Paid       Rate
                                            -------      ------  -------    --------  -------   -------    --------   -------
                                                                         (Dollars in thousands)
Assets:
Interest-earning assets:
   Interest-earning deposits                $  1,227      5.08%  $  1,913    $   120     6.27%  $ 1,627     $ 88         5.41%
   Securities available for sale (1)           4,655      5.85        758         41     5.41       125        6         4.80
   Securities to be held to maturity             432      7.24      3,741        229     6.12     4,223      278         6.58
   Loans receivable (2) (5)                   57,407      7.90     53,903      4,366     8.10    45,976    3,577         7.78
   Stock in Federal Home Loan Bank
     of Indianapolis                             382      8.00        354         29     8.19       313       25         8.00
                                             -------              -------    -------            -------   ------
     Total interest-earning assets            64,103      7.69     60,669      4,785     7.89    52,264    3,974         7.60
                                                                             -------                      ------
Non-interest earning assets, net of
   allowance for loan losses                   2,150                2,479                         2,284
                                             -------              -------                       -------
     Total assets                            $66,253              $63,148                       $54,548
                                             =======              =======                       =======

Liabilities and equity capital:
   Savings deposits                         $  9,145      3.46    $ 8,861      306       3.45   $ 9,324       320        3.43
   Interest-bearing demand deposits           13,489      4.00     11,416      477       4.18    10,421       441        4.23
   Certificates of deposit                    35,357      5.52     34,577    2,065       5.97    27,139     1,524        5.62
   Federal Home Loan Bank advances             1,670      5.20      1,455       84       5.77     1,364        73        5.35
                                             -------              -------    -----              -------     -----
     Total interest-bearing liabilities       59,661      4.85     56,309    2,932       5.21    48,248     2,358        4.89
   Other liabilities                           1,489                1,800    -----                1,562     -----
                                             -------              -------                      --------
     Total liabilities                        61,150               58,109                        49,810
   Equity capital                              5,103                5,039                         4,738
                                             -------              -------                      --------
       Total liabilities and equity
           capital                           $66,253              $63,148                       $54,548
                                             =======              =======                       =======

Net earning assets                           $ 4,442              $ 4,360                       $ 4,016
                                             =======              =======                       ========
Net interest income                                                        $ 1,853                        $1,616
                                                                           =======                        ======
Interest rate spread (3)                                  2.84%                          2.68%                           2.71%
                                                                                         ====                            ====
Net yield on average earning
   assets (4)                                                                            3.05%                           3.09%
                                                                                         ====                            ====
Average interest-earning  assets to
   average interest-bearing liabilities       107.45%              107.74%                       108.32%
                                              ======               ======                        ======

-------------------------
(1) Mortgage-backed securities available for sale and other investment securities available for sale are at amortized cost prior to SFAS No. 115 adjustments.
(2)  Total loans, less loans in process and deferred loan fees.
(3) Interest rate spread is calculated by subtracting weighted average interest rate cost from weighted average interest rate yield for the period indicated.
(4) The net yield on weighted average interest-earning assets is calculated by dividing net interest income by weighted average interest-earning assets for the period indicated. No net yield amount is presented at June 30, 2001, because the computation of net yield is applicable only over a period rather than at a specific date.
(5)  The balances include nonaccrual loans.

Interest Rate Spread

     The Association's results of operations have been determined primarily by net interest income and, to a lesser extent, fee income, miscellaneous income and general and administrative expenses. Net interest income is determined by the interest rate spread between the yields earned on interest-earning assets and the rates paid on interest-bearing liabilities and by the relative amounts of interest-earning assets and interest-bearing liabilities.

     The following table sets forth the weighted average effective interest rate earned by the Association on its loan and investment portfolios, the weighted average effective cost of the Association's deposits and advances, the interest rate spread of the Association, and the net yield on weighted average interest-earning assets for the periods and as of the dates shown. Average balances are based on average daily balances.

                                                                                       Year Ended June 30,
                                                                  At June 30,      ----------------------------
                                                                     2001             2001               2000
                                                               ----------------    ----------         ---------
                                                                             (Dollars in thousands)
Weighted average interest rate earned on:
   Interest-earning deposits                                       5.08%              6.27%             5.41%
   Securities available for sale                                   5.85               5.41              4.80
   Securities to be held to maturity                               7.24               6.12              6.58
   Loans receivable                                                7.90               8.10              7.78
   Federal Home Loan Bank stock                                    8.00               8.19              8.00
     Total interest-earning assets                                 7.69               7.89              7.60

Weighted average interest rate cost of:
   Savings deposits                                                3.46               3.45              3.43
   Interest-bearing demand deposits                                4.00               4.18              4.23
   Certificates of deposit                                         5.52               5.97              5.62
   Federal Home Loan Bank advances                                 5.20               5.77              5.35
     Total interest-bearing liabilities                            4.85               5.21              4.89

Interest rate spread (1)                                           2.84               2.68              2.71
Net yield on weighted average interest-
   earning assets (2)                                                NA               3.05              3.09


--------------------------------------
(1) Interest rate spread is calculated by subtracting combined weighted average interest rate cost from combined weighted average interest rate earned for the period indicated. Interest rate spread figures must be considered in light of the relationship between the amounts of interest-earning assets and interest-bearing liabilities.
(2) The net yield on weighted average interest-earning assets is calculated by dividing net interest income by weighted average interest-earning assets for the period indicated. No net yield figure is presented at June 30, 2001, because the computation of net yield is applicable only over a period rather than at a specific date.

     The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected the Association's interest income and expense during the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to (1) changes in rate (changes in rate multiplied by old volume) and (2) changes in volume (changes in volume multiplied by old rate). Changes attributable to both rate and volume which cannot be segregated have been allocated proportionally to the change due to volume and the change due to rate.


                                                   Increase (Decrease) in Net Interest Income
                                                 -----------------------------------------------
                                                    Due to           Due to           Total Net
                                                     Rate            Volume             Change
                                                 -----------      -----------        -----------
                                                             (Dollars in thousands)
Year ended June 30, 2001, compared
to year ended June 30, 2000
  Interest-earning assets:
    Interest-earning deposits                          $15             $  17            $  32
    Securities available for sale                        1                34               35
    Securities held to maturity                        (19)              (30)             (49)
    Loans receivable                                   151               638              789
    Federal Home Loan Bank stock                         1                 3                4
                                                       ---               ---              ---
             Total interest-earning assets             149               662              811
                                                       ---               ---              ---

  Interest-bearing liabilities:
    Savings deposits                                     2              (16)              (14)
    Interest-bearing demand deposits                    (6)              42                36
    Certificates of deposit                            102              439               541
    Federal Home Loan Bank advances                      6                5                11
                                                       ----             ---              ----
             Total interest-bearing liabilities        104              470               574
                                                       ---              ---               ---

  Change in net interest income                        $45             $192              $237
                                                       ===             ====              ====

Comparison of Financial Condition at June 30, 2001 and June 30, 2000

     Total assets at June 30, 2001 were $66.3 million compared to $58.3 million at June 30, 2000, an increase of $8.0 million, or 13.7%. The growth in total assets was primarily due to an increase in net loans of $5.8 million, or 11.2%, an increase in investment securities of $1.2 million, or 30.6%, and an increase in interest-earning deposits of $823,000, or 204.2%. The increase in net loans was primarily in real estate mortgage loans which was the result of strong consumer demand. The growth in total assets was funded by an increase of total deposits of $9.3 million, or 18.6%. Deposit growth in excess of loan demand was utilized to pay down Federal Home Loan Bank advances of $1.6 million with the balance invested in securities and interest-bearing deposits. Additionally, an increase in other assets of $204,000 was primarily due to an increase in net deferred tax assets of $175,000. An increase in interest receivable of $143,000 resulted from a corresponding increase in loans receivable, and an increase in premises and equipment of $83,000 was attributable to an upgrading of the Association's computer systems.

     Total equity capital at June 30, 2001 was $5.1 million compared to $4.9 million at June 30, 2000, an increase of $213,000, or 4.4%, as a result of the Association's 2001 fiscal year net income of $164,000 and an increase in the unrealized gain on the investment portfolio of $49,000.

Comparison of Operating Results for The Year Ended June 30, 2001, and June 30, 2000.

     General. Net income for the year ended June 30, 2001 was $164,000 compared to a net income of $302,000 for the year ended June 30, 2000. The difference was primarily the result of a $407,000 increase in noninterest expense and a $224,000 increase in provision for loan losses, which were partially offset by a $237,000 increase in net interest income.

     Interest Income. Interest income for the year ended June 30, 2001 was $4.8 million compared to $4.0 million for the year ended June 30, 2000, an increase of $800,000, or 20.0%. The increase was primarily the result of an increase in the average balance of interest-earning assets to $60.7 million for the year ended June 30, 2001, from $52.3 million for the year ended June 30, 2000, due primarily to a $7.9 million increase in the loans receivable portfolio. The average yield earned on interest-earning assets increased 29 basis points to 7.89% for the year ended June 30, 2001, from 7.60% for the year ended June 30, 2000.

     Interest  Expense.  Interest  expense  for the year ended June 30, 2001 was
$2.9 million compared to $2.4 million for the year ended June 30, 2000, an increase of $574,000, or 24.3%. The increase in interest expense was primarily the result of an increase in the average balance of interest-bearing liabilities to $56.3 million for the year ended June 30, 2001, from $48.2 million at June 30, 2000, which was attributable to growth in average certificate of deposit balances of $7.4 million and growth in average interest bearing demand deposit balances of $1.0 million. The growth in average deposits reflects management's strategy to fund asset growth primarily through its deposit gathering operations as opposed to borrowing the funds from the Federal Home Loan Bank of
Indianapolis. The average cost of funds on interest-bearing liabilities increased 32 basis points to 5.21% for the year ended June 30, 2001, from 4.89%.

     Net Interest Income. Net interest income of $1.9 million for the year ended June 30, 2001 reflects an increase of $237,000 or 14.7% from the same period in 2000. The increase in net interest income was primarily the result of growth in the Association's interest-earning assets, which was partially offset by a decrease in the net interest spread to 2.68% for the year ended June 30, 2001, from 2.71% for the year ended June 30, 2000, as well as a decrease in the net interest margin to 3.05% from 3.09% for the same period.


     Provision for Loan Losses. The Association's provision for loan losses for the year ended June 30, 2001 increased $224,000 to $274,000 from $50,000 for the year ended June 30, 2000, primarily due to an increase in problem loans. This increase resulted primarily from several commercial borrowers who experienced operational difficulties in their businesses and who became overextended or who experienced cash flow problems. In evaluating the adequacy of loan loss allowances, management considers factors such as delinquency trends, portfolio composition, past loss experience and other factors such as general economic conditions. During the past year the Association's level of loan delinquencies 90 days or more past due increased to $840,000 for the year ended June 30, 2001, from $220,000 for the year ended June 30, 2000, and the level of loans 30 to 89 days delinquent increased to $1.3 million from $693,000 for the same time period. Additionally, the Association's loan portfolio is changing as management has increased the percentage of commercial non-mortgage loans and home equity and second mortgage loans, which generally carry more credit risk. These loan types represent 9.3% of the portfolio at June 30, 2001, compared to 6.5% in 2000.

     Noninterest Income. Noninterest income for the year ended June 30, 2001, was $312,000 compared to $261,000 for the year ended June 30, 2000, an increase of $52,000, or 20.1%. The increase in noninterest income was primarily the result of a $74,000 increase in other income, a $56,000 increase in commission income and a $10,000 increase in service charges on deposit accounts, which was partially offset by a $88,000 decrease in net gains on securities available for sale. The increase in other income was due to profits on the sales of mortgage loans and an increase in loan fee income. The increase in commission income reflects the full year's operation of the Association's wholly-owned insurance subsidiary City Savings Financial Services, Inc. which was purchased on April 1, 2000.

     Noninterest Expense. Noninterest expense for the year ended June 30, 2001 was $1.7 million compared to $1.3 million for the year ended June 30, 2000, an increase of $407,000 or 30.6%. Factors contributing to the increase were a $116,000 increase in compensation expense, a $53,000 increase in equipment expense, a $28,000 increase in advertising expense, a $22,000 increase in data processing expenses, a $19,000 increase in occupancy expense, and a $66,000 increase in other operating expenses. The increase in compensation expense was primarily due to the full year of operations of City Savings Financial Services, Inc., which commenced operations on April 1, 2000. The increase in equipment expense was also attributable to the full year of operations of City Savings Financial Services, Inc. and to a write-down in certain fixed assets relating to City Savings Financial Services, Inc. Equipment expense also increased due to an increase in depreciation expense resulting from the purchase of computer equipment and software related to a data processing conversion, and to expenses incurred in setting up a wide-area computer network. The increase in occupancy expense was due to an increase in real estate taxes and maintenance expense. Finally, noninterest expense includes the write down of $98,000 in goodwill associated with the Association's investment in City Savings Financial Services, Inc. due to significant turnover of key management personnel along with the termination of City Savings Financial Services, Inc.'s agency relationship with its primary insurance company.


     Income Taxes. Income tax expense decreased by $204,000 during the year ended June 30, 2001. The Association's income before income taxes decreased $342,000 during the current fiscal year, with a corresponding decrease in income tax expense of $145,000. Additionally, the Association adjusted its deferred tax asset at July 1, 2001, by approximately $59,000 to record additional deferred tax benefits on the allowance for loan losses not previously recognized.

Liquidity and Capital Resources

     The following is a summary of cash flows for the Association, which are of three major types. Cash flows from operating activities consist primarily of net income generated by cash. Investing activities generate cash flows through the origination and principal collection on loans as well as purchases and sales of securities. Investing activities will generally result in negative cash flows when the Association is experiencing loan growth. Cash flows from financing activities include savings deposits, withdrawals and maturities and changes in borrowings. The following table summarizes cash flows for each of the years ended June 30, 2001 and 2000.

                                                                              Year Ended June 30,
                                                                          2001                  2000
                                                                       ----------            ---------
                                                                           (Dollars in thousands)
Operating activities                                                    $    221             $     236
                                                                        --------             ---------
Investing activities:
  Purchase of securities available for sale                                 (349)
  Proceeds from sales of securities available for sale                                           1,387
  Proceeds from maturities of securities available for sale                  914
  Purchase of securities held to maturity                                 (1,655)                 (487)
  Proceeds from maturities of securities held to maturity                                          282
  Net change in loans                                                     (6,035)              (10,036)
  Purchases of premises and equipment                                       (213)                 (112)
  Purchase of Federal Home Loan Bank stock                                   (38)                  (41)
                                                                        --------              --------
       Net cash used by investing activities                              (7,376)               (9,007)
                                                                        --------              --------

Financing activities:
  Net change in deposits                                                   9,265                 1,484
  Proceeds from Federal Home Loan Bank advances                            1,500                 4,500
  Payments on Federal Home Loan Bank advances                             (3,092)               (1,598)
                                                                        --------              --------
       Net cash provided by financing activities                           7,673                 4,386
                                                                        --------              --------

Net increase (decrease) in cash and cash equivalents                    $    518               $(4,385)
                                                                        ========               =======

     Pursuant to Office of Thrift Supervision capital regulations, savings associations must currently meet a 1.5% tangible capital requirement, a 3% leverage ratio (or core capital) requirement, and a total risk-based capital to risk-weighted assets ratio of 8%. At June 30, 2001, our tangible capital ratio was 7.6%, our core capital ratio was 7.6%, and our risk-based capital to risk-weighted assets ratio was 12.5%. Therefore, at June 30, 2001, our capital levels exceeded all applicable regulatory capital requirements currently in effect. The following table provides the minimum regulatory capital requirements and our capital ratios as of June 30, 2001:


                                                                  At June 30, 2001
                                 ------------------------------------------------------------------------------
                                     OTS Requirement                   The Association's Capital Level
                                 ----------------------       -------------------------------------------------
                                  % of                          % of                                   Amount
Capital Standard                 Assets        Amount         Assets(1)            Amount             of Excess
----------------                 ------        ------         ---------            ------             ---------
                                                       (Dollars in thousands)
Tangible capital                   1.5%        $  993            7.6%               $5,054              $4,061
Core capital (2)                   4.0%         2,648            7.6%                5,054               2,406
Risk-based capital                 8.0%         3,492           12.5%                5,477               1,985


------------------------------------
(1) Tangible and core capital levels are shown as a percentage of total assets; risk-based capital levels are shown as a percentage of risk-weighted assets.
(2) The Office of Thrift Supervision has adopted a core capital requirement for savings associations comparable to that adopted by the Office of the Comptroller of the Currency for national banks. The regulation requires core capital of at least 3% of total adjusted assets for savings associations that receive the highest supervisory rating for safety and soundness, and 4% to 5% for all other savings associations. The Association is in compliance with these capital requirements. See "Regulation -- Regulatory Capital."

     For definitions of tangible capital, core capital and risk-based capital, see "Regulation -- Savings Association Regulatory Capital."

     As of June 30, 2001, management is not aware of any current recommendations by regulatory authorities which, if they were to be implemented, would have, or are reasonably likely to have, a material adverse effect on our liquidity, capital resources or results of operations.

Current Accounting Issues


     On July 1, 2000, the Association adopted Statement of Financial Account Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on the intended use of the derivative and its resulting designation.


     On adoption, it was permitted to transfer held-to-maturity debt securities to available-for-sale or trading securities without calling into question the intent of management to hold other debt securities to maturity in the future. With the adoption of SFAS No. 133, the Association transferred all of its held-to-maturity portfolio, with the exception of mortgage-backed securities, with an amortized cost of $4.2 million and a gross unrealized gain of $85,000 into the available-for-sale portfolio at July 1, 2000.

     In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill (and other intangible assets deemed to have indefinite lives) will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

     City Savings Financial Corporation and Association will apply the new rules on accounting for goodwill and other intangible assets beginning in the first fiscal quarter of 2002. Application of the Statements is not expected to have any significant impact on earnings or financial position of City Savings Financial Corporation or Association.

Impact of Inflation

     The consolidated financial statements presented herein have been prepared in accordance with generally accepted accounting principles. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

     Our primary assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturities structures of our assets and liabilities are critical to the maintenance of acceptable performance levels.

     The principal effect of inflation, as distinct from levels of interest rates, on earnings is in the area of noninterest expense. Such expense items as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans that we have made. We are unable to determine the extent, if any, to which properties securing our loans have appreciated in dollar value due to inflation.

Business of The Michigan City Savings and Loan Association

General


     We were originally organized in 1885 as The Michigan City Savings and Loan Association in Michigan City, Indiana. We currently conduct our business from two full-service offices located in Michigan City and Rolling Prairie, Indiana, with our main office located in Michigan City. Our principal business consists of attracting deposits from the general public and originating fixed-rate and adjustable-rate loans secured primarily by first mortgage liens on one- to four-family residential real estate. Our deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.

     We offer a number of financial services, including: (i) one- to four-family residential real estate loans; (ii) consumer loans, including home equity, second mortgages and automobile loans; (iii) commercial real estate loans; (iv) real estate construction loans; (v) commercial loans; (vi) land loans; (vii) multi-family residential loans; (viii) certificates of deposit; (ix) savings accounts, including passbook accounts; (x) money market demand accounts; and
(xi) negotiable order of withdrawal accounts.


Lending Activities

     We have historically concentrated our lending activities on the origination of loans secured by first mortgage liens for the purchase, construction or refinancing of one- to four-family residential real property. One- to four-family residential mortgage loans continue to be the major focus of our loan origination activities, representing 69.5% of our total loan portfolio at June 30, 2001. We also offer commercial real estate loans, real estate construction loans and consumer loans. Mortgage loans secured by commercial real estate totaled approximately 9.2% of our total loan portfolio at June 30, 2001, while real estate construction loans totaled approximately 5.3% and consumer loans totaled approximately 10.6% of our total loans at June 30, 2001. To a limited extent we also offer multi-family residential loans, land loans and, to a growing extent, commercial loans. At June 30, 2001, we had commercial loans of $2.0 million, or 3.5% of our loan portfolio, compared to commercial loans of $970,000 or 1.8% of our loan portfolio at June 30, 2000.

     Loan Portfolio Data. The following table sets forth the composition of the Association's loan portfolio (including loans held for sale) by loan type and security type as of the dates indicated, including a reconciliation of gross loans receivable after consideration of the allowance for loan losses and loans in process.

                                                               At June 30,
                                         ------------------------------------------------------
                                                   2001                        2000
                                         ------------------------     -------------------------
                                                          Percent                       Percent
                                          Amount         of Total     Amount           of Total
                                         --------        --------     ------           --------
                                                         (Dollars in thousands)
Type of Loan:
Real estate mortgage loans:
   One- to four-family ..............     $40,683            69.5%   $35,987            68.0%
   Commercial .......................       5,394             9.2      5,072             9.6
   Land .............................         846             1.4        415             0.8
   Multi-family .....................         285             0.5        554             1.0
                                          -------           -----    -------           -----
     Total real estate mortgage loans      47,208            80.6     42,028            79.4

Real estate construction loans ......       3,126             5.3      4,648             8.8

Consumer loans:
   Home equity and second mortgage ..       3,436             5.9      2,462             4.7
   Automobile .......................       1,899             3.2      1,995             3.8
   Other ............................         886             1.5        834             1.5
                                          -------           -----    -------           -----
     Total consumer loans ...........       6,221            10.6      5,291            10.0

Commercial loans ....................       2,017             3.5        970             1.8
                                          -------           -----    -------           -----

     Gross loans receivable .........     $58,572           100.0%   $52,937           100.0%
                                          =======           =====    =======           =====

Type of Security:
Real estate:
   One- to four-family ..............     $46,725            79.8%   $42,997            81.2%
   Commercial .......................       5,915            10.1      5,072             9.6
   Land .............................         846             1.4        515             1.0
   Multi-family .....................         285             0.5        554             1.0
                                          -------           -----    -------           -----
     Total real estate ..............      53,771            91.8     49,138            92.8

Consumer:
   Automobile .......................       2,494             4.3      1,995             3.8
   Manufactured homes ...............         407             0.7        335             0.6
                                          -------           -----    -------           -----
     Total consumer .................       2,901             5.0      2,328             4.4

Deposits ............................         138             0.2        170             0.3
Unsecured ...........................         117             0.2
Other security ......................       1,645             2.8      1,299             2.5
                                          -------           -----    -------           -----

   Gross loans receivable ...........      58,572           100.0%    52,937           100.0%
                                          -------           =====    -------           =====

Deduct:
Loans in process ....................       1,024                      1,368
Allowance for loan losses ...........         423                        181
Deferred loan fees ..................         141                        165
                                          -------                   --------

   Net loans receivable .............     $56,984                   $ 51,223
                                          =======                   ========

Mortgage Loans:
Fixed-rate ..........................     $29,544            58.7%   $25,008            53.6%
Adjustable-rate .....................      20,790            41.3     21,668            46.4
                                          -------           -----    -------           -----
   Total ............................     $50,334           100.0%   $46,676           100.0%
                                          =======           =====    =======           =====

     The following table sets forth certain information at June 30, 2001, regarding the dollar amount of loans maturing in the Association's loan portfolio based on the contractual terms to maturity. Demand loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. This schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses. Management expects prepayments will cause actual maturities to be shorter.

                                                                    Due During Years Ended June 30,
                                           Balance      ------------------------------------------------------------------
                                        Outstanding at              2003        2005        2007        2012       2021
                                           June 30,                  to          to          to          to         and
                                            2001        2002        2004        2006        2011        2021     following
                                        --------------  ----        ----        ----        ----        ----     ---------
                                                                      (Dollars in thousands)
Real estate mortgage loans:
   One- to four-family loans ........     $40,683     $ 1,165     $ 2,123     $ 2,251     $ 7,313     $18,722     $ 9,109
   Commercial loans .................       5,394         134         116         314       1,130       3,700
   Land .............................         846         198         449         134          49          16
   Multi-family loans ...............         285           6          14          16          56         193
Home equity and second mortgage loans       3,436         764         858         735         825         254
Construction loans ..................       3,126         465         249         293         560       1,407         152
Automobile loans ....................       1,899         434         944         512           9
Manufactured home loans .............         407          28          64          62         135         118
Commercial loans ....................       2,017         388         851         410         265         103
Other consumer loans ................         479         219         125          37          62          36
                                          -------     -------     -------     -------     -------     -------     -------

                  Total .............     $58,572     $ 3,801     $ 5,793     $ 4,764     $10,404     $24,549     $ 9,261
                                          =======     =======     =======     =======     =======     =======     =======

     The following table sets forth, as of June 30, 2001, the dollar amount of all loans due after one year that have fixed interest rates and floating or adjustable interest rates.


                                              Due After June 30, 2002
                                       ----------------------------------
                                       Fixed Rates  Variable Rates  Total
                                       -----------  --------------  -----
                                              (Dollars in thousands)
Real estate mortgage loans:
   One- to four-family loans ........     $24,063     $15,455     $39,518
   Commercial loans .................       2,576       2,684       5,260
   Land .............................         393         255         648
   Multi-family loans ...............                     279         279
Home equity and second mortgage loans       2,520         152       2,672
Automobile loans ....................       1,465                   1,465
Manufactured home loans .............         379                     379
Construction loans ..................       1,777         884       2,661
Commercial loans ....................       1,389         240       1,629
Other consumer loans ................         260                     260
                                          -------     -------     -------
    Total ...........................     $34,822     $19,949     $54,771
                                          =======     =======     =======


     One- to Four-Family Residential Loans. Our primary lending activity consists of the origination of one- to four-family residential mortgage loans secured by property located in our primary market area. We generally do not originate one- to four-family residential mortgage loans if the ratio of the loan amount to the lesser of the current cost or appraised value of the property exceeds 95%. We require private mortgage insurance on loans with a loan-to-value ratio in excess of 80%. The cost of such insurance is factored into the annual percentage rate on such loans.


     Our current underwriting criteria for one- to four-family residential loans focuses on the collateral securing the loan, income, debt-to-income ratio, stability of earnings and credit history of a potential borrower, in making credit decisions. We also have incorporated uniform underwriting criteria based on the Federal Home Loan Mortgage Corporation lending criteria, recognizing that the sale of mortgage loans has become an important tool in liquidity and interest rate risk management. We originate fixed-rate loans which provide for the payment of principal and interest over a period of 10, 15 or 30 years.

     We also offer six-month and one-year adjustable-rate mortgage loans pegged to the one-year U.S. Treasury securities yield adjusted to a constant maturity, and three-year adjustable-rate mortgage loans pegged to the three-year U.S. Treasury securities yield adjusted to a constant maturity. We may offer discounted initial interest rates on adjustable-rate mortgage loans, but we require that the borrower qualify for the loan at the fully-indexed rate (the index rate plus the margin). The six-month adjustable-rate mortgage loans that we originate provide for a maximum interest rate adjustment of 1% over a six-month period and a maximum adjustment of 6% over the life of the loan, while the one-year adjustable-rate mortgage loans that we originate provide for a maximum interest rate adjustment of 2% over a one-year period and a maximum adjustment of 6% over the life of the loan. The three-year adjustable-rate mortgage loans that we originate provide for a maximum adjustment of 2% over a three-year period and 6% over the life of the loan. Our residential adjustable-rate mortgages are amortized for terms up to 30 years. Although we would generally prefer to originate mortgage loans that have adjustable rather than fixed interest rates, the current low-interest rate environment has reduced borrower demand for adjustable-rate mortgage loans.


     We recently developed the capacity to sell fixed-rate loans on the secondary market and we sell all 30-year fixed-rate loans that we originate on the secondary market. All of the fixed-rate loans that we originate with terms of 30 years are written to Federal Home Loan Mortgage Corporation standards. During the twelve-month period ended June 30, 2001, we sold ten fixed-rate loans with an aggregate amount of $812,000. We generally retain in our loan portfolio the other loans that we originate. We do not retain the servicing rights on the loans that we sell.


     Adjustable-rate mortgage loans decrease the risk associated with changes in interest rates by periodically repricing, but involve other risks because, as interest rates increase, the underlying payments by the borrower also increase, thus increasing the potential for default by the borrower. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustment of the contractual interest rate is also limited by the maximum periodic and lifetime interest rate adjustment permitted by the loan documents, and, therefore, is potentially limited in effectiveness during periods of rapidly rising interest rates. We retain all adjustable-rate mortgage loans that we originate and, at June 30, 2001, approximately 41.3% of our one- to four-family residential loans had adjustable rates of interest.

     All of the one- to four-family residential mortgage loans that we originate include "due-on-sale" clauses, which give us the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid. However, we occasionally permit assumptions of existing residential mortgage loans on a case-by-case basis.


     At June 30, 2001, approximately $40.7 million, or 69.5% of our portfolio of loans, consisted of one- to four-family residential loans. Approximately $625,000, or 1.5% of total one- to four-family residential loans, were included in nonperforming assets as of that date. See "-- Nonperforming and Problem Assets."


     Commercial Real Estate and Multi-Family Loans. Our commercial real estate loans are secured by churches, warehouses, office buildings, car dealerships and other commercial properties. We originate commercial real estate loans with terms no greater than 15 years. Loans with terms of more than two years are required to be repaid in equal monthly installments, and loans with terms of less than two years or which are for construction purposes are required to be repaid according to terms agreed to between us and the borrower. At June 30, 2001, we had $6.2 million in outstanding loans secured by commercial and multi-family real estate. We generally require a loan-to-value ratio of no more than 75% on commercial real estate loans. Most commercial real estate loans that we originate have fixed interest rates, although we also originate such loans that have adjustable interest rates that are based on the prime rate and which are adjustable based on changes in the prime rate. Commercial real estate loans generally are larger than one- to four-family residential loans and involve a greater degree of risk.

     Commercial real estate loans often involve large loan balances to single borrowers or groups of related borrowers. Payments on these loans depend to a large degree on results of operations and management of the properties and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Accordingly, the nature of the loans makes them more difficult for management to monitor and evaluate. In addition, balloon loans may involve a greater degree of risk to the extent the borrower is unable to obtain financing or cannot repay the loan when the loan matures or a balloon payment is due.

     At June 30, 2001, our largest commercial real estate loan had an outstanding balance of $606,000 which was secured by an automobile dealership in Michigan City. This loan is also our largest commercial real estate loan to any related group of borrowers. At June 30, 2001, approximately $5.4 million, or 9.2% of our total loan portfolio, consisted of commercial real estate loans. On the same date, commercial real estate loans in the aggregate amount of $440,000 were included in nonperforming assets. Following the conversion, we generally intend to increase the amount of commercial real estate loans in our portfolio by increasing the amount of loans we make to small businesses by 8 to 10% annually over the next three years, provided that we can make these loans consistent with prudent underwriting standards.

     At June 30, 2001, approximately $285,000, or .5% of our total loan portfolio, consisted of mortgage loans secured by multi-family dwellings (those consisting of more than four units). We write multi-family loans on terms and conditions similar to our commercial real estate loans. The largest multi-family loan as of June 30, 2001, was $121,000 and was secured by an apartment building in Michigan City, Indiana. On the same date, there were multi-family loans in the aggregate amount of $47,000 included in nonperforming assets.

     Multi-family loans, like commercial real estate loans, involve greater risk than do residential loans. Also, the loans-to-one-borrower limitation limits our ability to make loans to developers of apartment complexes and other multi-family units.

     Construction Loans. We offer construction loans to individuals for the purpose of constructing one- to four-family residences, but only where the borrower commits to permanent financing on the finished project. In such cases, we write the construction loan as a rider to the underlying permanent financing agreement with a term of six months to one year, and with either a fixed or adjustable rate of interest. During the construction phase, the loan agreement requires monthly interest payments by the borrower on the amount drawn on the loan. When the construction of the residence is completed, the construction rider terminates and the loan converts into a one- to four-family residential mortgage loan.

     We also offer, in certain cases, construction loans to builders or developers for the construction of residential properties on a speculative basis (i.e., before the builder/developer obtains a commitment from a buyer), or for the construction of commercial or multi-family properties. In such cases, we typically structure the loan as a two-year balloon loan with either a fixed or adjustable interest rate, with interest payable monthly. Construction loans to builders or developers typically have a higher interest rate than residential construction loans to individuals. At June 30, 2001, approximately $3.1 million, or 5.3% of our total loan portfolio consisted of construction loans. Of these loans, approximately $1.9 million were to individuals for the construction of one- to four-family residences, $504,000 were speculative loans to developers, and $662,000 were for the construction of commercial real estate.

     The maximum loan-to-value ratio for a construction loan is based upon the nature of the construction project. For example, a construction loan to an individual for the construction of a one- to four-family residence may be written with a maximum loan-to-value ratio of 95%, while a construction loan for a commercial project may be written with a maximum loan-to-value ratio of 75%. Inspections are made prior to any disbursement under a construction loan, and we normally charge a $500 commitment fee for construction loans.

     While providing us with a comparable, and in some cases higher yield than conventional mortgage loans, construction loans sometimes involve a higher level of risk. For example, if a project is not completed and the borrower defaults, we may have to hire another contractor to complete the project at a higher cost. Also, a project may be completed, but may not be salable, resulting in the borrower defaulting and our taking title to the project. At June 30, 2001, our largest construction loan was a speculative residential development loan for $270,000 and was secured by a residence in Michigan City. As of that date, the loan was performing according to its terms.

     Land Loans. At June 30, 2001, approximately $846,000, or 1.4% of our total loan portfolio, consisted of mortgage loans secured by undeveloped real estate. We impose a maximum loan-to-value ratio of 75% of the appraised value of the land or sales price, whichever is less, and generally require that the loan amount not exceed $250,000 and that the term of the loan does not exceed eight years. We originate land loans with either fixed or variable interest rates. At June 30, 2001, our largest land loan totaled $432,000 and was secured by vacant land located in Portage, Indiana.

     Land loans present greater risk than conventional loans since land development borrowers who are over budget may divert the loan funds to cover cost-overruns rather than direct them toward the purpose for which such loans were made. In addition, land loans are more difficult to monitor than conventional mortgage loans. As such, a defaulting borrower could cause us to take title to partially improved land that is unmarketable without further capital investment.

     Consumer Loans. Our consumer loans consist of variable- and fixed-rate home equity loans and lines of credit, automobile, recreational vehicle, boat and motorcycle loans and loans secured by deposits. We do not make indirect consumer loans. Consumer loans tend to have shorter terms and higher yields than permanent residential mortgage loans. At June 30, 2001, our consumer loans aggregated approximately $6.2 million, or 10.6% of our total loan portfolio. Included in consumer loans at June 30, 2001, were $647,000 of variable-rate home equity lines of credit. These variable-rate loans improve our exposure to interest rate risk.


     Second mortgages are generally written for up to 80% of the available equity (the appraised value of the property less any first mortgage amount) and consumer loans secured by real estate are generally written for up to 90% of the available equity. Our home equity and second mortgage loans at June 30, 2001 were approximately $3.4 million, or 5.9% of our total loan portfolio. We generally will write automobile loans for up to 80% of the acquisition price for a new automobile and up to the average middle book value for a used automobile. Our automobile and manufactured home loans originated during the year ended June 30, 2001, were $993,000 compared to $2.2 million during the prior year. This reduction reflects our decision during 2000 to de-emphasize the origination of automobile loans. The repayment schedule of loans covering both new and used vehicles is consistent with the expected life and normal depreciation of the vehicle. Loans for recreational vehicles, motorcycles and boats are written for no more than 80% of the realistic sales price of the collateral, for a term that is consistent with its expected life and normal depreciation. All of our consumer loans have a fixed rate of interest except for home equity lines of credit, which are offered at a variable rate. At June 30, 2001, consumer loans in the amount of $109,000 were included in nonperforming assets.


     Consumer loans may entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or are secured by rapidly depreciable assets, such as automobiles. Further, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance. In addition, consumer loan collections depend on the borrower's continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. See "-- Nonperforming and Problem Assets." There can be no assurances that additional delinquencies will not occur in the future.

     Commercial Loans. We offer commercial loans, which consist primarily of loans to businesses that are secured by assets other than real estate. As of June 30, 2001, commercial loans amounted to $2.0 million, or 3.5% of our total loan portfolio. Commercial loans tend to bear somewhat greater risk than residential mortgage loans, depending on the ability of the underlying enterprise to repay the loan. Although commercial loans have not historically comprised a large portion of our loan portfolio, we intend to increase the amount of loans we make to small businesses in the future in order to increase our rate of return and diversify our portfolio. As of June 30, 2001, commercial loans in the aggregate amount of $59,000 were included in nonperforming assets.

     Origination, Purchase and Sale of Loans. Historically, we have confined our loan origination activities primarily to LaPorte and Porter Counties. At June 30, 2001, substantially all of our mortgage loans were secured by property located within Indiana. Our loan originations are generated from referrals from existing customers, real estate brokers, and newspaper and periodical advertising. Loan applications are currently underwritten and processed at our main office in Michigan City.

     Our loan approval process is intended to assess the borrower's ability to repay the loan, the viability of the loan and the adequacy of the value of the property that will secure the loan. To assess the borrower's ability to repay, we study the employment and credit history and information on the historical and projected income and expenses of our mortgagors.

     We generally require appraisals on all real property securing our first-mortgage loans. Appraisals for all real property securing first-mortgage loans are performed by independent appraisers who are state-licensed. We require fire and extended coverage insurance in amounts at least equal to the principal amount of the loan and also require flood insurance to protect the property securing our interest if the property is in a flood plain. We also generally require private mortgage insurance for all residential mortgage loans with loan-to-value ratios of greater than 80%. We generally require escrow accounts for insurance premiums and taxes for residential mortgage loans that we originate with Loan-To-Value Ratios greater than 80%. Our underwriting standards are intended to protect against some of the risks inherent in conducting our business. Borrower character, paying habits and financial strengths are important considerations.

     The following table shows loan origination and repayment activity for The Michigan City Savings and Loan Association during the periods indicated:

                                                            Year Ended June 30,
                                                          ----------------------
                                                           2001            2000
                                                          ------          ------
                                                          (Dollars in thousands)
Loans Originated:
   Real estate mortgage loans:
     One- to four-family loans........................    $10,268       $  9,204
     Commercial loans.................................      1,762            588
     Land.............................................        604            173
     Multi-family loans...............................         --             85
   Construction loans.................................      2,214          4,677
   Commercial loans...................................      1,904            630
   Home equity and second mortgage loans..............      1,551          1,544
   Automobiles and manufactured home loans............        993          2,158
   Other consumer loans...............................        244            410
                                                         --------       --------
       Total originations.............................     19,540         19,469
                                                         --------       --------

Reductions:
   Principal loan repayments..........................     13,378          9,358
   Transfers from loans to real estate owned..........        184            115
                                                         --------       --------
       Total reductions...............................     13,562          9,473
                                                         --------       --------
       Decrease in other items (1)....................        217             10
                                                         --------       --------

       Net increase ..................................   $  5,761       $  9,986
                                                         ========       ========
-------------------
(1) Other items consist of amortization of deferred loan origination costs and the provision for losses on loans.


     The Association's total loan originations during the year ended June 30, 2001, totaled $19.5 million, an increase of approximately $71,000 compared to the year ended June 30, 2000.


     Origination and Other Fees. We realize income from loan application fees, late charges, checking account service charges, loan servicing fees and fees for other miscellaneous services. Late charges are generally assessed if a loan payment is not received within a specified number of days after it is due. The grace period depends on the individual loan documents.

Nonperforming and Problem Assets

     Our collection policy is managed by our collection officer who develops a list of delinquent commercial, consumer and mortgage accounts from computer-generated reports. Monthly reports are forwarded to the board of directors for all accounts over 30 days delinquent, and the Delinquent Loan Committee of the board meets as necessary to discuss all delinquent accounts, especially any over 60 days delinquent. The collection officer attempts to make personal contact with the borrower within the first 30 days of delinquency. When an account becomes over 90 days delinquent, a visit is made to the property or location of the collateral for inspection. Should the borrower fail to comply with the terms of the Association, the Delinquent Loan Committee may recommend that the Association commence foreclosure proceedings.

     We place loans that are secured by first mortgages on non-accrual status no later than 150 days after the loan becomes delinquent. We automatically place loans that are unsecured or that are secured by collateral other than a first mortgage on non-accrual status when the loan becomes 90 days delinquent. Generally, when loans are placed on a non-accrual basis, unpaid accrued interest is written off.

     Nonperforming Assets. At June 30, 2001, $1.1 million, or 1.68% of our total assets, were nonperforming (nonperforming loans, foreclosed real estate and troubled debt restructurings) compared to $317,000, or .54%, of our total assets at June 30, 2000. We deem any delinquent loan that is 90 days or more past due to be a nonperforming asset. This increase in nonperforming assets is primarily attributable to two loan relationships. The first loan is for $246,000 and is secured by a campground located near Michigan City. The borrower has agreed to a payment plan that is intended to bring the borrower current on the loan. The borrower has performed according to the terms of this agreement, and the Association anticipates that the loan will be removed from nonperforming status shortly. The second loan is to a borrower who has several loans with the Association in the aggregate amount of $409,000 which are secured by rental properties in and around Michigan City. The borrower has recently made payments to bring several of the smaller loan balances current, but the Association anticipates that some or all of the remaining loans will be placed on non-accrual status as of September 30, 2001. These loans constitute our largest nonperforming loan to a borrower or a related group of borrowers at June 30, 2001, and we are currently working with the borrower to restructure the loans. We believe that the collateral on these loans is sufficient to protect us from any loss beyond that which is provided for in our allowance for loan losses, although our net income in future periods could be affected depending upon whether we are able to implement a restructuring plan with respect to these loans.


     A third group of loans to a single borrower was classified as nonperforming as of September 30, 2001. These loans are in an aggregate amount of $483,000 and are secured by low-income housing units located in Michigan City. The borrower, a nonprofit organization, is experiencing operational difficulties that may continue indefinitely. We expect that our net income during the quarter ended September 30, 2001 will be adversely affected due to the increase in our allowance for loan losses resulting from the classification of these loans as nonperforming. We believe, however, that our collateral for this loan will protect us from any additional losses with respect to this loan in the future.

     At June 30, 2001, residential loans accounted for $625,000, or 56.3% of our nonperforming assets. We had real estate owned properties in the amount of $171,000 as of June 30, 2001.

     The table below sets forth the amounts and categories of our nonperforming assets (nonperforming loans, foreclosed real estate and troubled debt restructurings) for the last two years. It is our policy that all earned but uncollected interest on all loans be reviewed monthly to determine if any portion thereof should be classified as uncollectible for any loan past due in excess of 90 days.

                                                                At June 30,
                                                           ---------------------
                                                             2001         2000
                                                           --------    ---------
                                                          (Dollars in thousands)
Nonperforming assets:
   Nonperforming loans:
   Non-accrual.......................................     $   153         $191
   Loans more than 90 past days and still accruing...         687           29
   Troubled debt restructurings......................          99           --
                                                           ------         ----
                                                              939          220
   Foreclosed assets.................................         171           97
                                                           ------         ----
   Total nonperforming assets .......................      $1,110         $317
                                                           ======         ====


   Nonperforming loans to total loans................       1.64%        0.43%

   Nonperforming assets to total assets..............       1.68%        0.54%

     Interest income of $74,000 and $8,000 for the years ended June 30, 2001 and 2000, respectively, was recognized on the nonperforming loans summarized above. Interest income of $83,000 and $19,000 for the year ended June 30, 2001 and the year ended June 30, 2000, respectively, would have been recognized under the original terms of such loans.

     At June 30, 2001, we held loans delinquent from 30 to 89 days totaling $1.3 million. As of that date, we were not aware of any other loans in which borrowers were experiencing financial difficulties and were not aware of any assets that would need to be disclosed as nonperforming assets.

     Delinquent Loans. The following table sets forth certain information at June 30, 2001 and 2000, relating to delinquencies in the Association's portfolio. Delinquent loans that are 90 days or more past due are considered nonperforming assets.

                                                At June 30, 2001                     At June 30, 2000
                                      -------------------------------------- --------------------------------------
                                            30-89 Days    90 Days or More       30-89 Days          90 Days or More
                                      ------------------ ------------------- ------------------ -------------------

                                               Principal           Principal          Principal          Principal
                                       Number  Balance    Number   Balance   Number    Balance   Number   Balance
                                      of Loans of Loans  of Loans  of Loans of Loans  of Loans  of Loans of Loans
                                      -------- --------  --------  -------- --------  --------  -------- --------
                                                                 (Dollars in thousands)
Real estate mortgage loans
   One- to four-family loans              9     $   678 (1)  12       $625 (2)   9       $531       3       $170
   Multi-family loans                                         1        47
   Commercial real estate loans           3         440 (3)
Construction loans
Automobiles and manufactured
   home loans                            10         79        8        62        7         60       1         13
Home equity and second
   mortgage loans                         7        134        2        47        4         40       1          1
Other consumer loans                      5         12
Commercial loans                                              3        59        2         62       3         36
                                         --     ------       --      ----       --       ----      --       ----

   Total                                 34     $1,343       26      $840       22       $693       8       $220
                                         ==     ======       ==      ====       ==       ====       =       ====

Delinquent loans to total loans                  2.34%              1.46%               1.35%              0.43%
                                                 ====               ====                ====               ====


-------------------------------------
(1) Of this amount, $483,000 is attributable to a group of loans to a single borrower secured by low-income housing units located in Michigan City. These loans were classified as 90 days or more delinquent at September 30, 2001.
(2) Of this amount, $409,000 is attributable to several loans by one borrower secured by rental properties in and around Michigan City.
(3) Of this amount, $246,000 is attributable to one loan secured by a campground located near Michigan City.


     Classified assets. Federal regulations and our asset classification policy provide for the classification of loans and other assets such as debt and equity securities considered by the Office of Thrift Supervision to be of lesser quality as "substandard," "doubtful" or "loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.

     An insured institution is required to establish general allowances for loan losses in an amount deemed prudent by management for loans classified substandard or doubtful, as well as for other problem loans. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount. An institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Office of Thrift Supervision which can order the establishment of additional general or specific loss allowances.

     At June 30, 2001 and 2000, the aggregate amount of the Association's classified assets and of the Association's general and specific loss allowances were as follows:

                                                               At June 30,
                                                        ------------------------
                                                          2001            2000
                                                        ---------        -------
                                                         (Dollars in thousands)
Substandard assets .............................          $1,754          $  597
Doubtful assets ................................             178               7
Loss assets ....................................              --              --
                                                          ------          ------
         Total classified assets ...............          $1,932          $  604
                                                          ======          ======

General loss allowances ........................          $  400          $  157
Specific loss allowances .......................              57              45
                                                          ------          ------
         Total allowances ......................          $  457          $  202
                                                          ======          ======

     The Association regularly reviews its loan portfolio to determine whether any loans require classification in accordance with applicable regulations. Not all of the Association's classified assets constitute nonperforming assets. The above allowances of $457,000 include $423,000 in allowances for loan losses and $34,000 in allowance for real estate owned losses.

Allowance for Loan Losses


     We maintain our allowance for loan losses through the provision for loan losses, which is charged to earnings. We determine the allowance for loan losses in conjunction with our ongoing, quarterly assessment of the probable estimated losses inherent in our loan portfolio. In making this assessment, we consider the following factors: our historical loan loss experience, known and inherent losses in the loan portfolio that are both probable and reasonable to estimate at each reporting date, the estimated value of the underlying collateral, loan volumes and concentrations, regulatory examination results, and current economic and market trends that affect both our general market area and particular segments within our loan portfolio.


     In our opinion, our allowance for loan losses is adequate to absorb probable losses inherent in the loan portfolio at June 30, 2001. However, there can be no assurance that regulators, when reviewing our loan portfolio in the future, will not require increases in our allowances for loan losses or that changes in economic conditions will not adversely affect our loan portfolio.


     Summary of Loan Loss Experience. The following table analyzes changes in the allowance during the past three fiscal years ended June 30, 2001 and 2000.


                                                            Year Ended June 30,
                                                           ---------------------
                                                            2001         2000
                                                           ------       ------
                                                          (Dollars in thousands)
Balance at beginning of period.........................     $181         $169
                                                            ----         ----
Charge-offs:
     One- to four-family mortgage loans................       32           32
     Commercial loans..................................        3            6
                                                            ----         ----
       Total charge-offs...............................       35           38
                                                            ----         ----

Recoveries-- one- to four-family mortgage loans........        3
                                                            ----         ----

Provision for losses on loans..........................      274           50
                                                            ----         ----

Balance end of period..................................     $423         $181
                                                            ====         ====

Allowance for loan losses as a percent of total
   loans outstanding...................................    0.74%        0.35%


Ratio of net charge-offs to average loans outstanding..    0.06%        0.08%
Allowance for loan losses as a percent of total
   nonperforming loans.................................    45.0%        82.3%


     Allocation of Allowance for Loan Losses. The following table presents an analysis of the allocation of the Association's allowance for loan losses at the dates indicated.

                                                        At June 30,
                                       -----------------------------------------

                                                2001                  2000
                                       ----------------------- -----------------
                                                       Percent           Percent
                                                      of loans          of loans
                                                      in each            in each
                                                      Category          category
                                                      to total            total
                                        Amount         loans   Amount     loans
                                       --------       ------- --------   -------
                                                    (Dollars in thousands)
Balance at end of period applicable to:
 Real estate mortgage loans:
  One- to four-family ..............      $132         69.5%    $108       68.0%
  Commercial .......................       118          9.2       10        9.6
  Multi-family .....................         8          0.5        1        1.0
  Land .............................         2          1.4        1        0.8

  Construction loans .................       6          5.3        9        8.8
  Automobiles and manufactured
    home loans .......................      69          3.9        8        4.4
  Home equity and second
    mortgage loans ...................      25          5.9        6        4.7
  Other consumer loans ...............       1          0.9        1        0.9
  Commercial loans ...................      62          3.4       37        1.8
  Unallocated ........................      --           --       --         --
                                          ----        -----     ----      -----

  Total ..............................    $423        100.0%    $181      100.0%
                                          ====        =====     ====      =====

Investments


     Investments. Our investment policy authorizes us to invest in U.S. Treasury securities, securities guaranteed by the Government National Mortgage
Association, securities issued by agencies of the federal government and municipal governments, mortgage-backed securities issued by the Federal Home Loan Mortgage Corporation, Government National Mortgage Association or the
Federal National Mortgage Association and in highly-rated mortgage-backed securities, and investment-grade corporate debt securities. This policy permits our management to react quickly to market conditions. Most of the securities in our portfolio are considered available-for-sale. At June 30, 2001, our investment portfolio consisted of investments in Federal Home Loan Mortgage Corporation and Federal National Mortgage Association mortgage-backed securities, corporate securities, federal agency securities, Federal Home Loan Bank stock, and local and non-local municipal securities. At June 30, 2001, approximately $5.1 million, or 7.7%, of our total assets consisted of such investments. We also had $382,000 in stock of the Federal Home Loan Bank of Indianapolis as of that date. As of that date, we also had pledged to the Federal Home Loan Bank of Indianapolis as collateral mortgage-backed securities with a carrying value of $275,000.


     Investment Securities. The following table sets forth the amortized cost and the market value of the Association's investment portfolio at the dates indicated.


                                                         At June 30,
                                        ----------------------------------------
                                                2001                  2000
                                        ------------------    ------------------
                                        Amortized    Fair     Amortized   Fair
                                           Cost      Value      Cost      Value
                                        ---------    -----    ---------   -----
                                                     (Dollars in thousands)
Available for sale:
         Agency securities .........     $1,000     $1,017     $   --       $ --
         State and municipal .......      1,918      1,949         --         --
         Corporate obligations .....      1,656      1,689         --         --
Held to maturity:
         Agency securities .........         --         --        900        869
         State and municipal .......         --         --      1,448      1,429
         Corporate obligations .....         --         --      1,007      1,009
         Mortgage-backed securities         432        433        539        532
Federal Home Loan Bank stock (1) ...        382        382        345        345
                                         ------     ------     ------     ------


                  Total ............     $5,388     $5,470     $4,239     $4,184
                                         ======     ======     ======     ======
                                                                          ------
(1) Market value is based on the price at which the stock may be resold to the Federal Home Loan Bank of Indianapolis.

     The following table sets forth the amount of investment securities excluding mortgage-backed securities which mature during each of the periods indicated and the weighted average yields for each range of maturities at June 30, 2001.

                               Amount at June 30, 2001, which matures in
                      ----------------------------------------------------------
                               One Year           One Year         Five Years
                               Or Less         to Five Years      to Ten Years
                      ------------------    ------------------ -----------------
                      Amortized  Average    Amortized  Average Amortized Average
                        Cost      Yield        Cost     Yield     Cost     Yield
                      ---------  -------    ---------  ------- --------- -------
                                              (Dollars in thousands)
Agency securities                            $  798      6.24%    $202     5.81%
State and municipal     $335       4.64%        971      4.21      612     5.72
Corporate obligations    401       6.72       1,255      6.97


Sources of Funds

     General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. In addition to deposits, we derive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings, income on earning assets and borrowings. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition. Borrowings from the Federal Home Loan Bank of Indianapolis have been used in the short-term to compensate for reductions in deposits or deposit inflows at less than projected levels.


     Deposits. We attract deposits principally from within LaPorte and Porter Counties through the offering of a broad selection of deposit instruments, including fixed-rate passbook accounts, negotiable order of withdrawal accounts, variable rate money market accounts, investment checking accounts, fixed-term certificates of deposit, individual retirement accounts and savings accounts. We do not actively solicit or advertise for deposits outside of LaPorte and Porter Counties, and substantially all of our depositors are residents of LaPorte and Porter Counties. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds remain on deposit and the interest rate. We accept brokered deposits, but they do not constitute a material portion of our deposits. We held $6.0 million of public deposits, or 10.2%, of our total deposits, at June 30, 2001. We periodically run specials on certificates of deposit with specific maturities.

     We establish the interest rates paid, maturity terms, service fees and withdrawal penalties on a periodic basis. Determination of rates and terms are predicated on funds acquisition and liquidity requirements, rates paid by competitors, growth goals, and applicable regulations. We rely, in part, on customer service and long-standing relationships with customers to attract and retain our deposits. We also closely price our deposits to the rates offered by our competitors.

     Approximately 60% of our deposits consist of certificates of deposit, which generally have higher interest rates than other deposit products that we offer. We offer special rates on certificates of deposit with maturities that fit our asset and liability strategies. We also offer money market savings accounts, which represent nearly 14.1% of our deposits.

     The flow of deposits is influenced significantly by general economic conditions, changes in money market and other prevailing interest rates and competition. The variety of deposit accounts that we offer has allowed us to compete effectively in obtaining funds and to respond with flexibility to changes in consumer demand. We have become more susceptible to short-term fluctuations in deposit flows as customers have become more interest rate conscious. We manage the pricing of our deposits in keeping with our asset/liability management and profitability objectives. Based on our experience, we believe that our savings accounts, negotiable order of withdrawal and MMDAs are relatively stable sources of deposits. However, the ability to attract and maintain certificates of deposit, and the rates we pay on these deposits, have been and will continue to be significantly affected by market conditions.

     An analysis of our deposit accounts by type, maturity, and rate at June 30, 2001, is as follows:

                                                   Balance at               Weighted
                                                    June 30,      % of       Average
                                                      2001      Deposits      Rate
                                                   ----------   --------    --------
Type of Account                                         (Dollars in thousands)
---------------
Withdrawable:
   Fixed rate, passbook accounts ..............     $ 9,145        15.5%      3.46%
   Variable rate, money market ................       8,334        14.1       4.53
   Negotiable order of withdrawal accounts ....       6,130        10.4       2.39
                                                    -------       -----
       Total withdrawable .....................      23,609        40.0       3.62
                                                    -------       -----

Certificates (original terms):
   3 months or less ...........................       5,035         8.6       4.24
   6 months ...................................       4,533         7.7       4.79
   12 months ..................................       3,997         6.8       5.40
   18 months ..................................       5,129         8.7       5.73
   24 months ..................................       6,677        11.3       6.22
   36 months ..................................       2,138         3.6       5.54
   60 months ..................................       6,945        11.8       5.97
   120 months .................................         903         1.5       6.79
                                                    -------       -----

     Total certificates .......................      35,357        60.0       5.52
                                                    -------       -----

Total deposits ................................     $58,966       100.0%      4.76
                                                    =======       =====


     The following table sets forth by various interest rate categories the composition of our time deposits at the dates indicated:


                                                  At June 30,
                                             2001              2000
                                         -------------    -------------
                                            (Dollars in thousands)
4.00 to 4.99%                               $11,072         $  3,465
4.00 to 5.99%                                10,929           13,236
6.00 to 6.99%                                12,350           12,153
7.00 to 7.99%                                 1,006              638
8.00 to 8.99%                                                    124
                                            -------          -------
   Total                                    $35,357          $29,616
                                            =======          =======

     The following table represents, by various interest rate categories, the amounts of time deposits maturing during each of the three years following June 30, 2001. Matured certificates, which have not been renewed as of June 30, 2001, have been allocated based upon certain rollover assumptions.

                                                              Amounts at June 30, 2001, Maturing In
                                                 ---------------------------------------------------------------
                                                 One Year             Two             Three         Greater Than
                                                  or Less             Years           Years         Three Years
                                                 --------            -------          -----         ------------
                                                                     (Dollars in thousands)
4.00 to 4.99%                                     $  9,682           $1,188           $   182           $   20
5.00 to 5.99%                                        5,769            2,283             1,729            1,148
6.00 to 6.99%                                        7,137            2,687               514            2,012
7.00 to 7.99%                                          246              446                10              304
                                                  --------           ------           -------           ------

   Total                                           $22,834           $6,604            $2,435           $3,484

                                                   =======           ======            ======           ======

     The following table indicates the amount of our other certificates of deposit of $100,000 or more by time remaining until maturity as of June 30, 2001.

                                                              At June 30, 2001
                                                          ----------------------
Maturity Period                                           (Dollars in thousands)
  Three months or less...................................       $  6,374
  Greater than three months through six months...........          1,614
  Greater than six months through twelve months..........          1,583
  Over twelve months.....................................          2,521
                                                                 -------
                  Total                                          $12,092
                                                                 =======

Deposit Activity

     The following table presents the deposit information of the Association for the periods indicated.

                                                                        At June 30,
                                                                 2001                  2000
                                                            --------------        -------------
                                                                  (Dollars in thousands)
Beginning balance...........................................    $49,701               $48,217
                                                                -------               -------
   Net deposits (withdrawals) before interest credited......      6,928                 (419)
   Interest credited........................................      2,337                 1,903
                                                                -------               -------
   Net increase in deposits.................................      9,265                 1,484
                                                                -------               -------
Ending balance                                                  $58,966               $49,701
                                                                =======               =======

     Total deposits at June 30, 2001, were approximately $59.0 million, compared to approximately $49.7 million at June 30, 2000. Our deposit base depends somewhat upon the manufacturing sector of LaPorte and Porter Counties. Although the manufacturing sector in these counties is relatively diversified and does not significantly depend upon any industry, a loss of a material portion of the manufacturing workforce could adversely affect our ability to attract deposits due to the loss of personal income attributable to the lost manufacturing jobs and the attendant loss in service industry jobs.

     In the unlikely event of our liquidation after the conversion, all claims of creditors (including those of deposit account holders, to the extent of their deposit balances) would be paid first followed by distribution of the liquidation account to certain deposit account holders, with any assets remaining thereafter distributed to City Savings Financial Corporation as the sole shareholder of The Michigan City Savings and Loan Association. See "The Conversion -- Principal Effects of Conversion -- Effect on Liquidation Rights."


     Borrowings. We focus on generating high quality loans and then seeking the best source of funding from deposits, investments or borrowings. At June 30, 2001, we had borrowings in the amount of $1.7 million from the Federal Home Loan Bank of Indianapolis which bear fixed and variable interest rates and which are due at various dates through 2011. We are required to maintain eligible loans and investment securities, including mortgage-backed securities, in our portfolio of at least 170% of outstanding advances as collateral for advances from the Federal Home Loan Bank of Indianapolis. We also have available $22 million of borrowing capacity with the Federal Home Loan Bank of Indianapolis. We do not anticipate any difficulty in obtaining advances appropriate to meet our requirements in the future.


     The  following  table  presents   certain   information   relating  to  the
Association's borrowings at or for the years ended June 30, 2001 and 2000.

                                                                  At or for the Year
                                                                     Ended June 30,
                                                            -------------------------------
                                                               2001                  2000
                                                            ----------            ---------
                                                                (Dollars in thousands)
Federal Home Loan Bank Advances:
   Outstanding at end of period............................    $1,670              $3,262
   Average balance outstanding for period..................     1,455               1,364
   Maximum amount outstanding at any month end
     during the period.....................................     2,762               3,262
   Weighted average interest rate during the period              5.77%               5.35%
   Weighted average interest rate at end of period               5.20                6.33


Properties

     The following table provides certain information with respect to the Association's offices as of June 30, 2001:


                                                                                      Net Book
                                                                                      Value of
                                                                                      Property,      Approximate
                                       Owned or         Year            Total         Furniture        Square
Description and Address                 Leased         Opened         Deposits       & Fixtures        Footage
-----------------------             --------------   ----------      ----------     ------------  ----------------
                                                               (Dollars in thousands)
Main Office                              Owned          1970            $54,701          $740*          4,600
2000 Franklin Street
Michigan City, IN 46360

Rolling Prairie Branch                   Owned          1995             $4,265          $106             900
101 E. Michigan Street
Rolling Prairie, IN  46371

-------------------
*Includes property contiguous to the main office which the Association owns.

     We own computer and data processing equipment which we use for transaction processing, loan origination, and accounting. The net book value of our electronic data processing equipment was approximately $113,000 at June 30, 2001.


     We currently operate three automatic teller machines, with one ATM located at each of our two offices, and one located in a restaurant located in Michigan City. Our ATMs participate in the Cirrus(R) and MAC(R) networks.


     We have also contracted for the data processing and reporting services of Aurum Technologies, Inc. in Charlotte, North Carolina. The cost of these data processing services is approximately $11,600 per month.

     We have also executed a Correspondent Services Agreement with the Federal Home Loan Bank of Indianapolis under which we receive item processing and other services for a fee of approximately $1,900 per month.

Service Corporation Subsidiary

     Office of Thrift Supervision regulations permit federal savings associations to invest in the capital stock, obligations or other specified types of securities of subsidiaries (referred to as "service corporations") and to make loans to such subsidiaries and joint ventures in which such subsidiaries are participants in an aggregate amount not exceeding 2% of the association's assets, plus an additional 1% of assets if the amount over 2% is used for specified community or inner-city development purposes. In addition, federal regulations permit associations to make specified types of loans to such subsidiaries (other than special purpose finance subsidiaries) in which the association owns more than 10% of the stock, in an aggregate amount not exceeding 50% of the association's regulatory capital if the association's regulatory capital is in compliance with applicable regulations. Indiana law permits state savings associations to form service corporation subsidiaries subject to these same federal limitations.

     A savings association that acquires a non-savings association subsidiary, or that elects to conduct a new activity within a subsidiary, must give the Federal Deposit Insurance Corporation, the Office of Thrift Supervision and the Department of Financial Institutions at least 30 days advance written notice. The Federal Deposit Insurance Corporation may, after consultation with the Office of Thrift Supervision, prohibit specified activities if it determines such activities pose a serious threat to the Savings Association Insurance Fund. Moreover, a savings association must deduct from capital, for purposes of meeting the core capital, tangible capital and risk-based capital requirements, its entire investment in and loans to a subsidiary engaged in activities not permissible for a national bank (other than exclusively agency activities for its customers or mortgage banking subsidiaries).

     We currently own one subsidiary, City Savings Financial Services, Inc., which was organized in March 2000 to acquire substantially all of the assets of Whybrew Insurance Agency, Inc., a local insurance agency that provided insurance products to the community, including property, casualty, life and health insurance and fixed annuities. City Savings Financial Services, Inc. currently conducts business as the Whybrew Insurance Agency.

     City Savings Financial Services, Inc. primarily engages in retail sales of health, life, casualty, property, mortgage and credit insurance products. Products offered by City Savings Financial Services, Inc. include group and individual term mortgage life insurance, group mortgage disability insurance, group accidental death insurance, group credit life insurance, and group credit accident and disability insurance policies. City Savings Financial Services, Inc. also markets a variety of tax-deferred annuity contracts which are wholly reinsured by other insurance companies. For the period ended June 30, 2001, City Savings Financial Services, Inc. generated $100,000 in commissions and experienced a small operating loss.

Employees

     As of June 30, 2001, we employed 23 persons on a full-time basis and five on a part-time basis. None of our employees is represented by a collective bargaining group and we consider our employee relations to be good.

     Employee benefits for our full-time employees include, among other things, hospitalization/major medical insurance, vision and dental insurance, long-term disability insurance, life insurance, and participation in The Michigan City Savings and Loan Association 401(k) Plan, which is administered by Pentegra Group.

     We consider our employee benefits to be competitive with those offered by other financial institutions and major employers in our area. See "Executive Compensation and Related Transactions of the Association."

Legal Proceedings

     Although we are involved, from time to time, in various legal proceedings in the normal course of business, there are no material legal proceedings to which we presently are a party or to which any of our property is subject.

                Management of City Savings Financial Corporation

Directors and Executive Officers of City Savings Financial Corporation

     The board of directors of City Savings Financial Corporation consists of the same individuals who serve as directors of The Michigan City Savings and Loan Association. City Savings Financial Corporation's articles of incorporation and by-laws require that directors be divided into three classes, as nearly equal in number as possible. Each class of directors serves for a three-year period, with approximately one-third of the directors elected each year. City Savings Financial Corporation's officers will be elected annually by its board of directors and will serve at the board's discretion. The terms of the present directors expire at City Savings Financial Corporation's first shareholders' meeting, which is anticipated to be held in October 2002. At that meeting, it is anticipated that the directors will be nominated to serve for the following terms: the terms of Bruce W. Steinke and Thomas F. Swirski will expire in 2003, the terms of Mark T. Savinski and Terrance G. Morse will expire in 2004, and the term of Richard G. Cook will expire in 2005. See "Management of The Michigan City Savings and Loan Association."

     City Savings  Financial  Corporation's  by-laws provide that directors must
(1) be residents of LaPorte or Porter County, Indiana, (2) have had a loan or deposit relationship with us which they have maintained for nine months prior to their nomination to the board (or, in the case of existing directors, at least 12 months prior to September 20, 2001), and (3) with respect to nonemployee directors, must have served as a member of a civic or community organization based in LaPorte or Porter County for at least 12 months during the five years prior to their nomination to the board. City Savings Financial Corporation's board may waive one or more of these requirements for new members appointed to the board in connection with the acquisition of another financial institution by City Savings Financial Corporation or the acquisition or opening of a new branch by the Association. See "Restrictions on Acquisition of City Savings Financial Corporation -- Provisions of City Savings Financial Corporation's Articles of Incorporation and Bylaws."

     The executive officers of City Savings Financial Corporation are identified below.


   Name                               Position with Holding Company
   ----                               -----------------------------
   Bruce W. Steinke                   Chairman of the Board
   Thomas F. Swirski                  President and Chief Executive Officer
   George L. Koehm                    Treasurer
   Richard G. Cook                    Secretary


          Management of The Michigan City Savings and Loan Association

Directors of The Michigan City Savings and Loan Association

     Our board of directors currently consists of five persons. Each director holds office for a term of three years, and one-third of the board is elected at each annual meeting of our members.

     Our board of directors met 24 times during the fiscal year ended June 30, 2001. No director attended fewer than 75% of the aggregate number of meetings of the board of directors and the board's committees in the past 12 months.

     Listed below are the current directors of Michigan City:

                                            Director of                                    Position
                                           Michigan City          Expiration                 with
Director                                       Since                of Term              Michigan City
-------------------------------            --------------         ----------             -------------
Richard G. Cook                                1993                  2002           Director and Secretary
Terrance G. Morse                              1992                  2004           Director
Mark T. Savinski                               1992                  2004           Director
Bruce W. Steinke                               1969                  2003           Director and Chairman
                                                                                       of the Board
Thomas F. Swirski                              2000                  2003           Director, President and
                                                                                       Chief Executive Officer


     Presented  below is certain  information  concerning  the  directors of the
Association:

     Richard G. Cook (age 64) retired in 1999 as Business Manager of the Michigan City Area Schools, a position that he held for 25 years. He currently serves as an outside consultant for Educational Services based in Indianapolis.

     Terrance G. Morse (age 53) has served as President of the Building Maintenance Company in Michigan City, Indiana, since 1986.

     Mark T. Savinski (age 47) has served since 1998 as District Director for U.S. Congressman, Peter J. Visclosky, First District of Indiana. From 1989 until 1998, Mr. Savinski served as Human Resource Manager for Modine Manufacturing Company in LaPorte, Indiana.

     Bruce W. Steinke (age 69) retired as President and Chief Executive Officer of the Michigan City Savings and Loan Association in 2000. Mr. Steinke was employed by the Association for over 30 years and has served on the board of directors since 1969.

     Thomas F. Swirski (age 46) has been President, Chief Executive Officer and Compliance Officer of The Michigan City Savings and Loan Association since February 2000, and City Savings Financial Services, Inc. since November 1999. From 1981 until his appointment as President, Mr. Swirski served as Secretary, Mortgage Loan Manager and Compliance Officer of the Association. Mr. Swirski has a Masters degree in Finance from Indiana University and is a graduate of the University of Wisconsin Graduate School of Banking.

Executive Officers of the Association Who Are Not Directors

     Presented below is certain information regarding our executive officer who is not a director:

Name                                   Position
----------------                       ------------------------
George L. Koehm                        Treasurer and Controller

     George L. Koehm (age 39) has served as Treasurer and Controller of The Michigan City Savings and Loan Association since April 1999, and Treasurer of City Savings Financial Services, Inc., since April 2000. From 1997 until 1999, he served as Chief Operating Officer of Argo Federal Savings Bank with a promotion to Executive Vice President in 1998. From 1989 until 1997, Mr. Koehm served as Vice President and Treasurer of Community Bank, F.S.B., and as Chief Financial Officer of Community Bank's holding company, CB Bancorp, Inc. From 1995 until 1997, Mr. Koehm served as Treasurer and in various other capacities for CB Bancorp, Inc. and related entities and as Vice President-Finance at Pinnacle Bank.

Committees of the boards of directors of the Association and City Savings Financial Corporation

     Our board of directors has nine committees. The Auditing Committee, which consists of Richard G. Cook, Mark Savinski, Terrance Morse and Bruce Steinke, oversees our internal and external auditors and monitors our compliance with Office of Thrift Supervision compliance regulations. The Asset/Liability Management Committee, which consists of Richard Cook, Bruce Steinke and Thomas Swirski, reviews and monitors the Association's interest rate risk. The Investment Committee, which consists of Bruce Steinke, Thomas Swirski, Richard Cook and George Koehm, oversees and approves investment purchases and sales by the Association and monitors the Association's liquidity management. Our Executive Committee, which consists of Thomas Swirski and George Koehm, establishes the job descriptions and compensation for our employees and officers. The Loan Committee, which consists of Terrance Morse, Richard Cook, Bruce Steinke and Thomas Swirski (reviewing real estate loans), and Mark Savinski and Thomas Swirski (reviewing consumer loans), is responsible for establishing standards for credit analysis, underwriting and credit management and for general oversight of our lending policies, and for reviewing certain loan applications. The Operations Committee, which consists of Thomas Swirski, Mark Savinski and Terrance Morse, oversees the day-to-day operations of the Association. The Delinquency Review and real estate owned Committee, which consists of Thomas Swirski and Bruce Steinke, reviews delinquent assets. The Business Plan Committee, which consists of Bruce Steinke, Thomas Swirski and George Koehm, is responsible for the future plans and leadership of the Association. Finally, the Asset Classification Committee, which consists of Mark Savinski, Terrance Morse and Thomas Swirski, is responsible for monitoring the Association's nonperforming assets and its asset classification policy.

       Executive Compensation and Related Transactions of the Association

Remuneration of Named Executive Officer

     The following table sets forth information as to annual, long-term and other compensation for services in all capacities to our President and Chief Executive Officer for the fiscal year ended June 30, 2001. We had no executive officers who earned over $100,000 in salary and bonuses during that fiscal year.

                                                Summary Compensation Table

                                                                                  Long Term Compensation
                                                                   ------------------------------------------------
                                   Annual Compensation                      Awards                    Payouts
                            ------------------------------------   -------------------------    -------------------
                                                        Other                     Securities             All Other
                                                       Annual      Restricted     Underlying     LTIP     Compen-
Name and                                               Compen-        Stock        Options/     Payouts   sation
Principal Position   Year   Salary ($)   Bonus ($)  sation($)(1)   Award(s)($)      SARs (#)      ($)      ($) (2)
------------------   ----   ----------   ---------  ------------   -----------    ---------------------------------
Thomas F. Swirski    2001   $67,750 (3)     ---          ---           ---            ---         ---     $5,640

-------------------
(1) Mr. Swirski received certain perquisites, but the incremental cost of providing such perquisites did not exceed the lesser of $50,000 or 10% of his salary and bonus.
(2) Other Compensation includes the Association's matching contributions under its 401(k) Plan.
(3) Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code under the Association's 401(k) Plan.

Employment Contracts


     We have entered into a three-year employment contract with Mr. Swirski and a one-year employment contract with Mr. Koehm. Both contracts will become effective as of the effective date of the conversion. The contract with Mr. Swirski extends annually for three additional terms of one-year each if our board of directors determines to so extend it, unless notice not to extend is properly given by either party to the contract. The contract with Mr. Koehm provides for a one-year term that is not renewable. Mr. Swirski and Mr. Koehm receive an initial salary under the contracts equal to each officer's current salary, subject to increases approved by the board of directors. Each contract also provides, among other things, for participation in other fringe benefits and benefit plans available to our employees. Each may terminate his employment upon 60 days' written notice to us. We may discharge either for cause (as defined in the contract) at any time or in certain specified events. If we terminate Mr. Swirski's employment for other than cause or if he terminates his own employment for cause (as defined in the contract), he will receive his base compensation under the contract for an additional three years if the termination follows a change of control in City Savings Financial Corporation. If we terminate Mr. Koehm's employment for other than cause or if he terminates his own employment for cause (as defined in the contract), he will receive his base compensation under the contract for an additional one year if the termination follows a change in control. We must pay such amounts to Mr. Swirski or Mr. Koehm within 24 months of the effective date of the change in control. If the termination does not follow a change in control, Mr. Swirski will receive his contractual base compensation for the balance of his contract or for one year, whichever is less, and Mr. Koehm will receive his contractual base compensation for the balance of his contract or for six months, whichever is less. In addition, during such periods, Mr. Swirski and Mr. Koehm will continue to participate in our group insurance plans and retirement plans, or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, Mr. Swirski and Mr. Koehm will have the right to cause us to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. If the payments provided for in the contract, together with any other payments made to Mr. Swirski or Mr. Koehm by us, are deemed to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause us to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contract to Mr. Swirski or Mr. Koehm if the contract were terminated either after a change of control of City Savings Financial Corporation, without cause by us, or for cause by Mr. Swirski or Mr. Koehm, would be approximately $203,000 in the case of Mr. Swirski and $185,000 in the case of Mr. Koehm. For purposes of these employment contracts, a change of control of City Savings Financial Corporation is generally an acquisition of control, as defined in regulations issued under the Change in Bank Control Act and the Savings and Loan Holding Company Act.


     The employment contracts protect our confidential business information and protects us from competition by Mr. Swirski and Mr. Koehm should either voluntarily terminate his employment without cause or be terminated by us for cause. The employment contracts protect our confidential business information and protects us from competition by Mr. Swirski and Mr. Koehm should either voluntarily terminate his employment without cause or be terminated by us for cause.

Compensation of Directors

     We pay our non-employee directors $175 for each regular meeting attended and $50 for each committee meeting attended. Total fees paid to our directors for the year ended June 30, 2001, were approximately $24,000.

     Directors of City Savings Financial Corporation and City Savings Financial Services, Inc. are not currently paid directors' fees. City Savings Financial Corporation may, if it believes it is necessary to attract qualified directors or is otherwise beneficial to City Savings Financial Corporation, adopt a policy of paying directors' fees.


     We have also adopted a Deferred Director Supplemental Retirement Plan which provides for the continuation of directors fees to a director for 120 consecutive months immediately following the month in which the director's status as a director is terminated, subject to the vesting schedule described below. A director's interest in the Supplemental Plan vests at the rate of 20% per year beginning with the date on which the director completes five years of service on the board, provided that full vesting occurs upon a change in control of the Association or City Savings Financial Corporation. The interests of directors who, as of June 27, 2001, had served at least one year on the board vested immediately upon the adoption of the Supplemental Plan. The benefits payable to a director under the Supplemental Plan are calculated by multiplying the director's vested percentage times the rate of directors' fees paid to the director immediately prior to the date his status as a director terminated. Such benefits continue for 120 consecutive months. In the event that a director's death occurs prior to the commencement of payments under the Supplemental Plan, or after the commencement of payments but prior to the completion of 120 consecutive months, no further installments shall be payable following the date of such director's death. For the year ended June 30, 2001, the Association accrued expenses of $10,300 to fund the Supplemental Plan.


Benefits

     Insurance Plans. Our officers and employees are covered by non-contributory medical, life and accidental death and dismemberment, vision, dental and long-term disability insurance plans. This coverage is provided pursuant to group plans sponsored by the Indiana League of Financial Institutions Group Insurance Trust.


     401(k) Plan. The Association sponsors The Michigan City Savings and Loan Association 401(k) Profit Sharing Plan for a tax-qualified profit sharing plan with a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code, for the benefit of its eligible employees. The 401(k) Plan provides participants with savings and retirement benefits based on employee deferrals of compensation. Eligible employees may begin participating in the 401(k) Plan on the first day of the calendar month following the day they begin employment with the Association. Participants may make annual salary reduction contributions to the 401(k) Plan in amounts up to 20% of their compensation, within a legally permissible limit ($10,500 for 2001). A participant is immediately vested in his or her elective deferrals of compensation under the 401(k) Plan. The Association currently matches 50% of the first 6% of an employee's contribution to the 401(k) Plan. The Association's expense for the 401(k) Plan for the year ended June 30, 2001 was approximately $12,400.


     Currently, participants may invest their accounts under the 401(k) Plan in and among several funds with varying investment characteristics including equity funds, asset allocation funds, government bond funds, money market funds or in guaranteed investment contracts offered by insurance companies. The Association intends to add, as an investment option, an employer stock fund, in which participants may invest all or a portion of their account balances primarily in the Association's common stock, within the limitations set forth in the plan document. In connection with the conversion, a participant's ability to invest in the employer stock fund may be based on his or her status as an Eligible Account Holder or Supplemental Eligible Account Holder in the conversion. Regardless of the source of funds, Eligible Account Holders and Supplemental Eligible Account Holders will be subject to the restrictions that otherwise apply to the purchase of common stock in the conversion. See "The Conversion -- Limitations on Common Stock Purchases."

     Generally, distributions from the 401(k) Plan may commence upon a participant's separation from service for any reason. However, participants may request in-service distributions from the 401(k) Plan in the form of hardship withdrawals and loans. Distributions from the 401(k) Plan are generally subject to federal and state income taxes and distributions made before a participant attains age 59 1/2 may also be subject to a federal excise tax.

Transactions With Certain Related Persons

     We have followed a policy of offering to our directors, officers, and employees real estate mortgage loans secured by their principal residence as well as other loans. Current law and the Association's conflict of interest policy authorize us to make loans or extensions of credit to our executive officers, directors, and principal shareholders on the same terms that are available with respect to loans made to persons who are not covered by the conflict of interest policy. All loans to directors and executive officers must be approved in advance by a majority of the disinterested members of the board of directors. Our policy regarding loans to directors and employees meets the requirements of current law. Loans to directors, executive officers and their associates totaled approximately $514,000, or 10.1% of equity capital at June 30, 2001.

Employee Stock Ownership Plan and Trust

     City Savings Financial Corporation has established for our eligible employees an employee stock ownership plan effective January 1, 2001, subject to our conversion to stock form. Employees with at least one year of employment with us and who have attained age 21 are eligible to participate. As part of the conversion, the employee stock ownership plan intends to borrow funds from City Savings Financial Corporation and use those funds to purchase a number of shares equal to 8% of the common stock to be sold in the conversion. Collateral for the loan will be the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from our discretionary contributions to the employee stock ownership plan over a period of 15 years. The initial interest rate for the loan will be the prime rate on the date the loan is executed. Shares purchased by the employee stock ownership plan will be held in a suspense account for allocation among participants as the loan is repaid.


     Contributions to the employee stock ownership plan and shares released from the suspense accounts in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Participants in the employee stock ownership plan will receive credit for service prior to the effective date of the employee stock ownership plan. Benefits generally become 100% vested after five years of credited service. Prior to the completion of five years of credited service, a participant who terminates employment for reasons other than death, retirement, or disability will not receive any benefits under the employee stock ownership plan. Forfeitures will be reallocated among remaining participating employees upon the earlier of the forfeiting participant's death or after the expiration of at least three years from the date on which such participant's employment was terminated. Benefits will be payable in the form of common stock or cash for fractional shares upon death, retirement, early retirement, disability or separation from service. The employee stock option plan provides for City Savings Financial Corporation to issue a put option to any participant who receives a distribution of common stock. The option permits the participant to sell the common stock to City Savings Financial Corporation at any time during two option periods, as defined in the employee stock ownership plan, at the fair market value of the common stock.


     Our contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated. In November 1993, the American Institute of Certified Public Accountants issued Statement of Position 93-6, which requires us to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.

     In connection with the establishment of the employee stock ownership plan, City Savings Financial Corporation has established a committee of our employees to administer the employee stock ownership plan. Home Federal Savings Bank will serve as corporate trustee of the employee stock ownership plan. The employee stock ownership plan committee may instruct the trustee regarding investment of funds contributed to the employee stock ownership plan. The employee stock ownership plan trustee, subject to its fiduciary duty, must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of participating employees. Under the employee stock ownership plan, nondirected shares, and shares held in the suspense account, will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Stock Option Plan

     At a meeting of City Savings Financial Corporation's shareholders to be held at least six months after the completion of the conversion, the board of directors intends to submit for shareholder approval the stock option plan for directors and officers of the Association and City Savings Financial Corporation. If approved by the shareholders and as of the date of such approval, common stock in an aggregate amount equal to 10% of the shares issued in the conversion will be reserved for issuance by City Savings Financial Corporation upon the exercise of the stock options granted under the stock option plan. Assuming the sale of 420,000 shares in the conversion an aggregate of 42,000 shares would be reserved for issuance under the stock option plan. No options would be granted under the stock option plan until the date on which shareholder approval is received. At that time, it is anticipated that options for the following number of shares will be granted to the following directors, executive officers and employees of the Association and City Savings Financial
Corporation:

                                                     Percentage of Shares
        Optionee                                     Issued in Conversion
        --------------------------                   --------------------
        Thomas F. Swirski                                     1.00%
        Other Directors                                       2.00%
        All other employees                                   1.75%
                                                              ----

          Total                                               4.75%
                                                               ====

     It is anticipated that these options would be granted for terms of 10 years (in the case of incentive options) or 10 years and one day (in the case of non-qualified options), and at an option price per share equal to the fair market value of the shares on the date of the grant of the stock options. If the stock option plan is adopted within one year following the conversion, options will become exercisable at a rate of 20% at the end of each twelve (12) months of service with us after the date of grant, subject to early vesting in the event of death or disability, or a change in control of City Savings Financial Corporation. Options granted under the stock option plan are adjusted for capital changes such as stock splits and stock dividends. Unless City Savings Financial Corporation decides to call an earlier special meeting of shareholders, the date of grant of these options is expected to be the date of City Savings Financial Corporation's annual meeting of shareholders to be held at least six months after the conversion.

     The stock option plan would be administered by a Committee of non-employee members of City Savings Financial Corporation's board of directors. Options granted under the stock option plan to employees could be "incentive" stock options designed to result in a beneficial tax treatment to the employee but no tax deduction to City Savings Financial Corporation. Non-qualified stock options could also be granted under the stock option plan, and will be granted to the non-employee directors to receive grants of stock options. In the event an option recipient terminated his or her employment or service as an employee or director, the options would terminate during certain specified periods.

Recognition and Retention Plan

     At a meeting of City Savings Financial Corporation's shareholders to be held at least six months after the completion of the conversion, the board of directors also intends to submit the recognition and retention plan for shareholder approval. The recognition and retention plan will provide our directors and officers with an ownership interest in City Savings Financial Corporation in a manner designed to encourage them to continue their service with us. The Association will contribute funds to the recognition and retention plan from time to time to enable it to acquire an aggregate amount of common stock equal to up to 4% of the shares of common stock sold in the conversion, either directly from City Savings Financial Corporation or on the open market. Four percent of the shares sold in the conversion would amount to 14,280 shares, 16,800 shares, 19,320 shares or 22,218 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. In the event that additional authorized but unissued shares would be acquired by the recognition and retention plan after the conversion, the interests of existing shareholders would be diluted. Our executive officers and directors will be awarded common stock under the recognition and retention plan without having to pay cash for the shares.

     No awards under the recognition and retention plan would be made until the date the recognition and retention plan is approved by City Savings Financial Corporation's shareholders. At that time, it is anticipated that awards of the following number of shares would be made to the following directors and executive officers of City Savings Financial Corporation and The Michigan City Savings and Loan Association:

                                                      Percentage of Shares
                                                     Issued in Conversion to
                                                        be Awarded Under
           Recipient of Awards                   Recognition and Retention Plan
           --------------------                  ------------------------------
           Thomas F. Swirski.....................              1.00%
           Other Directors.......................              2.00%
           All other employees...................              0.40%
                                                               ----
             Total...............................              3.40%
                                                               ====

     Awards would be nontransferable and nonassignable, and during the lifetime of the recipient could only be earned by and made to him or her. If the recognition and retention plan is adopted within one year of the conversion, the shares which are subject to an award would vest and be earned by the recipient at a rate of 20% of the shares awarded at the end of each full twelve (12) months of service with us after the date of grant of the award. Awards are adjusted for capital changes such as stock dividends and stock splits. Notwithstanding the foregoing, awards would be 100% vested upon termination of employment or service due to death or disability and upon a change in control of City Savings Financial Corporation. Assuming the recognition and retention plan is adopted within one year of the conversion, if an executive officer's or director's employment and/or service were to terminate for other reasons, the grantee would forfeit any nonvested award. If employment or service is terminated for cause (as would be defined in the recognition and retention plan), or if conduct would have justified termination or removal for cause, shares not already delivered under the recognition and retention plan, whether or not vested, could be forfeited by resolution of the board of directors of City Savings Financial Corporation.

     When shares become vested and could actually be distributed in accordance with the recognition and retention plan, the participants would also receive amounts equal to accrued dividends and other earnings or distributions payable with respect thereto. When shares become vested under the recognition and retention plan, the participant will recognize income equal to the fair market value of the common stock earned, determined as of the date of vesting, unless the recipient makes an election under ss. 83(b) of the Internal Revenue Code to be taxed earlier. The amount of income recognized by the participant would be a deductible expense for tax purposes for City Savings Financial Corporation. Shares not yet vested under the recognition and retention plan will be voted by the Trustee of the recognition and retention plan, taking into account the best interests of the recipients of the recognition and retention plan awards.

                                   Regulation

General

     As an Indiana-chartered, Savings Association Insurance Fund-insured savings association, the Association is subject to extensive regulation by the Office of Thrift Supervision, the Department of Financial Institutions and the Federal Deposit Insurance Corporation. For example, the Association must obtain Office of Thrift Supervision and Department of Financial Institutions approval before it may engage in certain activities and must file reports with the Office of Thrift Supervision and the Department of Financial Institutions regarding its activities and financial condition. The Office of Thrift Supervision and the Department of Financial Institutions periodically examine the Association's books and records and, in conjunction with the Federal Deposit Insurance Corporation in certain situations, have examination and enforcement powers. This supervision and regulation are intended primarily to protect the safety and soundness of the Association and to protect depositors and their federally-insured deposits. All savings associations must pay a semi-annual assessment to the Office of Thrift Supervision based upon a marginal assessment rate that decreases as the asset size of the savings association increases, and which includes a fixed-cost component that is assessed on all savings associations. The assessment rate that applies to a savings association depends upon the institution's size, condition, and the complexity of its operations. The Association's semi-annual assessment to the Office of Thrift Supervision is $11,000. The Association also pays an annual assessment to the Department of Financial Institutions of $8,000.

     The Association is also subject to federal and state regulation as to such matters as loans to officers, directors, or principal shareholders, required reserves, limitations as to the nature and amount of its loans and investments, regulatory approval of any merger or consolidation, issuances or retirements of the Association's securities, and limitations upon other aspects of banking operations. In addition, The Association's activities and operations are subject to a number of additional detailed, complex and sometimes overlapping federal and state laws and regulations. These include state usury and consumer credit laws, state laws relating to fiduciaries, the Federal Truth-In-Lending Act and Regulation Z, the Federal Equal Credit Opportunity Act and Regulation B, the Fair Credit Reporting Act, the Community Reinvestment Act, anti-redlining legislation and antitrust laws. The Association is also subject to certain reserve requirements under regulations of the Board of Governors of the Federal Reserve System.

Savings and Loan Holding Company Regulation

     City Savings Financial Corporation will be regulated as a "non-diversified savings and loan holding company" within the meaning of the Home Owners' Loan Act, and subject to regulatory oversight of the Director of the Office of Thrift Supervision. As such, City Savings Financial Corporation will register with the Office of Thrift Supervision and will thereby be subject to Office of Thrift Supervision regulations, examinations, supervision and reporting requirements. As a subsidiary of a savings and loan holding company, The Association will be subject to certain restrictions in its dealings with City Savings Financial Corporation and with other companies affiliated with City Savings Financial Corporation.

     In general, the Home Owners' Loan Act prohibits a savings and loan holding company, without obtaining the prior approval of the Director of the Office of Thrift Supervision, from acquiring control of another savings association or savings and loan holding company or retaining more than 5% of the voting shares of a savings association or of another holding company which is not a subsidiary. The Home Owners' Loan Act also restricts the ability of a director or officer of City Savings Financial Corporation, or any person who owns more than 25% of City Savings Financial Corporation's stock, from acquiring control of another savings association or savings and loan holding company without obtaining the prior approval of the Director of the Office of Thrift Supervision.

     City Savings Financial Corporation will operate as a unitary savings and loan holding company. Prior to the enactment of the Gramm-Leach-Bliley Act on November 12, 1999, there were no restrictions on the permissible business activities of a unitary savings and loan holding company. The Gramm-Leach-Bliley Act included a provision that prohibits any new unitary savings and loan holding company, defined as a company that acquires a thrift after May 4, 1999, from engaging in commercial activities. Due to these restrictions, City Savings Financial Corporation will be authorized to engage only in those activities that are permissible for a financial holding company or a multiple savings and loan holding company following the conversion. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain activities authorized by Office of Thrift Supervision regulations.

     Notwithstanding the above rules as to permissible business activities of unitary savings and loan holding companies, if the savings association subsidiary of such a holding company fails to meet the qualified thrift lender test, then such unitary holding company would be deemed to be a bank holding company subject to all of the provisions of the Bank Holding Company Act of 1956 and other statutes applicable to bank holding companies, to the same extent as if City Savings Financial Corporation were a bank holding company and the Association were a bank. See "-- Qualified Thrift Lender." At June 30, 2001, the Association's asset composition was in excess of that required to qualify as a qualified thrift lender.

     If City Savings Financial Corporation were to acquire control of another savings association other than through a merger or other business combination with the Association, City Savings Financial Corporation would thereupon become a multiple savings and loan holding company. Except where such acquisition is pursuant to the authority to approve emergency thrift acquisitions and where each subsidiary savings association meets the qualified thrift lender test, the activities of City Savings Financial Corporation and any of the Association's subsidiaries (other than the Association or other subsidiary savings associations) would thereafter be subject to further restrictions. The Home Owners' Loan Act provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not a savings association shall commence or continue for a limited period of time after becoming a multiple savings and loan holding company or subsidiary thereof, any business activity other than (i) furnishing or performing management services for a subsidiary savings association, (ii) conducting an insurance agency or escrow business,
(iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary savings association, (iv) holding or managing properties used or occupied by a subsidiary savings association, (v) acting as trustee under deeds of trust, (vi) those activities in which multiple savings and loan holding companies were authorized (by regulation) to directly engage on March 5, 1987, or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the Director of the Office of Thrift Supervision by regulation prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above must also be approved by the Director of the Office of Thrift Supervision before a multiple savings and loan holding company may engage in such activities.

     The Director of the Office of Thrift Supervision may also approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings associations in more than one state, if the multiple savings and loan holding company involved controls a savings association which operated a home or branch office in the state of the association to be acquired as of March 5, 1987, or if the laws of the state in which the association to be acquired is located specifically permit associations to be acquired by state-chartered associations or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings associations). Also, the Director of the Office of Thrift Supervision may approve an acquisition resulting in a multiple savings and loan holding company controlling savings associations in more than one state in the case of certain emergency thrift acquisitions.


     Indiana law permits federal and state savings association holding companies with their home offices located outside of Indiana to acquire savings associations whose home offices are located in Indiana and savings association holding companies with their principal place of business in Indiana upon receipt of approval by the Indiana Department of Financial Institutions. Moreover, savings association holding companies with their principal office in Indiana may acquire savings associations with their home offices located outside of Indiana and savings association holding companies with their principal place of business located outside of Indiana upon receipt of approval by the Department of Financial Institutions.


     No subsidiary savings association of a savings and loan holding company may declare or pay a dividend or make a capital distribution on its permanent or nonwithdrawable stock unless it first gives the Director of the Office of Thrift Supervision 30 days advance notice of such declaration and payment. Any dividend declared during such period or without giving notice shall be invalid. The payment of dividends by the association is also subject to additional Office of Thrift Supervision and Department of Financial Institutions limitations. See "Dividend Limitations."

Federal Home Loan Bank System

     The Association is a member of the Federal Home Loan Bank system, which consists of 12 regional banks. The Federal Housing Finance Board, an independent agency, controls the Federal Home Loan Bank System including the Federal Home Loan Bank of Indianapolis. The Federal Home Loan Bank system provides a central credit facility primarily for member financial institutions. At June 30, 2001, the Association's investment in stock of the Federal Home Loan Bank of Indianapolis was $382,000. For the fiscal year ended June 30, 2001, the Federal Home Loan Bank of Indianapolis paid approximately $29,000 in dividends to the Association.

     All 12 Federal Home Loan Bank's are required to provide funds to establish affordable housing programs through direct loans or interest subsidies on advances to members to be used for lending at subsidized interest rates for low- and moderate-income, owner-occupied housing projects, affordable rental housing, and certain other community projects. These contributions and obligations could adversely affect the value of Federal Home Loan Bank stock in the future. A reduction in the value of such stock may result in a corresponding reduction in the Association's capital.

     The Federal Home Loan Bank of Indianapolis serves as a reserve or central bank for member institutions within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes advances to members in accordance with policies and procedures established by the Federal Home Loan Bank and the board of directors of the Federal Home Loan Bank of Indianapolis.

     All Federal Home Loan Bank advances must be fully secured by sufficient collateral as determined by the Federal Home Loan Bank. Eligible collateral includes first mortgage loans not more than 90 days delinquent or securities evidencing interests therein, securities (including mortgage-backed securities) issued, insured or guaranteed by the federal government or any agency thereof, cash or Federal Home Loan Bank deposits, certain small business and agricultural loans of smaller institutions and real estate with readily ascertainable value in which a perfected security interest may be obtained. Other forms of collateral may be accepted as additional security or, under certain circumstances, to renew outstanding advances. All long-term advances are required to provide funds for residential home financing and the Federal Home Loan Bank has established standards of community service that members must meet to maintain access to long-term advances.

     Interest rates charged for advances vary depending upon maturity, the cost of funds to the Federal Home Loan Bank of Indianapolis and the purpose of the borrowing.

Insurance of Deposits

     Deposit Insurance. The Federal Deposit Insurance Corporation is an independent federal agency that insures the deposits, up to prescribed statutory limits, of banks and thrifts and safeguards the safety and soundness of the banking and thrift industries. The Federal Deposit Insurance Corporation administers two separate insurance funds, the Bank Insurance Fund for commercial banks and state savings banks and the Savings Association Insurance Fund for savings associations, such as the Association, and banks that have acquired deposits from savings associations. The Federal Deposit Insurance Corporation is required to maintain designated levels of reserves in each fund. During 1996, the reserves of the Savings Association Insurance Fund were below the level required by law, primarily because a significant portion of the assessments paid into the Savings Association Insurance Fund had been used to pay the cost of prior thrift failures, while the reserves of the Bank Insurance Fund met the level required by law. In 1996, however, legislation was enacted to recapitalize the Savings Association Insurance Fund and eliminate the premium disparity between the Bank Insurance Fund and Savings Association Insurance Fund. See "-- Assessments" below.

     Assessments. The Federal Deposit Insurance Corporation is authorized to establish separate annual assessment rates for deposit insurance for members of the Bank Insurance Fund and members of the Savings Association Insurance Fund. The Federal Deposit Insurance Corporation may increase assessment rates for either fund if necessary to restore the fund's ratio of reserves to insured deposits to the target level within a reasonable time and may decrease these rates if the target level has been met. The Federal Deposit Insurance Corporation has established a risk-based assessment system for both Savings Association Insurance Fund and Bank Insurance Fund members. Under this system, assessments vary depending on the risk the institution poses to its deposit insurance fund. An institution's risk level is determined based on its capital level and the Federal Deposit Insurance Corporation's level of supervisory concern about the institution.

     In 1996, legislation was enacted that included provisions designed to recapitalize the Savings Association Insurance Fund and eliminate the significant premium disparity between the Bank Insurance Fund and the Savings Association Insurance Fund. Beginning January 1, 1997, the Association's annual deposit insurance premium was reduced from .23% to .0644% of total assessable deposits. In addition to the assessment for deposit insurance, savings institutions are required to pay on bonds issued in the late 1980s by the Financing Corporation, which is a federally-chartered corporation that was organized to provide some of the financing to resolve the thrift crisis in the 1980s. During 1998, Financing Corporation payments for Savings Association Insurance Fund members approximated 6.10 basis points, while Bank Insurance Fund members paid 1.22 basis points. By law, payments on Financing Corporation obligations have been shared equally between Bank Insurance Fund members and Savings Association Insurance Fund members since January 1, 2000.

     Although Congress has considered merging the Savings Association Insurance Fund and the Bank Insurance Fund, until then, savings associations with Savings Association Insurance Fund deposits may not transfer deposits into the Bank Insurance Fund system without paying various exit and entrance fees. Such exit and entrance fees need not be paid if a Savings Association Insurance Fund institution converts to a bank charter or merges with a bank, as long as the resulting bank continues to pay applicable insurance assessments to the Savings Association Insurance Fund, and as long as certain other conditions are met.

Savings Association Regulatory Capital

     Currently, savings associations are subject to three separate minimum capital-to-assets requirements: (i) a leverage limit, (ii) a tangible capital requirement, and (iii) a risk-based capital requirement. The leverage limit requires that savings associations maintain "core capital" of at least 3% of total assets. Core capital is generally defined as common shareholders' equity (including retained income), noncumulative perpetual preferred stock and related surplus, certain minority equity interests in subsidiaries, qualifying supervisory goodwill, purchased mortgage servicing rights and purchased credit card relationships (subject to certain limits) less nonqualifying intangibles. The Office of Thrift Supervision requires a core capital level of 3% of total adjusted assets for savings associations that receive the highest rating for safety and soundness, and 4% to 5% for all other savings associations. Under the tangible capital requirement, a savings association must maintain tangible capital (core capital less all intangible assets except purchased mortgage servicing rights which may be included after making the above-noted adjustment in an amount up to 100% of tangible capital) of at least 1.5% of total assets. Under the risk-based capital requirements, a minimum amount of capital must be maintained by a savings association to account for the relative risks inherent in the type and amount of assets held by the savings association. The risk-based capital requirement requires a savings association to maintain capital (defined generally for these purposes as core capital plus general valuation allowances and permanent or maturing capital instruments such as preferred stock and subordinated debt, less assets required to be deducted) equal to 8.0% of risk-weighted assets. Assets are ranked as to risk in one of four categories (0-100%). A credit risk-free asset, such as cash, requires no risk-based capital, while an asset with a significant credit risk, such as a non-accrual loan, requires a risk factor of 100%. Moreover, a savings association must deduct from capital, for purposes of meeting the core capital, tangible capital and risk-based capital requirements, its entire investment in and loans to a subsidiary engaged in activities not permissible for a national bank (other than exclusively agency activities for its customers or mortgage banking subsidiaries). At June 30, 2001, the Association was in compliance with all capital requirements imposed by law.

     The Office of Thrift Supervision has promulgated a rule which sets forth the methodology for calculating an interest rate risk component to be used by savings associations in calculating regulatory capital. The Office of Thrift Supervision has delayed the implementation of this rule, however. The rule requires savings associations with "above normal" interest rate risk (institutions whose portfolio equity would decline in value by more than 2% of assets in the event of a hypothetical 200-basis-point move in interest rates) to maintain additional capital for interest rate risk under the risk-based capital framework. Even though the Office of Thrift Supervision has delayed implementing this rule, the Association nevertheless measures its interest rate risk in conformity with the Office of Thrift Supervision regulation and, as of June 30, 2001, would have been required to deduct approximately $300,000 from its total capital available to calculate its risk-based capital requirement. The Office of Thrift Supervision recently proposed an amendment to its interest rate risk rule that would delete the requirement that a savings association with excess exposure to interest rate risk make this capital deduction. The Office of Thrift Supervision has also revised its standards regarding the management of interest rate risk to include summary guidelines to assist savings associations in determining their exposures to interest rate risk. If an association is not in compliance with the capital requirements, the Office of Thrift Supervision is required to prohibit asset growth and to impose a capital directive that may restrict, among other things, the payment of dividends and officers' compensation. In addition, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation generally are authorized to take enforcement actions against a savings association that fails to meet its capital requirements. These actions may include restricting the operating activities of the association, imposing a capital directive, cease and desist order, or civil money penalties, or imposing harsher measures such as appointing a receiver or conservator or forcing the association to merge into another institution.

Prompt Corrective Regulatory Action

     The Federal Deposit Insurance Corporation Improvement Act requires, among other things, that federal bank regulatory authorities take "prompt corrective action" with respect to institutions that do not meet minimum capital requirements. For these purposes, the statute establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. At June 30, 2001, the Association was categorized as "well capitalized," meaning that its total risk-based capital ratio exceeded 10%, its Tier I risk-based capital ratio exceeded 6%, its leverage ratio exceeded 5%, and it was not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure.

     The Federal Deposit Insurance Corporation may order savings associations which have insufficient capital to take corrective actions. For example, a savings association which is categorized as "undercapitalized" would be subject to growth limitations and would be required to submit a capital restoration plan, and a holding company that controls such a savings association would be required to guarantee that the savings association complies with the restoration plan. "Significantly undercapitalized" savings associations would be subject to additional restrictions. Savings associations deemed by the Federal Deposit Insurance Corporation to be "critically undercapitalized" would be subject to the appointment of a receiver or conservator.

Dividend Limitations

     The Office of Thrift Supervision also restricts the amount of "capital distributions" that may be made by savings associations. The regulation defines a capital distribution as a distribution of cash or other property to a savings association's owners, made on account of their ownership. This definition includes a savings association's payment of cash dividends to shareholders, or any payment by a savings association to repurchase, redeem, retire, or otherwise acquire any of its shares or debt instruments that are included in total capital, and any extension of credit to finance an affiliate's acquisition of those shares or interests. The amended regulation does not apply to dividends consisting only of a savings association's shares or rights to purchase such shares.

     The regulation exempts certain savings associations from filing either a notice or an application with the Office of Thrift Supervision before making any capital distribution and requires a savings association to file an application for approval of a proposed capital distribution with the Office of Thrift
Supervision if the association is not eligible for expedited treatment under Office of Thrift Supervision's application processing rules, or the total amount of all capital distributions, including the proposed capital distribution, for the applicable calendar year would exceed an amount equal to the savings association's net income for that year to date plus the savings association's retained net income for the preceding two years (the "retained net income standard"). At June 30, 2001, the Association's retained net income standard was approximately $671,000. A savings association must also file an application for approval of a proposed capital distribution if, following the proposed distribution, the association would not be at least adequately capitalized under the Office of Thrift Supervision prompt corrective action regulations, or if the proposed distribution would violate a prohibition contained in any applicable statute, regulation, or agreement between the association and the Office of Thrift Supervision or the Federal Deposit Insurance Corporation.

     The regulation requires a savings association to file a notice of a proposed capital distribution in lieu of an application if the association or the proposed capital distribution do not meet the conditions described above, and: (1) the savings association will not be at least well capitalized (as defined under the Office of Thrift Supervision prompt corrective action regulations) following the capital distribution; (2) the capital distribution would reduce the amount of, or retire any part of the savings association's common or preferred stock, or retire any part of debt instruments such as notes or debentures included in the association's capital under the Office of Thrift Supervision capital regulation; or (3) the savings association is a subsidiary of a savings and loan holding company. Because the Association will be a subsidiary of a savings and loan holding company, this latter provision will require, at a minimum, that the Association file a notice with the Office of Thrift Supervision 30 days before making any capital distributions to City Savings Financial Corporation following the conversion.

     In addition to these regulatory restrictions, the Association's plan of conversion imposes additional limitations on the amount of capital distributions it may make to City Savings Financial Corporation. The plan of conversion requires the Association to establish and maintain a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders and prohibits the Association from making capital distributions to City Savings Financial Corporation if its net worth would be reduced below the amount required for the liquidation account.

     Under Indiana law, the Association may pay dividends without Department of Financial Institutions approval so long as its capital is unimpaired and the dividends in any calendar year do not exceed the net profits of the Association for that year plus the retained net profits of the Association for the previous two years. Dividends may not exceed undivided profits on hand (less losses, bad debts and expenses). Additional stringent regulatory requirements affecting dividend payments by the Association, however, are established by the prompt corrective action provisions of the Federal Deposit Insurance Corporation Improvement Act, which are discussed above. The Association's capital levels currently exceed the criteria established to be designated as a "well capitalized" institution. Such institutions are required to have a total risk-based capital ratio of 10% or greater, a Tier I risk-based capital ratio of 6% or greater and a leverage ratio of 5% or greater.

Limitations on Rates Paid for Deposits

     Regulations promulgated by the Federal Deposit Insurance Corporation pursuant to the Federal Deposit Insurance Corporation Improvement Act place limitations on the ability of insured depository institutions to accept, renew or roll over deposits by offering rates of interest which are significantly higher than the prevailing rates of interest on deposits offered by other insured depository institutions having the same type of charter in the institution's normal market area. Under these regulations, "well-capitalized" depository institutions may accept, renew or roll such deposits over without restriction, "adequately capitalized" depository institutions may accept, renew or roll such deposits over with a waiver from the Federal Deposit Insurance
Corporation (subject to certain restrictions on payments of rates) and "undercapitalized" depository institutions may not accept, renew or roll such deposits over. The regulations contemplate that the definitions of "well-capitalized," "adequately-capitalized" and "undercapitalized" will be the same as the definition adopted by the agencies to implement the corrective action provisions of the Federal Deposit Insurance Corporation Improvement Act. Management does not believe that these regulations will have a materially adverse effect on the Association's current operations.

Liquidity

     The Financial Regulatory Relief and Economic Efficiency Act of 2000, which was signed into law on December 27, 2000, repealed the former statutory requirement that all savings associations maintain an average daily balance of liquid assets in a minimum amount of not less than 4% or more than 10% of their withdrawable accounts plus short-term borrowings. The Office of Thrift Supervision adopted an interim final rule in March 2001 that implemented this revised statutory requirement, although savings associations remain subject to the Office of Thrift Supervision regulation that requires them to maintain sufficient liquidity to ensure their safe and sound operation.

Safety and Soundness Standards

     In 1995, the federal banking agencies adopted final safety and soundness standards for all insured depository institutions. The standards, which were issued in the form of guidelines rather than regulations, relate to internal controls, information systems, internal audit systems, loan underwriting and documentation, compensation and interest rate exposure. In general, the standards are designed to assist the federal banking agencies in identifying and addressing problems at insured depository institutions before capital becomes impaired. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan may result in enforcement proceedings. During 1996, the federal banking agencies added asset quality and earning standards to the safety and soundness guidelines.

Real Estate Lending Standards

     Office of Thrift Supervision regulations require savings associations to establish and maintain written internal real estate lending policies. Each association's lending policies must be consistent with safe and sound banking practices and be appropriate to the size of the association and the nature and scope of its operations. The policies must establish loan portfolio diversification standards; establish prudent underwriting standards, including loan-to-value limits, that are clear and measurable; establish loan administration procedures for the association's real estate portfolio; and establish documentation, approval, and reporting requirements to monitor compliance with the association's real estate lending policies. The association's written real estate lending policies must be reviewed and approved by the association's board of directors at least annually. Further, each association is expected to monitor conditions in its real estate market to ensure that its lending policies continue to be appropriate for current market conditions.

Federal Reserve System

     Under regulations of the Federal Reserve Board, the Association is required to maintain reserves against its transaction accounts (primarily checking and negotiable order of withdrawal accounts) and non-personal money market deposit accounts. The effect of these reserve requirements is to increase the Association's cost of funds. The Association is in compliance with its reserve requirements. A state-chartered savings association, like other depository institutions maintaining reservable accounts, may borrow from the Federal Reserve Board "discount window," to meet these requirements but the Federal Reserve Board's regulations require the savings association to exhaust other reasonable alternative sources, including borrowing from its regional Federal Home Loan Bank, before borrowing from the Federal Reserve Board. FedICIA imposes certain limitations on the ability of undercapitalized depository institutions to borrow from Federal Reserve Boards.

Loans to One Borrower

     Under Office of Thrift Supervision regulations and the Indiana statute, the Association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. Additional amounts may be lent, not in excess of 10% of unimpaired capital and surplus, if such loans or extensions of credit are fully secured by readily marketable collateral, including certain debt and equity securities but not including real estate. Office of Thrift Supervision regulations permit a savings association, in some cases, to lend up to 30% of unimpaired capital and surplus to one borrower for purposes of developing domestic residential housing, provided that the association meets its regulatory capital requirements and the Office of Thrift Supervision authorizes the association to use this expanded lending authority. The Association did not have any loans or extensions of credit to a single or related group of borrowers in excess of its regulatory lending limits at June 30, 2001.

Qualified Thrift Lender

     Savings associations must meet a qualified thrift lender test that requires the association to maintain an appropriate level of qualified thrift investments (primarily residential mortgages and related investments, including certain mortgage-related securities) and otherwise to qualify as a qualified thrift lender. The required percentage of qualified thrift investments is 65% of portfolio assets (defined as all assets minus intangible assets, property used by the association in conducting its business and liquid assets equal to 10% of total assets). Certain assets are subject to a percentage limitation of 20% of portfolio assets. In addition, savings associations may include shares of stock of the Federal Home Loan Banks, Federal National Mortgage Association, and Federal Home Loan Mortgage Corporation as qualified thrift investments. Compliance with the qualified thrift lender test is determined on a monthly basis in nine out of every twelve months. As of June 30, 2001, the Association was in compliance with its qualified thrift lender requirement, with approximately 80.1% of its assets invested in qualified thrift investments.

     A savings association which fails to meet the qualified thrift lender test must either convert to a bank (but its deposit insurance assessments and payments will be those of and paid to the Savings Association Insurance Fund) or be subject to the following penalties: (i) it may not enter into any new activity except for those permissible for a national bank and for a savings association; (ii) its branching activities shall be limited to those of a national bank; (iii) it shall be bound by regulations applicable to national banks respecting payment of dividends. Three years after failing the qualified thrift lender test the association must dispose of any investment or activity not permissible for a national bank and a savings association. If such a savings association is controlled by a savings and loan holding company, then such holding company must, within a prescribed time period, become registered as a bank holding company and become subject to all rules and regulations applicable to bank holding companies (including restrictions as to the scope of permissible business activities).

Acquisitions or Dispositions and Branching

     The Bank Holding Company Act specifically authorizes a bank holding company, upon receipt of appropriate regulatory approvals, to acquire control of any savings association or holding company thereof wherever located. Similarly, a savings and loan holding company may acquire control of a bank. Moreover, Office of Thrift Supervision regulations authorize a federal savings associations to acquire or be acquired by any insured depository institution and the Indiana statute authorizes an Indiana financial institution to acquire or be acquired by an out-of-state financial institution. Regulations promulgated by the Federal Reserve Board restrict the branching authority of savings associations acquired by bank holding companies. Savings associations acquired by bank holding companies may be converted to banks if they continue to pay Savings Association Insurance Fund premiums, but as such they become subject to branching and activity restrictions applicable to banks.

     Subject to certain exceptions, commonly-controlled banks and savings associations must reimburse the Federal Deposit Insurance Corporation for any losses suffered in connection with a failed bank or savings association affiliate. Institutions are commonly controlled if one is owned by another or if both are owned by the same holding company. Such claims by the Federal Deposit Insurance Corporation under this provision are subordinate to claims of depositors, secured creditors, and holders of subordinated debt, other than affiliates.


     Indiana banks and savings associations are permitted to acquire other Indiana banks and savings associations and to establish branches throughout Indiana. Moreover, revisions to the Indiana statute adopted in 1996 authorize a state savings association, with the prior approval of the Department of Financial Institutions, to establish or acquire a branch in another state. The revised Indiana statute further authorizes an out-of-state financial institution to establish branches in Indiana, provided that the laws of the institution's home state permit Indiana financial institutions to establish and maintain branches in that state on a reciprocal basis. These revisions to the Indiana statute are consistent with the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994.


Transactions with Affiliates

     The Association is subject to Sections 22(h), 23A and 23B of the Federal Reserve Act, which restrict financial transactions between banks and their directors, executive officers and affiliated companies. The statute limits credit transactions between a bank or savings association and its executive officers and its affiliates, prescribes terms and conditions for bank affiliate transactions deemed to be consistent with safe and sound banking practices, and restricts the types of collateral security permitted in connection with a bank's extension of credit to an affiliate.

Federal Securities Law

     The shares of common stock of City Savings Financial Corporation have been registered under the Securities and Exchange Commission Act of 1934 (the "1934 Act") and, as a result, City Savings Financial Corporation is subject to the information, proxy solicitation, insider trading restrictions and other requirements of the 1934 Act and the rules of the Securities and Exchange Commission thereunder. After three years following the Association conversion to stock form, if City Savings Financial Corporation has fewer than 300 shareholders, it may deregister its shares under the 1934 Act and cease to be subject to the foregoing requirements.

     Shares of common stock held by persons who are affiliates of City Savings Financial Corporation may not be resold without registration unless sold in accordance with the resale restrictions of Rule 144 under the Securities and Exchange Commission Act of 1933 (the "1933 Act"). If City Savings Financial Corporation meets the current public information requirements under Rule 144, each affiliate of City Savings Financial Corporation who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of City Savings Financial Corporation or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks.

Community Reinvestment Act Matters

     Federal law requires that ratings of depository institutions under the Community Reinvestment Act be disclosed. The disclosure includes both a four-unit descriptive rating -- outstanding, satisfactory, needs to improve, and substantial noncompliance -- and a written evaluation of an institution's performance. Each Federal Home Loan Bank is required to establish standards of community investment or service that its members must maintain for continued access to long-term advances from the Federal Home Loan Banks. The standards take into account a member's performance under the Community Reinvestment Act and its record of lending to first-time home buyers. The Office of Thrift Supervision has designated the Association's record of meeting community credit needs as satisfactory.

Other Indiana Regulations

     As noted, the Association is subject to regulation by the Department of Financial Institutions. The Department of Financial Institutions has the right to promulgate rules and regulations necessary for the supervision and regulation of Indiana-charted savings associations under its jurisdiction and for the protection of the public investing in such institutions. The regulatory authority of the Department of Financial Institutions includes, but is not limited to, the establishment of reserve requirements; the regulation of the payment of dividends; the regulation of stock repurchases, the regulation of incorporators, shareholders, directors, officers and employees; the establishment of permitted types of withdrawable accounts and types of contracts for savings programs, loans and investments; and the regulation of the conduct and management of savings banks, chartering and branching of institutions, mergers, conversions and conflicts of interest.

     The Department of Financial Institutions generally conducts regular annual examinations of Indiana-chartered savings associations such as the Association. The purpose of such examination is to assure that institutions are being operated in compliance with applicable Indiana law and regulations and in a safe and sound manner. In addition, the Department of Financial Institutions is required to conduct an examination of any institution as often as it deems necessary. The Department of Financial Institutions has the power to issue cease and desist orders if any person or institution is engaging in, or has engaged in, any unsafe or unsound practice in the conduct of its business or has or is violating any other law, rule or regulation and, as to officers and directors of an Indiana savings association, breached his fiduciary duty as an officer or director.

     With the approval of the Department of Financial Institutions, an Indiana savings association may merge or consolidate with a state or federal savings association, a state bank or state savings bank or a national bank. In considering whether to approve or disapprove such a merger or consolidation, the Department of Financial Institutions is to consider the following factors: (i) whether the institutions are operated in a safe, sound and prudent manner; (ii) whether the financial conditions of any of the institutions will jeopardize the financial stability of the other institutions; (ii) whether the financial conditions of any of the institutions will jeopardize the financial stability of the other institutions; (iii) whether the proposed merger or consolidation will result in an institution that has inadequate capital, unsatisfactory management or poor earnings prospects; (iv) whether the management or other principals of the resulting institution are qualified by character and financial responsibility to control and operate in a legal and proper manner the resulting institution; (v) whether the interests of the depositors and creditors of the institutions and the public generally will be jeopardized by the transaction; and (vi) whether the institutions furnish all of the information the Department of Financial Institutions requires in reaching the its decision.

     Acquisitions of control of an Indiana savings association by a foreign savings association or bank, or a holding company require the prior approval of the Department of Financial Institutions. Control is defined as the power, directly or indirectly, (i) to vote 25.0% or more of the voting stock of an Indiana-chartered savings association or (ii) to excise a controlling influence over the management or policies of a savings association.

                                    Taxation

Federal Taxation

     Historically, savings associations, such as The Michigan City Savings and Loan Association, have been permitted to compute bad debt deductions using either the bank experience method or the percentage of taxable income method. However, for years beginning after December 31, 1995, no savings association may use the percentage of taxable income method of computing its allowable bad debt deduction for tax purposes. Instead, all savings associations are required to compute their allowable deduction using the experience method. As a result of the repeal of the percentage of taxable income method, reserves taken after 1987 using the percentage of taxable income method generally must be included in future taxable income over a six-year period, although a two-year delay may be permitted for associations meeting a residential mortgage loan origination test. We do not have any reserves taken after 1987 that must be recaptured. However, our pre-1988 reserve, for which no deferred taxes have been recorded, must be recaptured into income if (i) the Association no longer qualifies as a bank under the Internal Revenue Code, or (ii) the Association pays out excess dividends or distributions. Although we do have some reserves from before 1988, we are not required to recapture these reserves.

     Depending on the composition of its items of income and expense, a savings association may be subject to the alternative minimum tax. A savings association must pay an alternative minimum tax on the amount (if any) by which 20% of alternative minimum taxable income, as reduced by an exemption varying with alternative minimum taxable income, exceeds the regular tax due. Alternative minimum taxable income equals regular taxable income increased or decreased by certain tax preferences and adjustments, including depreciation deductions in excess of that allowable for alternative minimum tax purposes, tax-exempt interest on most private activity bonds issued after August 7, 1986 (reduced by any related interest expense disallowed for regular tax purposes), the amount of the bad debt reserve deduction claimed in excess of the deduction based on the experience method and 75% of the excess of adjusted current earnings over alternative minimum taxable income (before this adjustment and before any alternative tax net operating loss). Alternative minimum taxable income may be reduced only up to 90% by net operating loss carryovers, but alternative minimum tax paid can be credited against regular tax due in later years.


     For federal income tax purposes, we have been reporting our income and expenses on the accrual method of accounting. Our federal income tax returns have not been audited in the past ten years.


State Taxation

     We are subject to Indiana's financial institutions tax, which is imposed at a flat rate of 8.5% on "adjusted gross income." "Adjusted gross income," for purposes of the financial institutions tax, begins with taxable income as defined by Section 63 of the Internal Revenue Code and, thus, incorporates federal tax law to the extent that it affects the computation of taxable income. Federal taxable income is then adjusted by several Indiana modifications. Other applicable state taxes include generally applicable sales and use taxes plus real and personal property taxes.


     Our state income tax returns have not been audited the past ten years.


     For further information relating to the tax consequences of the conversion, see "The Conversion -- Principal Effects of Conversion -- Tax Effects."

                                 The Conversion

     The boards of directors of the Association and City Savings Financial Corporation, the Office of Thrift Supervision and the Department of Financial Institutions have approved the plan of conversion subject to the plan of conversion's approval by our members at a special meeting of members, and subject to the satisfaction of certain other conditions imposed by the Office of Thrift Supervision and the Department of Financial Institutions in their respective approvals. The approval of the plan of conversion by the Office of Thrift Supervision and the Department of Financial Institutions does not, however, constitute a recommendation or endorsement of the plan of conversion by the Office of Thrift Supervision or the Department of Financial Institutions.

General


     On July 11, 2001, our board of directors adopted a plan of conversion pursuant to which we will convert from an Indiana mutual savings association to an Indiana stock savings association, and become a wholly-owned subsidiary of City Savings Financial Corporation. The conversion will include adoption of the proposed Articles of Stock Charter Conversion and Code of By-Laws which will authorize the issuance of capital stock by the Association. Under the plan of conversion, our capital stock is being sold to City Savings Financial Corporation and the common stock of City Savings Financial Corporation is being offered to our customers and, if necessary, to the general public, with a preference given to residents of LaPorte and Porter Counties, Indiana. The Plan has also been approved by the Office of Thrift Supervision and the Department of Financial Institutions, subject to approval of the plan of conversion by our members. A special meeting of members has been scheduled for that purpose on December 18, 2001. The approval of the plan of conversion by the Office of Thrift Supervision and the Department of Financial Institutions does not constitute a recommendation or endorsement of the plan of conversion by the Office of Thrift Supervision or the Department of Financial Institutions.


     We have mailed to each person eligible to vote at the special meeting a proxy statement. The proxy statement contains information concerning the business purposes of the conversion and the effects of the plan of conversion and the conversion on voting rights, liquidation rights, the continuation of our business and existing savings accounts, Federal Deposit Insurance Corporation insurance and loans. The proxy statement also describes the manner in which the plan of conversion may be amended or terminated.

Reasons for Conversion


     As a stock institution, we will be structured in the form used by commercial banks, most business entities, and a growing number of savings associations. Converting to the stock form is intended to have a positive effect on our future growth and performance by: (i) affording our depositors and employees the opportunity to become shareholders of City Savings Financial Corporation; (ii) providing City Savings Financial Corporation with the flexibility to grow through mergers and acquisitions by permitting the offering of City Savings Financial Corporation's stock to the shareholders of acquired companies; (iii) providing increased net worth and equity capital for investment in our business, thus enabling management to pursue new and additional lending and investment opportunities and to expand operations; and (iv) providing future access to capital markets through the sale of stock of City Savings Financial Corporation in order to generate additional capital to accommodate or promote future growth. We believe that the increased capital and operating flexibility will enhance our competitiveness with other types of financial services organizations. Although our current members will, upon conversion, lose the voting and liquidation rights they presently have as members (except to the limited extent of their rights in the liquidation account established in the conversion), they are being offered a priority right to purchase shares in the conversion and thereby obtain voting and liquidation rights in City Savings Financial Corporation.


     The net proceeds to us from the sale of common stock offered hereby, after retention by City Savings Financial Corporation of $1,000,000 of such net proceeds, will increase our existing net worth and thus provide an even stronger capital base to support our lending and investment activities. This increase in our net worth, when combined with the extra expenses we will incur as a publicly-traded company, will also, however, likely cause our return on equity to decrease in comparison with our performance in previous years. The net proceeds will also enable us to open new branch offices, and we intend to open a new branch in Chesterton, Indiana, during the third quarter of 2002. In addition, the conversion will provide us with new opportunities to attract and retain talented and experienced personnel by offering stock incentive programs.

     Our board of directors believes that the conversion to a holding company structure is the best way to enable us to diversify our business activities should we choose to do so. Currently, there are no plans, written or oral, for City Savings Financial Corporation to engage in any material activities apart from holding our shares of stock that it acquires in connection with the conversion, although the board may determine to further expand City Savings Financial Corporation's activities after the conversion.

     The additional common stock of City Savings Financial Corporation being authorized in the conversion will be available for issuance and sale to raise additional equity capital, subject to market conditions and generally without shareholder approval. City Savings Financial Corporation's ability to raise additional funds through the sale of equity or debt securities to the public or institutional investors should also be enhanced by the increase in its equity capital base provided by the conversion. Although City Savings Financial Corporation currently has no plans with respect to future issuances of equity or debt securities, the more flexible operating structure provided by City Savings Financial Corporation and the stock form of ownership is expected to assist us in competing aggressively with other financial institutions in our market area.

     The conversion will also permit our members who subscribe for shares of common stock to become shareholders of City Savings Financial Corporation, thereby allowing members to indirectly own stock in the financial institution in which they maintain deposit accounts. Such ownership may encourage shareholders to promote us to others, thereby further contributing to our growth.

Principal Effects of Conversion


     General. Each depositor in a mutual savings association such as the Association has both a deposit account and a pro rata ownership in the net worth of that institution, based upon the balance in his or her deposit account. This ownership interest has no tangible market value separate from the deposit account. Borrowers of the mutual savings association have similar rights. Upon conversion to stock form, the ownership of our net worth will be represented by the outstanding shares of stock which will be owned by City Savings Financial Corporation, and the net worth of City Savings Financial Corporation will be represented by the shares sold in this offering or purchased in subsequent market transactions. Certificates representing ownership of the common stock of City Savings Financial Corporation will be issued, and shareholders will be able to transfer these certificates with no effect on any account the seller may hold with us.


     Continuity. While the conversion is being accomplished, we will continue without interruption our normal business of accepting deposits and making loans. After the conversion, we will continue to provide services for account holders and borrowers under current policies carried on by our present management and staff.

     Our directors at the time of conversion will continue to serve as our directors after the conversion until the expiration of their current terms, and thereafter, if reelected. All of our executive officers at the time of conversion will retain their positions after the conversion.

     Effect on Deposit Accounts. Under the plan of conversion, each of our depositors at the time of the conversion will automatically continue as a depositor after the conversion, and each deposit account will remain the same with respect to deposit balance, interest rate and other terms. Each account will also continue to be insured by the Federal Deposit Insurance Corporation in exactly the same way as before. Depositors will continue to hold their existing certificates, passbooks and other evidence of their accounts.

     Effect on Loans of Borrowers. None of our loans will be affected by the conversion. The amount, interest rate, maturity and security for each loan will be unchanged.

     Effect on Voting Rights of Members. Currently in our mutual form, our depositor and borrower members have voting rights and may vote for the election of directors. Following the conversion, depositors and borrowers will cease to have voting rights. All voting rights in The Michigan City Savings and Loan Association will be vested in City Savings Financial Corporation as our sole shareholder. Voting rights in City Savings Financial Corporation will be vested exclusively in its shareholders, with one vote for each share of common stock. Neither the common stock to be sold in the conversion nor the capital stock of the Association will be insured by the Federal Deposit Insurance Corporation or by any other government entity.


     Effect on Liquidation Rights. Current federal regulations and the plan of conversion provide for the establishment of a "liquidation account" by us for the benefit of our Eligible Account Holders, who are our deposit account holders with balances of no less than $50.00 on June 30, 2000, and our Supplemental Eligible Account Holders, who are deposit account holders with balances of no less than $50.00 on September 30, 2001, who continue to maintain their accounts with us after the conversion. The liquidation account will be credited with our net worth as reflected in the latest statement of financial condition in the final prospectus used in the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder will, with respect to each deposit account held, have a related inchoate interest in a portion of the balance of the liquidation account. This inchoate interest is referred to in the plan of conversion as a "subaccount balance." In the event of a complete liquidation of us after the conversion (and only in such event), Eligible Account Holders and Supplemental Eligible Account Holders would be entitled to a distribution from the liquidation account in an amount equal to the then current adjusted subaccount balance then held, before any liquidation distribution would be made to City Savings Financial Corporation as our sole shareholder. We believe that a liquidation of The Michigan City Savings and Loan Association is unlikely.

     Each Eligible Account Holder will have a subaccount balance in the liquidation account for each deposit account held as of the Eligibility Record Date, which is June 30, 2000. Each Supplemental Eligible Account Holder will have a subaccount balance in the liquidation account for each deposit account held as of the Supplemental Eligibility Record Date of September 30, 2001. Each initial subaccount balance will be the amount determined by multiplying the total opening balance in the liquidation account by a fraction, the numerator of which is the amount of the qualifying deposit (a deposit of at least $50 as of June 30, 2000, or September 30, 2001, respectively) of such deposit account, and the denominator of which is the total of all qualifying deposits on that date. If the amount in the deposit account on any subsequent annual closing date of the Association is less than the balance in such deposit account on any other annual closing date, or the balance in such account on the Eligibility Record Date or the Supplemental Eligibility Record Date, as the case may be, this interest in the liquidation account will be reduced by an amount proportionate to any such reduction, and will not thereafter be increased despite any subsequent increase in the related deposit account. An Eligible Account Holder's, as well as a Supplemental Eligible Account Holder's, interest in the liquidation account will cease to exist if the deposit account is closed. The liquidation account will never increase and will be correspondingly reduced as the interests in the liquidation account are reduced or cease to exist. In the event of liquidation, any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied will be distributed to City Savings Financial Corporation as our sole shareholder.


     A merger, consolidation, sale of bulk assets, or similar combination or transaction in which we are not the surviving entity would not be considered to be a "liquidation" under which distribution of the liquidation account could be made, provided the surviving institution is an Federal Deposit Insurance Corporation-insured institution. In such a transaction, the liquidation account would be assumed by the surviving institution. The Office of Thrift Supervision has stated that the consummation of a transaction of the type described in the preceding sentence in which the surviving entity is not an Federal Deposit Insurance Corporation-insured institution would be reviewed on a case-by-case basis to determine whether the transaction should constitute a "complete liquidation" requiring distribution of any then-remaining balance in the liquidation account.

     The creation and maintenance of the liquidation account will not restrict the use of or application of any of the net worth accounts, except that we may not declare or pay a cash dividend on or repurchase our capital stock if the effect of such dividend or repurchase would be to cause our net worth to be reduced below the aggregate amount then required for the liquidation account.

     Tax Effects. We intend to proceed with the conversion on the basis of an opinion from Barnes & Thornburg as to all tax matters that are material to the conversion. The opinion is based, among other things, on certain representations made by us, including the representation that the exercise price of the subscription rights to purchase the common stock will be approximately equal to the fair market value of the stock at the time of the completion of the conversion. We have received an opinion of Keller & Company which, based on certain assumptions, concludes that the subscription rights to purchase the common stock issued in the conversion do not have any economic value at the time of distribution or at the time the subscription rights are exercised, whether or not a Community Offering takes place, and Barnes & Thornburg's opinion is given in reliance thereon. Barnes & Thornburg's opinion provides substantially as follows:


     1. Our change in form from a mutual savings association to a stock savings association will qualify as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code, and no gain or loss will be recognized to us in either our mutual form or our stock form by reason of the conversion.


     2. No gain or loss will be recognized by the converted savings association upon receipt of money from City Savings Financial Corporation for the converted savings association's capital stock, and no gain or loss will be recognized by City Savings Financial Corporation upon the receipt of money for common stock of City Savings Financial Corporation.

     3. The basis of the assets of the converted savings association will be the same as the basis in our hands prior to the conversion.

     4. The holding period of the assets of the converted savings association will include the period during which the assets were held by us in our mutual form prior to conversion.

     5. No gain or loss will be realized by our deposit account holders or borrowers, upon the constructive issuance to them of withdrawable deposit accounts of the converted savings association immediately after the conversion, interests in the liquidation account, and/or on the distribution to them of nontransferable subscription rights to purchase common stock.

     6. The basis of an account holder's deposit accounts in the converted savings association after the conversion will be the same as the basis of his or her deposit accounts with us prior to the conversion.

     7. The basis of each account holder's interest in the liquidation account will be zero. The basis of the non-transferable subscription rights will be zero.

     8. The basis of City Savings Financial Corporation common stock to its shareholders will be the actual purchase price ($10.00) thereof, and a shareholder's holding period for common stock acquired through the exercise of subscription rights will begin on the date on which the subscription rights are exercised.

     9. No taxable income will be realized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members as a result of the exercise of the nontransferable subscription rights.

     10. The converted savings association in its stock form will succeed to and take into account our earnings and profits or deficit in earnings and profits, in our mutual form, as of the date of conversion.

     The opinion also concludes in effect that:

     1. No taxable income will be realized by us on the issuance of subscription rights to eligible subscribers to purchase shares of common stock at fair market value.

     2. The converted savings association will succeed to and take into account the dollar amounts of those accounts of The Michigan City Savings and Loan Association in its mutual form which represent bad debt reserves in respect of which the Association in its mutual form has taken a bad debt deduction for taxable years on or before the date of the transfer.

     3. The creation of the liquidation account will have no effect on our taxable income, deductions, or additions to bad debt reserves or distributions to shareholders under Section 593 of the Internal Revenue Code.

     Barnes & Thornburg has also issued an opinion stating in essence that the conversion will not be a taxable transaction to City Savings Financial Corporation or to us under any Indiana tax statute imposing a tax on income, and that our depositors and borrowers will be treated under such laws in a manner similar to the manner in which they will be treated under federal income tax law.


     The opinions of Barnes & Thornburg and Keller & Company, unlike a letter ruling issued by the Internal Revenue Service, are not binding on the Internal Revenue Service and the conclusions expressed herein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.


Offering of Common Stock


     Under the plan of conversion, up to 483,000 shares of common stock are being offered for sale, initially through the Subscription Offering (subject to a possible increase to 555,450 shares). See "-- Subscription Offering." The plan of conversion requires, with certain exceptions, that a number of shares equal to at least 357,000 be sold in order for the conversion to be completed. Shares may also be offered to the public in a Community Offering which is expected to commence after the Subscription Offering terminates, but may begin at any time with or without notice during the Subscription Offering. The Community Offering may expire no later than January 26, 2002, unless extended by us and City Savings Financial Corporation. The offering may be extended, subject to Office of Thrift Supervision approval, until 24 months following the members' approval of the plan of conversion, or until December 18, 2003. The actual number of shares to be sold in the conversion will depend upon market and financial conditions at the time of the conversion, provided that no fewer than 357,000 shares or more than 555,450 shares will be sold in the conversion. The per share price to be paid by purchasers in the Community Offering, if any, for any remaining shares will be $10.00, the same price paid by subscribers in the Subscription Offering. See "-- Stock Pricing."

     The Subscription Offering expires at 12:00 noon, Michigan City time, on December 12, 2001. Office of Thrift Supervision regulations, the Indiana Financial Institutions Act and the plan of conversion require that we complete the sale of common stock within 45 days after the close of the Subscription Offering. This 45-day period expires on January 26, 2002. In the event we are unable to complete the sale of common stock within this 45-day period, we may request an extension of this time period from the Office of Thrift Supervision and the Department of Financial Institutions. No single extension granted by the Office of Thrift Supervision or the Department of Financial Institutions, however, may exceed 90 days. No assurance can be given that an extension would be granted if requested. The Office of Thrift Supervision has, however, granted extensions due to the inability of mutual financial institutions to complete a stock offering as a result of the development of adverse conditions in the stock market. If an extension is granted, we will promptly notify subscribers of the granting of the extension of time and will promptly return subscriptions unless subscribers affirmatively elect to continue their subscriptions during the period of extension. Such extensions may not be made beyond December 18, 2003.


     As permitted by Office of Thrift Supervision regulations and the Indiana statute, the plan of conversion provides that if, for any reason, purchasers cannot be found for the unsubscribed shares of the common stock, our board of directors will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the Office of Thrift Supervision and the Department of Financial Institutions. If such other purchase arrangements cannot be made, the plan of conversion will terminate. In the event that the conversion is not completed, we will remain a mutual savings association, all subscription funds will be promptly returned to subscribers with interest earned thereon at our passbook rate, which is currently 2.50% per annum (except for payments to have been made through withdrawal authorizations which will have continued to earn interest at the contractual account rates), and all withdrawal authorizations will be canceled.

Subscription Offering


     In accordance with Office of Thrift Supervision regulations and the Indiana statute, nontransferable rights to subscribe for the purchase of City Savings Financial Corporation's common stock have been granted under the plan of conversion to the following persons in the following order of priority: (1) our Eligible Account Holders; (2) the employee stock ownership plan; (3) our Supplemental Eligible Account Holders; and (4) our members other than Eligible Account Holders and Supplemental Eligible Account Holders, at the close of business on October 31, 2001 ("Other Members"), the voting record date for the special meeting. All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering, and to the maximum and minimum purchase limitations set forth in the plan of conversion (and described below). The June 30, 2000, date for determination of Eligible Account Holders and the September 30, 2001, date for determination of Supplemental Eligible Account Holders were selected in accordance with federal regulations applicable to the conversion.


     Category I: Eligible Account Holders. Each Eligible Account Holder, acting through a single account (counting all persons on a single joint account as one Eligible Account Holder), will receive non-transferable subscription rights for up to 5,000 shares of City Savings Financial Corporation's common stock, provided that each Eligible Account Holder may not subscribe for more than 12,500 shares in the conversion including shares subscribed for by such person's Associates or persons acting in concert as a group.

     If sufficient shares are not available in this Category I, shares will be allocated in a manner that will allow each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her allocation consist of the lesser of 100 shares or the amount subscribed for. Thereafter, unallocated shares will be allocated to subscribing Eligible Account Holders in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Eligible Account Holders.

     The "qualifying deposits" of an Eligible Account Holder is the amount of the deposit balances (provided such aggregate balance is not less than $50.00) in his or her deposit accounts, including demand deposit accounts, as of the close of business on June 30, 2000. Subscription rights received by directors and officers in this category based upon their increased deposits in The Michigan City Savings and Loan Association during the year preceding June 30, 2000, are subordinated to the subscription rights of other Eligible Account Holders. Notwithstanding the foregoing, shares of common stock with a value in excess of $4,830,000, the maximum of the Estimated Valuation Range, may be sold to the employee stock ownership plan before satisfying the subscriptions of Eligible Account Holders.

     Category II: The Employee Stock Ownership Plan. City Savings Financial Corporation's tax-qualified employee stock ownership plan is permitted to subscribe for up to 8% of the aggregate number of shares of City Savings Financial Corporation's common stock sold in the conversion provided that shares remain available after satisfying the subscription rights of Eligible Account Holders for up to $4,830,000. The employee stock ownership plan intends to subscribe for a number of shares equal to 8% of City Savings Financial Corporation's common stock sold in the conversion. The employee stock ownership plan's right to purchase shares of common stock under this category shall be subordinated to all rights received by the Eligible Account Holders to purchase shares pursuant to Category I; provided, however, that notwithstanding any provision of the plan of conversion to the contrary, the employee stock ownership plan shall have a priority right to purchase any such shares of common stock sold in the conversion exceeding the maximum of the Estimated Valuation Range. If the employee stock ownership plan is unable to purchase all or part of the shares of common stock for which it subscribes, the employee stock ownership plan may purchase such shares on the open market or may purchase authorized but unissued shares of the Holding Company. Any purchase by the employee stock ownership plan of authorized but unissued shares could dilute the interests of the Holding Company's shareholders.

     Category III: Supplemental Eligible Account Holders. Each Supplemental Eligible Account Holder, acting through a single account (counting all persons on a single joint account as one Supplemental Eligible Account Holder), will receive non-transferable subscription rights for up to 5,000 shares of City Savings Financial Corporation's common stock, provided that each Supplemental Account Holder may not subscribe for more than 12,500 shares in the conversion including shares subscribed for by such person's Associates or person acting in concert as a group, to the extent that shares of City Savings Financial Corporation's common stock remain available for purchase after satisfaction of the subscription rights of all Eligible Account Holders and the employee stock ownership plan. Any subscription rights received by a person as a result of his or her status as an Eligible Account Holder will reduce to the extent thereof the subscription rights granted to such person as a result of his or her status as a Supplemental Eligible Account Holder.

     If sufficient shares are not available in this Category III, shares will be allocated in a manner that will allow each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her allocation consist of the lesser of 100 shares or the amount subscribed for. Thereafter, unallocated shares will be allocated to subscribing Supplemental Eligible Account Holders in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders.

     The "qualifying deposits" of a Supplemental Eligible Account Holder is the amount of the deposit balances (provided such aggregate balance is not less than $50) in his or her deposit accounts, including demand deposit accounts, as of the close of business on September 30, 2001.


     Category IV: Other Members. Each deposit account holder, other than an Eligible Account Holder or a Supplemental Eligible Account Holder, who is entitled to vote at the special meeting of members due to the existence of a deposit account on October 31, 2001 and each borrower of the Association on October 31, 2001, through a single account (counting all persons on a single joint account as one Other Member), will receive non-transferable subscription rights for up to 5,000 shares of City Savings Financial Corporation's common stock, provided that each Other Member may not subscribe for more than 12,500 shares in the conversion, including shares subscribed for by such person's Associates or persons acting in concert as a group, to the extent that shares remain available for purchase after satisfaction of the subscription rights of all Eligible Account Holders, the employee stock ownership plan and all Supplemental Eligible Account Holders.


     If sufficient shares are not available in this Category IV, shares will be allocated pro rata among subscribing Other Members in the same proportion that the number of shares subscribed for by each Other Member bears to the total number of shares subscribed for by all Other Members.


     Timing of Offering and Method of Payment. The Subscription Offering will expire at 12:00 noon, Michigan City time, on December 12, 2001 (the "Expiration
Date). The Expiration Date may be extended by the Association and City Savings Financial Corporation for successive 90-day periods, subject to Office of Thrift Supervision and Department of Financial Institutions approval, to December 18, 2003.

     Subscribers must, before the Expiration Date, or such date to which the Expiration Date may be extended, return an original Order Form to us that lists each account at the Association held by the Subscriber and that is otherwise properly completed, together with checks or money orders in an amount equal to the Purchase Price ($10.00 per share) multiplied by the number of shares for which subscription is made. Payment for stock purchases can also be accomplished through authorization on the original Order Form of withdrawals from accounts with us (including a certificate of deposit, but excluding IRA accounts). Funds must actually be in the account when an order for the purchase of common stock is submitted. We have the right to reject any orders transmitted by facsimile or on copies of Order Forms and any payments made by wire transfer. The beneficiaries of IRA accounts are deemed to have the same subscription rights as other depositors. However, the IRA accounts maintained with us do not permit investment in the common stock. A depositor interested in using his or her IRA funds to purchase common stock must do so through a self-directed IRA account. Depositors wishing to establish self-directed IRA accounts should call the Stock Information Center at (219) 878-4838 for information. There will be no early withdrawal or Internal Revenue Service interest penalties for any such transfer of your IRA account with the Association to a self-directed account. The new trustee would hold the common stock in a self-directed account in the same manner that we now hold the depositor's IRA funds. An annual administrative fee would be payable to the new trustee.


     In the event an Order Form (i) is not delivered and is returned to us by the United States Postal Service or we are unable to locate the addressee, (ii) is not received or is received after the Expiration Date, (iii) is defectively completed or executed, or (iv) is not accompanied by full payment for the shares subscribed for (including instances where a savings account or certificate balance from which withdrawal is authorized is insufficient to fund the amount of such required payment), the subscription rights for the person to whom such rights have been granted will lapse as though that person failed to return the completed Order Form within the time period specified. We may, but will not be required to, waive any irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as we specify. The waiver of an irregularity on an Order Form in no way obligates us to waive any other irregularity on that, or any irregularity on any other, Order Form. Waivers will be considered on a case by case basis. Photocopies of Order Forms, payments from private third parties, or electronic transfers of funds will not be accepted. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the Order Forms will be final. We have the right to investigate any irregularity on any Order Form.

     To ensure that each purchaser receives a prospectus at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the 1934 Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the Order Form will confirm receipt or delivery in accordance with Rule 15c2-8. Order Forms will only be distributed with a prospectus.

     Until completion or termination of the conversion, subscribers who elect to make payment through authorization of withdrawal from accounts with us will not be permitted to reduce the deposit balance in any such accounts below the amount required to purchase the shares for which they subscribed. In such cases interest will continue to be credited on deposits authorized for withdrawal until the completion of the conversion. Interest at the passbook rate, which is currently 2.50% per annum, will be paid on amounts submitted by check. Authorized withdrawals from certificate accounts for the purchase of common stock will be permitted without the imposition of early withdrawal penalties or loss of interest. However, withdrawals from certificate accounts that reduce the balance of such accounts below the required minimum for specific interest rate qualification will cause the cancellation of the certificate accounts at the effective date of the conversion, and the remaining balance will earn interest at the passbook savings rate. Stock subscriptions received and accepted by us are final and may not be revoked by the purchaser. Subscriptions may be withdrawn only in the event that we extend the Expiration Date of the Subscription Offering as described above.

     Members in Non-Qualified States or Foreign Countries. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of conversion reside. However, no person will be offered or sold or receive any stock pursuant to the Subscription Offering if such person resides in a foreign country or resides in a state in the United States with respect to which all of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of common stock reside in such state; (ii) the granting of subscription rights or the offer or sale of common stock to such persons would require us or City Savings Financial Corporation or our respective officers and directors, under the securities laws of such state, to register as a broker, dealer, salesman or selling agent, or to register or otherwise qualify the common stock for sale in such state; and (iii) such registration, qualification or filing in our judgment or in the judgment of City Savings Financial Corporation would be impracticable or unduly burdensome for reasons of cost or otherwise.


     To assist in the Subscription Offering and the Community Offering, if any, City Savings Financial Corporation has established a Stock Information Center that you may contact at (219) 878-4838. Callers to the Stock Information Center will be able to request a prospectus and other information relating to the Offering.


Community Offering

     To the extent shares remain available for purchase after filling all orders received in the Subscription Offering, we may offer shares of the common stock in a Community Offering to the general public, with preference given to residents of LaPorte and Porter Counties, Indiana. The right of any person to purchase shares in the Community Offering is subject to our right to accept or reject such purchase in whole or in part.


     The Community Offering may expire no later than January 26, 2002, unless extended by us and City Savings Financial Corporation. Persons wishing to purchase stock in the Community Offering, if conducted, should return the Order Form to us, properly completed, together with a check or money order in the amount equal to the Purchase Price ($10.00 per share) multiplied by the number of shares which that person desires to purchase. However, as noted above, we may terminate the Community Offering as soon as we receive orders for at least the minimum number of shares available for purchase in the conversion.


     The maximum number of shares of common stock which may be purchased in the Community Offering by any person (including such person's Associates) or persons acting in concert is 5,000 in the aggregate. A member who, together with his Associates and persons acting in concert, has subscribed for shares in the Subscription Offering may subscribe for a number of additional shares in the Community Offering that does not exceed the lesser of (i) 5,000 shares or (ii) the number of shares which, when added to the number of shares subscribed for by the member (and his Associates and persons acting in concert) in the Subscription Offering, would not exceed 12,500. We reserve the right to reject any orders received in the Community Offering in whole or in part.

     If all City Savings Financial Corporation common stock offered in the Subscription Offering is subscribed for, no Holding Company common stock will be available for purchase in the Community Offering. Purchase orders received during the Community Offering will be filled up to a maximum of 2% of the total number of shares of common stock issued in the conversion, with any remaining unfilled purchase orders to be allocated on an equal number of shares basis. If the Community Offering extends beyond 45 days following the expiration of the Subscription Offering, subscribers will have the right to increase, decrease or rescind subscriptions for stock previously submitted. All sales of Holding Company common stock in the Community Offering will be at the same price per share as the sales of Holding Company common stock in the Subscription Offering.

     Cash and checks received in the Community Offering will be placed in a special savings account with us, and will earn interest at the passbook rate, which is currently 2.50% per annum, from the date of deposit until completion or termination of the conversion. In the event that the conversion is not consummated for any reason, all funds submitted pursuant to the Community Offering will be promptly refunded with interest as described above.

Delivery of Certificates

     Certificates representing shares issued in the Subscription Offering and in the Community Offering, if any, pursuant to Order Forms will be mailed to the persons entitled to them at the addresses of such persons specified in properly completed Order Forms as soon as practicable following consummation of the conversion. Any certificates returned as undeliverable will be held by the Holding Company until claimed by the person legally entitled to them or otherwise disposed of in accordance with applicable law.

Marketing Arrangements

     To assist us and the Holding Company in marketing the common stock, we have retained the services of Trident Securities, which is a division of McDonald Investments, Inc., as our financial advisor. McDonald Investments, Inc. is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. Trident Securities will assist us in the conversion as follows: (1) in training and educating our employees regarding the mechanics and regulatory requirements of the conversion process; (2) in keeping records of all stock subscriptions; (3) in obtaining proxies from our members with respect to the Special Meeting; and
(4) in assisting with the Community Offering. For providing these services, we have paid Trident Securities a non-refundable management fee in the amount of $20,000 and have agreed to pay an additional success fee to Trident Securities equal to $70,000 upon the completion of the conversion. We have further agreed to reimburse Trident Securities for reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel. Offers and sales in the Subscription Offering and the Community Offering will be on a best efforts basis and, as a result, Trident Securities is not obligated to purchase any shares of the common stock. City Savings Financial Corporation intends to list the common stock over-the-counter on the OTC "Electronic Bulletin Board" upon the successful closing of the offering. Trident Securities intends to match offers to buy and offers to sell the common stock, although it is under no obligation to do so and may cease doing so at any time.

     We have also agreed to indemnify Trident Securities, under certain circumstances, against liabilities and expenses (including legal fees) arising out of Trident Securities' engagement by us, including liabilities under the 1933 Act.


     Our directors and executive officers may participate in the solicitation of offers to purchase common stock by mailing written materials to our members and other prospective investors, responding to inquiries of prospective investors, and performing ministerial or clerical work. In each jurisdiction in which the securities laws require that the offer and/or sale of the common stock be made through a broker-dealer registered in such jurisdiction, all written materials will be mailed under cover of a letter from Trident Securities. Certain of our employees may participate in the offering in ministerial capacities or by performing clerical work in effecting a sales transaction. Such other employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. Questions of prospective purchasers will be directed to executive officers or registered representatives. We will rely on Rule 3a4-1 under the 1934 Act, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. We will not compensate our officers, directors or employees in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.


Selected Dealers


     With the prior approval of the Association, Trident Securities may enter into an agreement with certain dealers chosen by the Association and Trident Securities to assist in the sale of shares in the Community Offering. These selected dealers will receive commissions at an agreed upon rate for all shares sold by such selected dealers. During the Community Offering, selected dealers may only solicit indications of interest from their customers to place orders with us as of a certain date (the "Order Date") for the purchase of shares of common stock. When and if City Savings Financial Corporation, the Association and Trident Securities believe that enough indications of interest and orders have been received in the Subscription Offering and the Community Offering, if any, to consummate the conversion, Trident Securities will request, as of the Order Date, selected dealers to submit orders to purchase shares for which they have previously received indications of interest from the customers. selected dealers will send confirmations of the orders to such customers on the next business day after the Order Date. selected dealers will debit the accounts of their customers on the date which will be three business days from the Order Date (the "Settlement Date"). On the Settlement Date, funds received by selected dealers will be remitted to us. It is anticipated that the conversion will be consummated on the Settlement Date. However, if consummation is delayed after payment has been received by us from selected dealers, funds will earn interest at the passbook rate, which is currently 2.50% per annum, until the completion of the offering. Funds will be returned promptly in the event the conversion is not consummated.


Limitations on Common Stock Purchases

     The Plan includes a number of limitations on the number of shares of common stock which may be purchased during the conversion. These are summarized below:

     1. No fewer than 25 shares may be purchased by any person purchasing shares of common stock in the conversion (provided that sufficient shares are available).

     2. No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, acting through a single account (including all persons on a single joint account as one member), may subscribe for more than 5,000 shares. Notwithstanding the foregoing, the maximum number of shares of common stock which may be purchased in the conversion by any Eligible Account Holder, Supplemental Eligible Account Holder or Other Member (including such person's Associates or group acting in concert and counting all persons on a single joint account as one member) shall be 12,500 shares in the aggregate, except that the employee stock ownership plan may purchase in the aggregate not more than 10% of the total number of shares offered in the conversion. The maximum number of shares of common stock which may be purchased in the Community Offering, if any, by any person (including such person's Associates or persons acting in concert) is 5,000 in the aggregate. A member who, together with his Associates and persons acting in concert, has subscribed for shares in the Subscription Offering may subscribe for a number of additional shares in the Community Offering that does not exceed the lesser of (i) 5,000 shares or (ii) the number of shares which, when added to the number of shares subscribed for by the member (and his Associates and persons acting in concert) in the Subscription Offering (including all persons on a joint account), would not exceed 12,500. The employee stock ownership plan expects to purchase a number of shares equal to 8% of the total number of shares sold in the conversion. The Association's and City Savings Financial Corporation's boards of directors may, however, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the shares of common stock sold in the conversion, provided that orders for shares exceeding 5% of the shares of common stock sold in the conversion may not exceed, in the aggregate, 10% of the shares sold in the conversion. The maximum purchase limitation likely would be increased only if an insufficient number of subscriptions is received to sell the number of shares of common stock at the minimum of the Estimated Valuation Range. If the boards of directors decide to increase the purchase limitation, all persons who subscribe for shares of common stock offered in the conversion will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. Subscribers will be notified in writing delivered to the address indicated on their respective Stock Order Forms. The overall purchase limitation may be reduced in the sole discretion of the boards of directors of City Savings Financial Corporation and The Michigan City Savings and Loan Association. See "Questions and Answers" at page 4.

     3. No more than 34.0% of the shares of common stock may be purchased in the conversion by directors and officers of The Michigan City Savings and Loan Association and City Savings Financial Corporation and their Associates. This restriction does not apply to shares purchased by the employee stock ownership plan.

     Office of Thrift Supervision regulations define "acting in concert" as (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or
(ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. City Savings Financial Corporation and the Association may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies.

     The term "Associate" of a person is defined to mean (i) any corporation or organization (other than the Association or its subsidiary or City Savings Financial Corporation) of which such person is a director, officer, partner or 10% shareholder; (ii) any trust or other estate in which such person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; provided, however that such term shall not include any employee stock benefit plan of City Savings Financial Corporation or the Association in which such a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or relative of such spouse, who either has the same home as such person or who is a director or officer of the Association or its subsidiary or City Savings Financial Corporation. Directors are not treated as Associates of one another solely because of their board membership. Compliance with the foregoing limitations does not necessarily constitute compliance with other regulatory restrictions on acquisitions of the common stock. For a further discussion of limitations on purchases of the common stock during and subsequent to the conversion, see "-- Restrictions on Sale of Stock by Directors and Officers," "-- Restrictions on Purchase of Stock by Directors and Officers Following
Conversion," and "Restrictions on Acquisition of City Savings Financial Corporation."

Restrictions on Repurchase of Stock by City Savings Financial Corporation

     Office of Thrift Supervision regulations currently prohibit City Savings Financial Corporation from repurchasing any of its shares within one (1) year following the conversion, except that City Savings Financial Corporation may repurchase shares in an open-market repurchase program (which cannot exceed 5% of its outstanding shares) during the first year following the conversion where extraordinary circumstances exist. To repurchase shares of common stock under this exception, City Savings Financial Corporation must establish compelling and valid business purposes for the repurchase, to the satisfaction of the Office of Thrift Supervision, and must file an appropriate notice with the Office of Thrift Supervision. The Office of Thrift Supervision has authority to waive these restrictions under certain circumstances. Unless repurchases are permitted under the foregoing regulations, City Savings Financial Corporation may not, for a period of one year from the date of the conversion, repurchase any of its capital stock from any person, except in the event of an offer to purchase by City Savings Financial Corporation on a pro rata basis from all of its shareholders which is approved in advance by the Office of Thrift Supervision, or except for purchases of shares required to fund the recognition and retention plan.

     Under Indiana law, City Savings Financial Corporation will be precluded from repurchasing its equity securities if, after giving effect to such repurchase, City Savings Financial Corporation would be unable to pay its debts as they become due or City Savings Financial Corporation's assets would be less than its liabilities and obligations to preferential shareholders.

Restrictions on Sale of Stock by Directors and Officers

     All shares of the common stock purchased by directors and officers of the Association or City Savings Financial Corporation in the conversion will be subject to the restriction that such shares may not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares (i) following the death of the original purchaser or (ii) by reason of an exchange of securities in connection with a merger or acquisition approved by the applicable regulatory authorities. Sales of shares of the common stock by City Savings Financial Corporation's directors and officers will also be subject to certain insider trading and other transfer restrictions under the federal securities laws. See "Regulation -- Federal Securities Laws" and "Description of Capital Stock."

     Each certificate for such restricted shares will bear a legend prominently stamped on its face giving notice of the restrictions on transfer, and instructions will be issued to City Savings Financial Corporation's transfer agent to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of common stock issued pursuant to a stock dividend, stock split or otherwise with respect to restricted shares will be subject to the same restrictions on sale.

Restrictions on Purchase of Stock by Directors and Officers Following Conversion

     Office of Thrift Supervision regulations and the plan of conversion provide that for a period of three years following the conversion, without prior written approval of the Office of Thrift Supervision, neither directors nor officers of The Michigan City Savings and Loan Association or City Savings Financial Corporation nor their Associates may purchase shares of the common stock of City Savings Financial Corporation, except from a dealer registered with the Securities and Exchange Commission. This restriction does not, however, apply to negotiated transactions involving more than one percent of City Savings Financial Corporation's outstanding common stock, to shares purchased pursuant to stock option or other incentive stock plans approved by City Savings Financial Corporation's shareholders, or to shares purchased by employee benefit plans maintained by City Savings Financial Corporation which may be attributable to individual officers or directors.

Restrictions on Transfer of Subscription Rights and Common Stock

     Prior to the completion of the conversion, Office of Thrift Supervision regulations and the plan of conversion prohibit any person with subscription rights, including our Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising such subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the conversion. We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights. In addition, persons who violate the purchase limitations may be subject to sanctions and penalties imposed by the Office of Thrift Supervision.

Stock Pricing

     The aggregate purchase price of City Savings Financial Corporation common stock being sold in the conversion will be based on the appraised aggregate pro forma market value of the common stock, as determined by an independent valuation. We retained Keller & Company, which is experienced in the valuation and appraisal of financial institutions, including savings associations involved in the conversion process, to prepare an appraisal. Keller & Company will receive a fee of $18,000 for its appraisal, plus out-of-pocket expenses up to $500. Keller & Company has also prepared a business plan for us for a fee of $6,000, plus out-of-pocket expenses up to $500. We have agreed to indemnify Keller & Company, under certain circumstances, against liabilities and expenses (including legal fees) arising out of Keller & Company's engagement by us.

     Keller & Company has prepared an appraisal that establishes the Estimated Valuation Range of the estimated pro forma market value of the common stock, as of August 24, 2001, from a minimum of $3,570,000 to a maximum of $4,830,000, with a midpoint of $4,200,000. A copy of the appraisal is on file and available for inspection at the offices of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, the Central Regional Office of the Office of Thrift Supervision, 1 South Wacker Drive, Suite 2000, Chicago, Illinois 60606, and the Department of Financial Institutions, 402 West Washington Street, Room W-066, Indianapolis, Indiana 46204. The appraisal has also been filed as an exhibit to City Savings Financial Corporation's Registration Statement with the Securities and Exchange Commission, and may be reviewed at the Securities and Exchange Commission's public reference facilities. See "Additional Information." The appraisal involved a comparative evaluation of our operating and financial statistics with those of other financial institutions. The appraisal also took into account such other factors as the market for savings associations generally, prevailing economic conditions, both nationally and in Indiana, which affect the operations of savings associations, the competitive environment within which we operate, and the effect of our becoming a subsidiary of City Savings Financial Corporation. No detailed individual analysis of the separate components of the Association's and City Savings Financial Corporation's assets and liabilities was performed in connection with the evaluation. The board of directors reviewed with management Keller & Company's methods and assumptions and accepted Keller & Company's appraisal as reasonable and adequate. City Savings Financial Corporation, in consultation with Trident Securities, has determined to offer the common stock in the conversion at a price of $10.00 per share. City Savings Financial Corporation's decision regarding the Purchase Price was based solely on its determination that $10.00 per share is a customary purchase price in conversion transactions. The Estimated Valuation Range may be increased or decreased to reflect market and financial conditions prior to the completion of the conversion.

     Promptly after the completion of the Subscription Offering and the Community Offering, if any, Keller & Company will confirm to us that, to the best of Keller & Company's knowledge and judgment, nothing of a material nature has occurred which would cause Keller & Company to conclude that the amount of the aggregate proceeds received from the sale of the common stock in the conversion was incompatible with its estimate of our total pro forma market value at the time of the sale. If, however, the facts do not justify such a statement, a new Estimated Valuation Range and price per share may be set. Under such circumstances, City Savings Financial Corporation will be required to resolicit subscriptions. In that event, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced; provided that if our pro forma market value upon conversion has increased to an amount which does not exceed $5,554,500 (15% above the maximum of the Estimated Valuation Range, City Savings Financial Corporation and The Michigan City Savings and Loan Association do not intend to resolicit subscriptions unless it is determined after consultation with the Office of Thrift Supervision and the Department of Financial Institutions that a resolicitation is required.

     Depending upon market and financial conditions, the number of shares issued may be more or less than the range in number of shares shown above. A change in the number of shares to be issued in the conversion will not affect subscription rights. In the event of an increase in the maximum number of shares being offered, persons who exercise their maximum subscription rights will be notified of such increase and of their right to purchase additional shares. Conversely, in the event of a decrease in the maximum number of shares being offered, persons who exercise their maximum subscription rights will be notified of such decrease and of the accompanying reduction in the number of shares for which subscriptions may be made. In the event of a resolicitation, subscribers will be afforded the opportunity to increase, decrease or maintain their previously submitted order. City Savings Financial Corporation will be required to resolicit if the price per share is changed such that the total aggregate purchase price is not within the minimum and 15% above the maximum of the Estimated Valuation Range.


     The independent valuation is not intended and must not be construed as a recommendation of any kind as to the advisability of voting to approve the conversion or of purchasing the shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters (including certain assumptions as to the amount of net proceeds and the earnings thereon), all of which are subject to change from time to time, no assurance can be given that persons purchasing shares in the conversion will thereafter be able to sell the shares at prices related to the foregoing valuation of the pro forma market value.


Number of Shares to be Issued

     It is anticipated that the total offering of common stock (the number of shares of common stock issued in the conversion multiplied by the Purchase Price of $10.00 per share) will be within the current minimum and 15% above the maximum of the Estimated Valuation Range. Unless otherwise required by the Office of Thrift Supervision or the Department of Financial Institutions, no resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions so long as the change in the number of shares to be issued in the conversion, in combination with the Purchase Price, results in an offering within the minimum and 15% above the maximum of the Estimated Valuation Range.

     An increase in the total number of shares of common stock to be issued in the conversion would decrease both a subscriber's ownership interest and City Savings Financial Corporation's pro forma net worth and net income on a per share basis while increasing (assuming no change in the per share price) pro forma net income and net worth on an aggregate basis. A decrease in the number of shares to be issued in the conversion would increase both a subscriber's ownership interest and City Savings Financial Corporation's pro forma net worth and net income on a per share basis while decreasing (assuming no change in the per share price) pro forma net income and net worth on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

Interpretation and Amendment of the Plan of Conversion

     To the extent permitted by law, all interpretations of the plan of conversion by the Association and City Savings Financial Corporation will be final. The Plan provides that, if deemed necessary or desirable by the boards of directors of City Savings Financial Corporation and the Association, the plan of conversion may be substantively amended by the boards of directors, as a result of comments from regulatory authorities or otherwise, with the concurrence of the Office of Thrift Supervision and the Department of Financial Institutions. Moreover, if the plan of conversion is so amended, subscriptions which have been received prior to such amendment will not be refunded unless otherwise required by the Office of Thrift Supervision or the Department of Financial Institutions.

Conditions and Termination

     Completion of the conversion requires the approval of the plan of conversion by the affirmative vote of not less than a majority of the total number of votes of members eligible to be cast at the special meeting and the sale of all shares of the common stock within 24 months following approval of the plan of conversion by the members. If these conditions are not satisfied, the plan of conversion will be terminated and we will continue business in the mutual form of organization. The Plan may be terminated by the boards of directors of Michigan City and City Savings Financial Corporation at any time prior to the special meeting and, with the approval of the Office of Thrift Supervision and the Department of Financial Institutions, by such boards of directors at any time thereafter. Furthermore, Office of Thrift Supervision regulations and the plan of conversion require that City Savings Financial Corporation complete the sale of common stock within 45 days after the close of the Subscription Offering. The Office of Thrift Supervision and the Department of Financial Institutions may grant an extension of this time period if necessary, but no assurance can be given that an extension would be granted. See "-- Offering of Common Stock."

       Restrictions on Acquisition of City Savings Financial Corporation

General


     Although  the boards of  directors  of The  Michigan  City Savings and Loan
Association and City Savings Financial Corporation are not aware of any effort that might be made to obtain control of City Savings Financial Corporation after the conversion, the boards of directors believe that it is appropriate to include certain provisions in City Savings Financial Corporation's articles of incorporation to protect the interests of City Savings Financial Corporation and its shareholders from unsolicited changes in the control of City Savings Financial Corporation in circumstances that the board of directors of City Savings Financial Corporation concludes will not be in the best interests of the Association, City Savings Financial Corporation or City Savings Financial Corporation's shareholders.


     Although City Savings Financial Corporation's board of directors believes that the restrictions on acquisition described below are beneficial to shareholders, the provisions may have the effect of rendering City Savings
Financial Corporation less attractive to potential acquirors, thereby discouraging future takeover attempts which would not be approved by the board of directors but which certain shareholders might deem to be in their best interest or pursuant to which shareholders might receive a substantial premium for their shares over then current market prices. These provisions will also render the removal of the incumbent board of directors and of management more difficult. The board of directors has, however, concluded that the potential benefits of these restrictive provisions outweigh the possible disadvantages.


     The following general discussion contains a summary of the material provisions of the articles of incorporation, City Savings Financial Corporation's Code of By-Laws, and certain other regulatory provisions, that may be deemed to have an effect of delaying, deferring or preventing a change in the control of City Savings Financial Corporation. The following description of certain of these provisions is general and not necessarily complete, and with respect to provisions contained in the articles of incorporation and by-laws, reference should be made in each case to the document in question, each of which is part of our application for approval of the conversion or City Savings Financial Corporation's Registration Statement filed with the Securities and Exchange Commission. See "Additional Information."


Provisions of City Savings Financial Corporation's Articles of Incorporation and By-Laws

     Directors. Certain provisions in the articles of incorporation and by-laws will impede changes in majority control of the board of directors of City Savings Financial Corporation. The articles of incorporation provide that the board of directors of City Savings Financial Corporation will be divided into three classes, with directors in each class elected for three-year staggered terms. Therefore, it would take two annual elections to replace a majority of City Savings Financial Corporation's board. Moreover, City Savings Financial Corporation's by-laws provide that directors of City Savings Financial
Corporation must be residents of LaPorte or Porter County, Indiana, must have had a loan or deposit relationship with us which they have maintained for nine
(9) months prior to their nomination to the board (or in the case of existing directors, prior to September 20, 2001), and, if nonemployee directors, must have served as a member of a civic or community organization based in LaPorte or Porter County, Indiana for at least twelve (12) months during the five years prior to their nomination to the board. City Savings Financial Corporation's board may waive one or more of these requirements for new members appointed to the board in connection with the acquisition of another financial institution by City Savings Financial Corporation or the acquisition or opening of a new branch by The Michigan City Savings and Loan Association. Therefore, the ability of a shareholder to attract qualified nominees to oppose persons nominated by the board of directors may be limited.

     The articles of incorporation also provide that the size of the board of directors shall range between five and fifteen directors, with the exact number of directors to be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the total number of directors of City Savings Financial Corporation.

     The articles of incorporation provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term only by a majority vote of the directors then in office. Finally, the by-laws impose certain notice and information requirements in connection with the nomination by shareholders of candidates for election to the board of directors or the proposal by shareholders of business to be acted upon at an annual meeting of shareholders.

     The articles of incorporation provide that a director or the entire board of directors may be removed only for cause and only by the affirmative vote of at least 80% of the shares eligible to vote generally in the election of directors. Removal for "cause" is limited to the grounds for termination in the Office of Thrift Supervision regulation relating to employment contracts of federally-insured savings associations.

     Restrictions on Call of Special Meetings. The articles of incorporation provide that a special meeting of shareholders may be called only by the chairman of the board of City Savings Financial Corporation or pursuant to a resolution adopted by a majority of the total number of directors of City Savings Financial Corporation. Shareholders are not authorized to call a special meeting.

     No Cumulative Voting. The articles of incorporation provide that there shall be no cumulative voting rights in the election of directors.

     Authorization of Preferred Stock. The articles of incorporation authorize 2,000,000 shares of preferred stock, without par value. City Savings Financial Corporation is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, powers, preferences and relative participating, optional and other special rights of such shares, including voting rights (if any and which could be as a separate class) and conversion rights. In the event of a proposed merger, tender offer or other attempt to gain control of City Savings Financial Corporation not approved by the board of directors, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future takeover attempt. The board of directors has no present plans or understandings for the issuance of any preferred stock and does not intend to issue any preferred stock except on terms which the board of directors deems to be in the best interests of City Savings Financial Corporation and its shareholders.

     Limitations on 10% Shareholders. The articles of incorporation provide that: (i) no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of City Savings Financial Corporation (provided that such limitation shall not apply to the acquisition of equity securities by any one or more tax-qualified employee stock benefit plans maintained by City Savings Financial Corporation, if the plan or plans beneficially own no more than 25% of any class of such equity security of City Savings Financial Corporation); and that (ii) shares beneficially owned in violation of the stock ownership restriction described above shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to a vote of shareholders. For these purposes, a person (including management) who has obtained the right to vote shares of the common stock pursuant to revocable proxies shall not be deemed to be the "beneficial owner" of those shares if that person is not otherwise deemed to be a beneficial owner of those shares.

     Evaluation  of  Offers.  The  articles  of  incorporation  of City  Savings
Financial Corporation provide that the board of directors of City Savings Financial Corporation, when determining to take or refrain from taking corporate action on any matter, including making or declining to make any recommendation to City Savings Financial Corporation's shareholders, may, in connection with the exercise of its judgment in determining what is in the best interest of City Savings Financial Corporation, The Michigan City Savings and Loan Association and the shareholders of City Savings Financial Corporation, give due consideration to all relevant factors, including, without limitation, the social and economic effects of acceptance of such offer on City Savings Financial Corporation's customers and the Association's present and future account holders, borrowers, employees and suppliers; the effect on the communities in which City Savings Financial Corporation and the Association operate or are located; and the effect on the ability of City Savings Financial Corporation to fulfill the objectives of a holding company and of us or future financial institution subsidiaries to fulfill the objectives of a financial institution under applicable statutes and regulations. The articles of incorporation of City Savings Financial Corporation also authorize the board of directors to take certain actions to encourage a person to negotiate for a change of control of City Savings Financial Corporation or to oppose such a transaction deemed undesirable by the board of directors including the adoption of so-called shareholder rights plans. By having these standards and provisions in the articles of incorporation of City Savings Financial Corporation, the board of directors may be in a stronger position to oppose such a transaction if the board concludes that the transaction would not be in the best interest of City Savings Financial Corporation, even if the price offered is significantly greater than the then market price of any equity security of City Savings Financial Corporation.

     Procedures for Certain Business Combinations. The articles of incorporation require that certain business combinations between City Savings Financial Corporation (or any majority-owned subsidiary thereof) and a 10% or greater shareholder either be approved (i) by at least 80% of the total number of outstanding voting shares of City Savings Financial Corporation or (ii) by a majority of certain directors unaffiliated with such 10% or greater shareholder or involve consideration per share generally equal to the higher of (A) the highest amount paid by such 10% shareholder or its affiliates in acquiring any shares of the common stock or (B) the "Fair Market Value" (generally, the highest closing bid paid for the common stock during the thirty days preceding the date of the announcement of the proposed business combination or on the date the 10% or greater shareholder became such, whichever is higher).

     Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by a majority vote of City Savings Financial Corporation's board of directors and also by a majority of the outstanding shares of City Savings Financial Corporation's voting shares; provided, however, that approval by at least 80% of the outstanding voting shares is required for certain provisions (i.e., provisions relating to number, classification, and removal of directors; provisions relating to the manner of amending the by-laws; call of special shareholder meetings; criteria for evaluating certain offers; certain business combinations; and amendments to provisions relating to the foregoing). The provisions concerning limitations on the acquisition of shares may be amended only by an 80% vote of City Savings Financial Corporation's outstanding shares unless at least two-thirds of City Savings Financial Corporation's Continuing Directors (directors of City Savings Financial Corporation on September 20, 2001, or directors recommended for appointment or election by a majority of such directors) approve such amendments in advance of their submission to a vote of shareholders (in which case only a majority vote of shareholders is required).

     The by-laws may be amended only by a majority vote of the total number of directors of City Savings Financial Corporation.

     Purpose  and  Effects  of the  Anti-Takeover  Provisions  of  City  Savings
Financial Corporation Articles of Incorporation and By-Laws. City Savings Financial Corporation's board of directors believes that the provisions described above are prudent and will reduce City Savings Financial Corporation's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its board of directors. These provisions will also assist in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. The board of directors believes these provisions are in the best interest of the Association and City Savings Financial Corporation and its shareholders. In the judgment of the board of directors, City Savings Financial Corporation's board of directors will be in the best position to determine the true value of City Savings Financial Corporation and to negotiate more effectively for what may be in the best interests of City Savings Financial Corporation and its shareholders. The board of directors believes that these provisions will encourage potential acquirors to negotiate directly with the board of directors of City Savings Financial Corporation and discourage hostile takeover attempts. It is also the view of the board of directors that these provisions should not discourage persons from proposing a merger or other transaction at prices reflecting the true value of City Savings Financial Corporation and which is in the best interests of all shareholders.

     Attempts to take over financial institutions and their holding companies have recently increased. Takeover attempts that have not been negotiated with and approved by the board of directors present to shareholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the board of directors, on the other hand, can be carefully planned and undertaken at an opportune time to obtain maximum value for City Savings Financial Corporation and its shareholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of City Savings Financial Corporation's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it to undertake defensive measures at a great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, shareholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objective may not be similar to that of the remaining shareholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive City Savings Financial Corporation's remaining shareholders of the benefits of certain protective provisions of the 1934 Act if the number of beneficial owners becomes less than 300 and City Savings Financial Corporation terminates its registration under the 1934 Act.

     Despite the belief of City Savings Financial Corporation's board of directors in the benefits to shareholders of the foregoing provisions, the provisions may also have the effect of discouraging future takeover attempts which would not be approved by the board of directors, but which certain shareholders might deem to be in their best interest or pursuant to which shareholders might receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions will also render the removal of the incumbent board of directors and of management more difficult. The board of directors has, however, concluded that the potential benefits of these restrictive provisions outweigh the possible disadvantages.

Other Restrictions on Acquisition of City Savings Financial Corporation and the Association


     State Law. Several provisions of the Indiana Business Corporation Law could affect the acquisition of shares of the common stock or otherwise affect the control of City Savings Financial Corporation. Chapter 43 of the Indiana Business Corporation Law prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between corporations such as City Savings Financial Corporation (assuming that it has over 100 shareholders) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares, for five years following the date on which the shareholder obtained 10% ownership unless the acquisition was approved in advance of that date by the board of directors. If prior approval is not obtained, several price and procedural requirements must be met before the business combination can be completed. These requirements are similar to those contained in City Savings Financial Corporation articles of incorporation and described in " - Provisions of City Savings Financial Corporation's Articles of Incorporation and By-Laws - Procedures for Certain Business Combinations." In general, the price requirements contained in the Indiana Business Corporation Law may be more stringent than those imposed in City Savings Financial Corporation articles of incorporation. However, the procedural restraints imposed by City Savings Financial Corporation articles of incorporation are somewhat broader than those imposed by the Indiana Business Corporation Law. Also, the provisions of the Indiana Business Corporation Law may change at some future date, but the relevant provisions of City Savings Financial Corporation articles of incorporation may only be amended by an 80% vote of the shareholders of City Savings Financial Corporation.


     In addition, the Indiana Business Corporation Law contains provisions designed to assure that minority shareholders have some say in their future relationship with Indiana corporations in the event that a person made a tender offer for, or otherwise acquired, shares giving that person more than 20%, 33 1/3%, and 50% of the outstanding voting securities of corporations having 100 or more shareholders (the "Control Share Acquisitions Statute"). Under the Control Share Acquisitions Statute, if an acquiror purchases those shares at a time that the corporation is subject to the Control Share Acquisitions Statute, then until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding shares held by officers of the corporation, by employees of the corporation who are directors thereof and by the acquiror), approves in a special or annual meeting the rights of the acquiror to vote the shares which take the acquiror over each level of ownership as stated in the statute, the acquiror cannot vote these shares. An Indiana corporation otherwise subject to the Control Share Acquisitions Statute may elect not to be covered by the statute by so providing in its articles of incorporation or by-laws. City Savings Financial Corporation, however, will be subject to this statute following the conversion because of its desire to discourage non-negotiated hostile takeovers by third parties.

     The Indiana Business Corporation Law specifically authorizes Indiana corporations to issue options, warrants or rights for the purchase of shares or other securities of the corporation or any successor in interest of the corporation. These options, warrants or rights may, but need not be, issued to shareholders on a pro rata basis.

     The Indiana Business Corporation Law specifically authorizes directors, in considering the best interest of a corporation, to consider the effects of any action on shareholders, employees, suppliers, and customers of the corporation, and communities in which offices or other facilities of the corporation are located, and any other factors the directors consider pertinent. As described above, City Savings Financial Corporation articles of incorporation contain a provision having a similar effect. Under the Indiana Business Corporation Law, directors are not required to approve a proposed business combination or other corporate action if the directors determine in good faith that such approval is not in the best interest of the corporation. In addition, the Indiana Business Corporation Law states that directors are not required to redeem any rights under or render inapplicable a shareholder rights plan or to take or decline to take any other action solely because of the effect such action might have on a proposed change of control of the corporation or the amounts to be paid to shareholders upon such a change of control. The Indiana Business Corporation Law explicitly provides that the different or higher degree of scrutiny imposed in Delaware and certain other jurisdictions upon director actions taken in response to potential changes in control will not apply. The Delaware Supreme Court has held that defensive measures in response to a potential takeover must be "reasonable in relation to the threat posed."

     In taking or declining to take any action or in making any recommendation to a corporation's shareholders with respect to any matter, directors are authorized under the Indiana Business Corporation Law to consider both the short-term and long-term interests of the corporation as well as interests of other constituencies and other relevant factors. Any determination made with respect to the foregoing by a majority of the disinterested directors shall conclusively be presumed to be valid unless it can be demonstrated that such determination was not made in good faith.

     Because of the foregoing provisions of the Indiana Business Corporation Law, the board will have flexibility in responding to unsolicited proposals to acquire City Savings Financial Corporation, and accordingly it may be more difficult for an acquiror to gain control of City Savings Financial Corporation in a transaction not approved by the board.

     Federal Limitations. For three years following the conversion, Office of Thrift Supervision regulations prohibit any person (including entities), without the prior approval of the Office of Thrift Supervision, from offering to acquire or acquiring more than 10% of any class of equity security, directly or indirectly, of a converted savings association or its holding company. This restriction does not apply to the acquisition by any one or more tax-qualified employee stock benefit plans maintained by The Michigan City Savings and Loan Association or City Savings Financial Corporation, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of equity security of City Savings Financial Corporation. For these purposes, a person (including management) who has obtained the right to vote shares of the common stock pursuant to revocable proxies shall not be deemed to be the "beneficial owner" of those shares if that person is not otherwise deemed to be a beneficial owner of those shares.

     The Change in Bank Control Act provides that no "person," acting directly or indirectly, or through or in concert with one or more persons, other than a company, may acquire control of a savings association or a savings and loan holding company unless at least 60 days prior written notice is given to the Office of Thrift Supervision and the Office of Thrift Supervision has not objected to the proposed acquisition.

     The Savings and Loan Holding Company Act also prohibits any "company," directly or indirectly or acting in concert with one or more other persons, or through one or more subsidiaries or transactions, from acquiring control of an insured savings institution without the prior approval of the Office of Thrift Supervision. In addition, any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation as a savings and loan holding company by the Office of Thrift Supervision.

     The term "control" for purposes of the Change in Bank Control Act and the Savings and Loan Holding Company Act includes the power, directly or indirectly, to vote more than 25% of any class of voting stock of the savings association or to control, in any manner, the election of a majority of the directors of the savings association. It also includes a determination by the Office of Thrift Supervision that such company or person has the power, directly or indirectly, to exercise a controlling influence over or to direct the management or policies of the savings association.

     Office of Thrift Supervision regulations also set forth certain "rebuttable control determinations" which arise (i) upon an acquisition of more than 10% of any class of voting stock of a savings association; or (ii) upon an acquisition of more than 25% of any class of voting or nonvoting stock of a savings association; provided that, in either case, the acquiror is subject to any of eight enumerated "control factors," which are: (1) the acquiror would be one of the two largest holders of any class of voting stock of the association; (2) the acquiror would hold more than 25% of the total shareholders' equity of the association; (3) the acquiror would hold more than 35% of the combined debt securities and shareholders' equity of the savings association; (4) the acquiror is a party to any agreement pursuant to which the acquiror possesses a material economic stake in the savings association or which enables the acquiror to influence a material aspect of the management or policies of the association;
(5) the acquiror would have the ability, other than through the holding of revocable proxies, to direct the votes of more than 25% of a class of the voting stock or to vote in the future more than 25% of such voting stock upon the occurrence of a future event; (6) the acquiror would have the power to direct the disposition of more than 25% of the association's voting stock in a manner other than a widely dispersed or public offering; (7) the acquiror and/or his representative would constitute more than one member of the association's board of directors; or (8) the acquiror would serve as an executive officer or in a similar policy-making position with the association. For purposes of determining percentage share ownership, a person is presumed to be acting in concert with certain specified persons and entities, including members of the person's immediate family, whether or not those family members share the same household with the person.

     The regulations also specify the criteria which the Office of Thrift Supervision uses to evaluate control applications. The Office of Thrift
Supervision is empowered to disapprove an acquisition of control if it finds, among other things, that (i) the acquisition would substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the institution or its depositors, or (iii) the competency, experience, or integrity of the acquiring person indicates that it would not be in the interest of the depositors, the institution, or the public to permit the acquisition of control by such person.

     State   Limitations.   Acquisitions   of  control  of  an  Indiana  savings
association by a foreign savings association or bank, or holding company thereof, require the prior approval of the Department of Financial Institutions. Control is defined as the power, directly or indirectly, (i) to vote 25.0% or more of the voting stock of an Indiana-chartered savings association or (ii) to excise a controlling influence over the management or policies of a savings association.

                          Description of Capital Stock


     City Savings Financial Corporation is authorized to issue 20,000,000 shares of common stock, without par value, all of which have identical rights and preferences, and 2,000,000 shares of preferred stock, without par value. City Savings Financial Corporation expects to issue up to 555,450 shares of common stock and no shares of preferred stock in the conversion. City Savings Financial Corporation has received an opinion of its counsel, Barnes & Thornburg, that the shares of common stock issued in the conversion will be validly issued, fully paid, and not liable for further call or assessment. This opinion was filed with the Securities and Exchange Commission as an exhibit to City Savings Financial Corporation's Registration Statement under the 1933 Act.


     Shareholders of City Savings Financial Corporation will have no preemptive rights to acquire additional shares of common stock which may be subsequently issued. The common stock will represent nonwithdrawable capital, will not be of an insurable type and will not be federally insured by the Federal Deposit Insurance Corporation or any government entity.

     Under Indiana law, the holders of the common stock will possess exclusive voting power in City Savings Financial Corporation, unless preferred stock is issued and voting rights are granted to the holders thereof. Each shareholder will be entitled to one vote for each share held on all matters voted upon by shareholders, subject to the limitations discussed under the caption
"Restrictions on Acquisition of City Savings Financial Corporation." Shareholders may not cumulate their votes in the election of the board of directors. Holders of common stock will be entitled to payment of dividends as may be declared from time to time by City Savings Financial Corporation's board of directors.

     In the unlikely event of the liquidation or dissolution of City Savings Financial Corporation, the holders of the common stock will be entitled to receive after payment or provision for payment of all debts and liabilities of City Savings Financial Corporation, all assets of City Savings Financial Corporation available for distribution, in cash or in kind. See "The Conversion -- Principal Effects of Conversion -- Effect on Liquidation Rights." If preferred stock is issued subsequent to the conversion, the holders thereof may have a priority over the holders of common stock in the event of liquidation or dissolution.

     The board of directors of City Savings Financial Corporation will be authorized to issue preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to the common stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The holders of preferred stock will be entitled to vote as a separate class or series under certain circumstances, regardless of any other voting rights which such holders may have.

     Except as discussed elsewhere herein, City Savings Financial Corporation has no specific plans for the issuance of the additional authorized shares of common stock or for the issuance of any shares of preferred stock. In the future, the authorized but unissued and unreserved shares of common stock will be available for general corporate purposes including, but not limited to, possible issuance as stock dividends or stock splits, in future mergers or acquisitions, under a cash dividend reinvestment and stock purchase plan, or in future underwritten or other public or private offerings. The authorized but unissued shares of preferred stock will similarly be available for issuance in future mergers or acquisitions, in future underwritten public offerings or private placements or for other general corporate purposes. Except as described above or as otherwise required to approve the transaction in which the additional authorized shares of common stock or authorized shares of preferred stock would be issued, no shareholder approval will be required for the issuance of these shares. Accordingly, City Savings Financial Corporation's board of directors without shareholder approval can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock.

     The offering and sale of common stock in the conversion will be registered under the 1933 Act. The subsequent sale or transfer of common stock is governed by the 1934 Act, which requires that sales or exchanges of subject securities be made pursuant to an effective registration statement or qualified for an exemption from registration requirements of the 1933 Act. Similarly, the securities laws of the various states also require generally the registration of shares offered for sale unless there is an applicable exemption from registration.

     City Savings Financial Corporation, as a newly organized corporation, has never issued capital stock, and, accordingly, there is no market for the common stock. See "Market for the Common Stock." See "Restrictions on Acquisition of City Savings Financial Corporation -- Provisions of City Savings Financial Corporation's Articles of Incorporation and By-Laws" for a description of certain provisions of City Savings Financial Corporation's articles of incorporation and by-laws which may affect the ability of City Savings Financial Corporation's shareholders to participate in certain transactions relating to acquisitions of control of City Savings Financial Corporation. Also, see "Dividends" for a description of certain matters relating to the possible future payment of dividends on the common stock.

                                 Transfer Agent

     The Fifth Third Bank will act as transfer agent and registrar for the common stock. The Fifth Third Bank's phone number is (513) 579-5320 or (800) 837-2755.

                           Registration Requirements

     Upon the conversion, City Savings Financial Corporation's common stock will be registered pursuant to Section 12(g) of the 1934 Act and may not be deregistered for a period of at least three years following the conversion. As a result of the registration under the 1934 Act, certain holders of common stock will be subject to certain reporting and other requirements imposed by the 1934 Act. For example, beneficial owners of more than 5% of the outstanding common stock will be required to file reports pursuant to Section 13(d) or Section 13(g) of the 1934 Act, and officers, directors and 10% shareholders of City Savings Financial Corporation will generally be subject to reporting requirements of Section 16(a) and to the liability provisions for profits derived from purchases and sales of Holding Company common stock occurring within a six-month period pursuant to Section 16(b) of the 1934 Act. In addition, certain transactions in common stock, such as proxy solicitations and tender offers, will be subject to the disclosure and filing requirements imposed by Section 14 of the 1934 Act and the regulations promulgated thereunder.

                             Legal and Tax Matters

     Barnes & Thornburg, 11 South Meridian Street, Indianapolis, Indiana 46204, special counsel to The Michigan City Savings and Loan Association, will pass upon the legality and validity of the shares of common stock being issued in the conversion. Barnes & Thornburg has issued an opinion concerning certain federal and state income tax aspects of the conversion and which provides that the conversion, as proposed, constitutes a tax-free reorganization under federal and Indiana law. Barnes & Thornburg has consented to the references herein to its opinions. Certain legal matters related to this offering will be passed upon for Trident Securities by Muldoon, Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Suite 501, Washington, D.C. 20016.

                                     Experts

     Our consolidated financial statements at June 30, 2001 appearing in this prospectus and Registration Statement have been audited by BKD, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Our consolidated financial statements at June 30, 2000 appearing in this prospectus and Registration Statement have been audited by Parkison & Hinton, Inc., P.C., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Keller & Company has consented to the publication of the summary herein of its appraisal report as to the estimated pro forma market value of the common stock of City Savings Financial Corporation to be issued in the conversion, to the reference to its opinion relating to the value of the subscription rights, and to the filing of the appraisal report as an exhibit to the registration statement filed by City Savings Financial Corporation under the 1933 Act.

          Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

     On June 13, 2001, the Association engaged the accounting firm of BKD, LLP to examine the consolidated financial statements of the Association as of and for the one-year period ended June 30, 2001. This action was taken following a recommendation of the Association's Auditing Committee to the board of directors to take such action and the approval of the change in auditors by the board of directors. Parkison & Hinton, Inc., P.C., which had acted as the independent public accountant for the Association since 1968 and audited its consolidated financial statements as of and for the one-year period ended June 30, 2000, was notified of the Association's decision.

     The audit reports issued by Parkison & Hinton, Inc., P.C., with respect to the Association's consolidated financial statements as of and for the one-year period ended June 30, 2000 did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. During the fiscal year ended June 30, 2000 (and any subsequent interim period), there had been no disagreements between the Association and Parkison & Hinton, Inc., P.C., on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Parkison & Hinton, Inc., P.C., would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report. Moreover, none of the events listed in Item 304(a)(1)(iv)(B) of Regulation S-B occurred during the fiscal year ended June 30, 2000 or any subsequent interim period.

     Prior to its engagement, BKD, LLP had not been consulted by the Association as to the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Association's financial statements.

                             Additional Information


     City Savings Financial Corporation has filed with the Securities and Exchange Commission a registration statement under the 1933 Act with respect to the common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information can be inspected and copied at the Securities and Exchange Commission's public reference facilities located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission's Regional Offices in New York (233 Broadway, New York, New York 10279) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. This information can also be found on the Securities and Exchange Commission's website, located at www.sec.gov.


     The Association has filed with the Office of Thrift Supervision and the Department of Financial Institutions an Application for conversion from an Indiana mutual savings association to an Indiana stock savings association, and City Savings Financial Corporation has filed with the Office of Thrift Supervision an application to become a savings and loan holding company. This prospectus omits certain information contained in such applications. The applications may be inspected at the offices of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, at the Central Regional Office of the Office of Thrift Supervision, 1 South Wacker Drive, Suite 2000, Chicago, Illinois 60606, and at the Department of Financial Institutions's offices at 402 W. Washington Street, Room W066, Indianapolis, Indiana 46204-2759.

                 The Michigan City Savings and Loan Association
                             Michigan City, Indiana


                               Table of Contents


                                                                           Page
                                                                           ----
Report of BKD, LLP  ..................................................     F-2
Report of Parkison & Hinton, Inc., P.C. ..............................     F-3
Consolidated Balance Sheet-- June 30, 2001 and 2000 ..................     F-4
Consolidated Statement of Income for the years ended June 30, 2001
  and 2000 ...........................................................     F-5
Consolidated Statement of Equity Capital for the years ended 2001
  and 2000 ...........................................................     F-6
Consolidated Statement of Cash Flows -- for the years ended June 30,
  2001 and 2000 ......................................................     F-7
Notes to Consolidated Financial Statements  ..........................     F-8

All schedules are omitted because the required information is not applicable or is included in the consolidated financial statements and related notes.

City Savings Financial Corporation, the holding company for the Association, has not commenced operations as of June 30, 2001, and will not commence operations prior to the conversion of the Association from an Indiana mutual savings association to stock savings association. Accordingly, the financial statements of City Savings Financial Corporation have been omitted and are not required.

                         Independent Accountants' Report



To the Board of Directors
The Michigan City Savings and Loan Association
Michigan City, Indiana


We have audited the accompanying consolidated balance sheet of The Michigan City Savings and Loan Association and subsidiary as of June 30, 2001, and the related consolidated statements of income, equity capital, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of The Michigan City Savings and Loan Association and subsidiary as of June 30, 2000 were audited by other auditors whose report dated September 13, 2000 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements described above present fairly, in all material respects, the consolidated financial position of The Michigan City Savings and Loan Association as of June 30, 2001 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


                                                    /s/ BKD, LLP

                                                    BKD, LLP
                                                    Indianapolis, Indiana
                                                    August 9, 2001

                                                             September 13, 2000




                          Independent Auditor's Report


To the Board of Directors
Michigan City Savings and
    Loan Association
2000 Franklin Street
Michigan City, Indiana 46360


     We have audited the accompanying consolidated balance sheet of Michigan City Savings and Loan Association and subsidiary as of June 30, 2000, and the related consolidated statements of income, equity capital and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Michigan City Savings and Loan Association and subsidiary as of June 30, 2000, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                  /s/ Parkison & Hinton

                                                  Parkison & Hinton, Inc., P.C.
                                                  LaPorte, Indiana

                 The Michigan City Savings and Loan Association
                           Consolidated Balance Sheet
June 30                                                             2001          2000
------------------------------------------------------------------------------------------
Assets
   Cash and due from banks ..................................   $   788,513   $ 1,093,674
   Interest-bearing deposits ................................     1,226,777       403,289
                                                                -----------   -----------
     Cash and cash equivalents ..............................     2,015,290     1,496,963
   Investment securities
     Available for sale .....................................     4,655,034
     Held to maturity (fair value of $432,589 and $3,839,254)       431,861     3,893,621
                                                                -----------   -----------
       Total investment securities ..........................     5,086,895     3,893,621
   Loans, net of allowance for loan losses of $423,292 and
      $180,754 ..............................................    56,983,896    51,223,334
   Premises and equipment ...................................       846,265       763,715
   Federal Home Loan Bank stock .............................       382,400       344,800
   Interest receivable ......................................       424,407       281,167
   Other assets .............................................       514,194       310,345
                                                                -----------   -----------

         Total assets .......................................   $66,253,347   $58,313,945
                                                                ===========   ===========

Liabilities
   Deposits
     Noninterest bearing ....................................   $   953,665   $ 1,269,075
     Interest bearing .......................................    58,012,315    48,431,438
                                                                -----------   -----------
       Total deposits .......................................    58,965,980    49,700,513
   Federal Home Loan Bank advances ..........................     1,669,824     3,262,087
   Other liabilities ........................................       514,967       461,943
                                                                -----------   -----------

       Total liabilities ....................................    61,150,771    53,424,543
                                                                -----------   -----------

Commitments and Contingencies

Equity Capital
   Retained earnings--substantially restricted ..............     5,053,556     4,889,402
   Accumulated other comprehensive income ...................        49,020
                                                                -----------   -----------

       Total equity capital .................................     5,102,576     4,889,402
                                                                -----------   -----------

       Total liabilities and equity capital .................   $66,253,347   $58,313,945
                                                                ===========   ===========

See notes to consolidated financial statements.

                 The Michigan City Savings and Loan Association
                        Consolidated Statement of Income
Year Ended June 30                                                    2001           2000
--------------------------------------------------------------------------------------------
Interest Income
   Loans receivable ...........................................   $ 4,364,881    $ 3,577,005
   Investment securities ......................................       269,575        283,378
   Federal Home Loan Bank stock ...............................        28,908         25,071
   Interest-bearing deposits ..................................       120,651         88,148
                                                                  -----------    -----------
     Total interest income ....................................     4,784,015      3,973,602
                                                                  -----------    -----------

Interest Expense
   Deposits ...................................................     2,847,670      2,284,801
   Federal Home Loan Bank advances ............................        83,843         73,174
                                                                  -----------    -----------
     Total interest expense ...................................     2,931,513      2,357,975
                                                                  -----------    -----------

Net Interest Income ...........................................     1,852,502      1,615,627
   Provision for loan losses ..................................       274,172         50,023
                                                                  -----------    -----------
Net Interest Income After Provision for Loan Losses ...........     1,578,330      1,565,604
                                                                  -----------    -----------

Other Income
   Service charges on deposit accounts ........................        49,827         39,892
   Net realized gains on sales of available-for-sale securities        88,014
   Commission income ..........................................       100,658         44,516
   Other income ...............................................       161,842         88,182
                                                                  -----------    -----------
     Total other income .......................................       312,327        260,604
                                                                  -----------    -----------

Other Expenses
   Compensation and benefits ..................................       833,262        717,713
   Net occupancy expenses .....................................       130,024        110,869
   Equipment expense ..........................................       154,378        100,976
   Professional fees ..........................................        47,828         44,152
   Advertising ................................................        66,259         37,971
   Data processing ............................................       131,155        109,006
   Goodwill impairment ........................................        98,333
   Other expenses .............................................       274,379        208,323
                                                                  -----------    -----------
     Total other expenses .....................................     1,735,618      1,329,010
                                                                  -----------    -----------

Income Before Income Tax ......................................       155,039        497,198
   Income tax expense (benefit) ...............................        (9,115)       194,846
                                                                  -----------    -----------

Net Income ....................................................   $   164,154    $   302,352
                                                                  ===========    ===========


See notes to consolidated financial statements.

                 The Michigan City Savings and Loan Association
                    Consolidated Statement of Equity Capital

                                                                                       Accumulated
                                                                                          Other
                                                     Retained       Comprehensive     Comprehensive
                                                     Earnings          Income         Income (Loss)        Total
-----------------------------------------------------------------------------------------------------------------

Balances, July 1, 1999........................... $4,587,050                            $(1,003)       $4,586,047
   Comprehensive income
     Net income..................................    302,352          $302,352                            302,352
     Other comprehensive income, unrealized
       gains on securities, net of tax of $397
       and reclassification adjustment...........                        1,003            1,003             1,003
                                                                      --------
   Comprehensive income..........................                     $303,355
                                                                      ========
                                                  ----------                            -------------------------
Balances, June 30, 2000..........................  4,889,402                                            4,889,402
   Comprehensive income
     Net income..................................    164,154          $164,154                            164,154
     Other comprehensive income, unrealized
       gains on securities, net of tax of
       $32,139...................................                       49,020           49,020            49,020
                                                                        ------
     Comprehensive income........................                     $213,174
                                                                      ========
                                                  ----------                            -------------------------
Balances, June 30, 2001.......................... $5,053,556                            $49,020        $5,102,576
                                                  ==========                            =========================


See notes to consolidated financial statements.

                 The Michigan City Savings and Loan Association
                      Consolidated Statement of Cash Flows
Year Ended June 30                                                   2001            2000
---------------------------------------------------------------------------------------------
Operating Activities
   Net income ................................................   $    164,154    $    302,352
   Adjustments to reconcile net income to net cash provided by operating activities
     Provision for loan losses ...............................        274,172          50,023
     Depreciation ............................................        130,714          70,744
     Deferred income tax .....................................       (207,000)           (122)
     Investment securities accretion, net ....................        (21,622)        (20,478)
     Investment securities gains .............................        (88,014)
     Net change in
       Interest receivable ...................................       (143,240)        (33,255)
       Other assets ..........................................        (28,988)       (189,681)
       Other liabilities .....................................         53,024         144,664
                                                                 ----------------------------
         Net cash provided by operating activities ...........        221,214         236,233
                                                                 ----------------------------

Investing Activities
   Purchases of securities available for sale ................       (348,990)
   Proceeds from sales of securities available for sale ......                      1,387,308
   Proceeds from maturities of securities available for sale .        914,018
   Purchases of securities held to maturity ..................     (1,655,521)       (486,945)
   Proceeds from maturities of securities held to maturity ...                        282,297
   Net change in loans .......................................     (6,034,734)    (10,036,080)
   Purchases of premises and equipment .......................       (213,264)       (112,020)
   Purchase of FHLB stock ....................................        (37,600)        (41,900)
                                                                 ----------------------------
         Net cash used by investing activities ...............     (7,376,091)     (9,007,340)
                                                                 ----------------------------

Financing Activities
   Net change in
     Demand and savings deposits .............................      3,524,204        (659,198)
     Certificate of deposits .................................      5,741,263       2,142,828
   Proceeds from FHLB advances ...............................      1,500,000       4,500,000
   Payments on FHLB advances .................................     (3,092,263)     (1,597,588)
                                                                 ----------------------------
         Net cash provided by financing activities ...........      7,673,204       4,386,042
                                                                 ----------------------------

Net Change in Cash and Cash Equivalents ......................        518,327      (4,385,065)

Cash and Cash Equivalents, Beginning of Year .................      1,496,963       5,882,028
                                                                 ----------------------------

Cash and Cash Equivalents, End of Year .......................   $  2,015,290    $  1,496,963
                                                                 ============================

Additional Cash Flows Information
   Interest paid .............................................   $  2,903,033    $  2,333,202
   Income tax paid ...........................................        265,238         121,891


See notes to consolidated financial statements.

THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


Note 1 -- Nature of Operations and Summary of Significant Accounting Policies

The accounting and reporting policies of Michigan City Savings and Loan Association (the "Association") and its wholly owned subsidiary, City Savings Financial Services, Inc. (CSFS), conform to generally accepted accounting principles and reporting practices followed by the thrift industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Association operates under a state thrift charter and provides full banking services. As a state-chartered thrift, the Association is subject to regulation by the Department of Financial Institutions, State of Indiana, Office of Thrift Supervision, and the Federal Deposit Insurance Corporation.

The Association generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in LaPorte County, and surrounding counties. The Association's loans are generally secured by specific items of collateral including real property, consumer assets and business assets. CSFS operates as an insurance agency and began operations on April 1, 2000.

Consolidation -- The consolidated financial statements include the accounts of the Association and CSFS after elimination of all material intercompany transactions.

Investment Securities -- Debt securities are classified as held to maturity when the Association has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity and marketable equity securities are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately in accumulated other comprehensive income, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.


Loans held for sale are carried at the lower of aggregate cost or market. Net unrealized losses are recognized through a valuation allowance by charges to income. The balance of loans held for sale at June 30, 2001 was immaterial to the financial statements. There were no loans held for sale at June 30, 2000.

THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)



Loans are carried at the principal amount outstanding. A loan is impaired when, based on current information or events, it is probable that the Association will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Loans with payment delays not exceeding 90 days outstanding are not considered impaired. Delinquent loans, including loans delinquent greater than 90 days, are reviewed on a loan by loan basis to determine which loans are placed on non-accrual status. Certain nonaccrual and substantially delinquent loans may be considered to be impaired. The Association considers its investment in one-to-four family residential loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. Interest income is accrued on the principal balances of loans. The accrual of interest on impaired and nonaccrual loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed when considered uncollectible. Interest income is subsequently recognized only to the extent cash payments are received. Certain loan fees and direct costs are being deferred and amortized as an adjustment of yield on the loans. When a loan is paid off, any unamortized loan origination fee balance is credited to income.

Real estate owned is carried at the lower of cost or fair value less estimated selling costs. When foreclosed real estate is acquired, any required adjustment is charged to the allowance for loan losses. All subsequent activity is included in current operations. The balance of real estate owned included in other assets at June 30, 2001 and 2000 is $204,669 and $118,304 with a corresponding valuation allowance of $33,390 and $21,627.


Allowance for loan losses is maintained to absorb losses inherent in the loan portfolio. The allowance is based on ongoing, quarterly assessments of the probable estimated losses inherent in the loan portfolio. The allowance is increased by the provision for credit losses, which is charged against current period operating results and decreased by the amount of chargeoffs, net of recoveries. The Association's methodology for assessing the appropriateness of the allowance consists of several key elements, which include the formula or general allowance and specific allowances for identified problem loans.

The formula allowance is calculated by applying loss factors to certain classified loans, pools of loans and certain unused commitments. Changes in classifications of both performing and nonperforming loans affect the amount of the formula allowance. Loss factors are based on the Association's historical loss experience and may be adjusted for significant factors that, in management's judgement, affect the collectibility of the portfolio as of the evaluation date.

Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred in excess of the amount determined by the application of the formula allowance.

The unallocated allowance is based upon management's evaluation of various conditions, the effects of which are not directly measured in the determination of the formula and specific allowances. The evaluation of the inherent loss with respect to these conditions is subject to a higher degree of uncertainty because they are not identified with specific credits. The conditions evaluated in connection with the unallocated allowance may include existing general economic and business conditions affecting the Association's key lending area, credit quality trends, collateral values, loan volumes and concentrations, seasoning of the loan portfolio, specific industry conditions within portfolio segments, recent loss experience in particular segments of the portfolio, duration of the current business cycle, and regulatory examination results.

THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


The allowance for loan losses also incorporates the results of measuring impaired loans as provided in SFAS Nos. 114 and 118. A loan is considered impaired when management determines that it is probable that the Association will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Impairment is measured by the difference between the recorded investment in the loan and the estimated present value of total expected future cash flows, discounted at the loan's effective rate, or the fair value of the collateral of the loan, if collateral dependent. Impairment is recognized by adjusting an allocation of the existing allowance for loan losses.


The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. Management believes that as of June 30, 2001 the allowance for loan losses is based on information currently available and includes all known and inherent losses that are both probable and reasonable to estimate. A worsening or protracted economic decline in the areas within which the Association operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss provisions.


Premises and equipment are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line and accelerated methods ranging from three to forty years and is based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Federal Home Loan Bank stock is a required investment for institutions that are members of the Federal Home Loan Bank system. The required investment in the common stock is based on a predetermined formula.


Intangible assets consisted of goodwill in connection with the acquisition of CSFS. The goodwill was being amortized on a straight-line basis over 40 years. During 2001, CSFS experienced significant turnover of key management and other personnel along with the termination of the agency relationship with CSFS' primary insurance company. The Association determined, based on this turnover and other factors, that goodwill recorded had been impaired and accordingly wrote off the remaining balance of $98,333 during 2001.


Income tax in the consolidated statement of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Association files consolidated income tax returns with its subsidiary.

Reclassifications  of  certain  amounts  in  the  2000  consolidated   financial
statements have been made to conform to the 2001 presentation.

THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


Note 2 -- Investment Securities

                                                                                 2001
----------------------------------------------------------------------------------------------------------------
                                                                        Gross             Gross
                                                     Amortized       Unrealized        Unrealized          Fair
June 30                                                Cost             Gains            Losses            Value
----------------------------------------------------------------------------------------------------------------
Available for sale
   Federal agencies ..................................$1,000           $   17                            $1,017
   State and municipal ............................... 1,918               31                             1,949
   Corporate obligations ............................. 1,656               37           $    4            1,689
                                                      ---------------------------------------------------------
     Total available for sale ........................ 4,574               85                4            4,655

Held to maturity-mortgage-backed
   securities ........................................   432                1                               433
                                                      ---------------------------------------------------------

                  Total investment securities ........$5,006           $   86           $    4           $5,088
                                                      =========================================================

                                                                                2000
----------------------------------------------------------------------------------------------------------------
                                                                        Gross             Gross
                                                     Amortized       Unrealized        Unrealized          Fair
June 30                                                Cost             Gains            Losses            Value
----------------------------------------------------------------------------------------------------------------
Held to maturity
  Federal agencies ...................................$  900                            $   31           $  869
  State and municipal ................................ 1,448                                19            1,429
  Corporate obligations .............................. 1,007           $    2                             1,009
  Mortgage-backed securities .........................   539                                 7              532
                                                      ---------------------------------------------------------

               Total investment securities ...........$3,894           $    2           $   57           $3,839
                                                      =========================================================


At June 30, 2001 and 2000, mortgage-backed securities consisted solely of Federal Home Loan Mortgage Corporation, Federal National Mortgage Corporation and Government National Mortgage Association issues.

THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


The amortized cost and fair value of securities available for sale and held to maturity at June 30, 2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                        Available for Sale                   Held to Maturity
                                                    ------------------------------------------------------------

                                                     Amortized          Fair            Amortized          Fair
                                                       Cost             Value             Cost             Value
----------------------------------------------------------------------------------------------------------------
Within one year ....................................  $  736           $  742
One to five years ..................................   3,024            3,085
Five to ten years ..................................     814              828
Mortgage-backed securities .........................                                    $  432           $  433
                                                      ---------------------------------------------------------

         Totals ....................................  $4,574           $4,655           $  432           $  433
                                                      =========================================================

Securities with a carrying value of $275,000 and $320,000 were pledged at June 30, 2001 and 2000 to secure certain deposits and for other purposes as permitted or required by law.

Proceeds from sales of securities available for sale during 2000 totaled $1,387,000 with gross gains of $90,500 and gross losses of $2,500 recognized on those sales. There were no sales of securities during 2001.


With the adoption of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities in 2001, all securities, except for mortgage-backed securities, with an amortized cost of $4,221,000 were transferred from held to maturity to available for sale. The securities had an unrealized gain of approximately $85,000.



Note 3 -- Loans and Allowance


June 30                                                                                2001                 2000
-------------------------------------------------------------------------------------------------------------------
Commercial and industrial loans not secured by real property ...................... $ 2,017             $    970
Real estate loans
   One-to-four family .............................................................  40,683               35,987
   Commercial .....................................................................   5,394                5,072
   Land ...........................................................................     846                  415
   Multi-family ...................................................................     285                  554
Construction loans ................................................................   3,126                4,648
Individuals' loans for household and other personal expenditures ..................   6,221                5,291
                                                                                    ----------------------------
                                                                                     58,572               52,937


Unamortized deferred loan fees, net ...............................................    (141)                (165)
Undisbursed portion of loans ......................................................  (1,024)              (1,368)
Allowance for loan losses .........................................................    (423)                (181)
                                                                                    ----------------------------

         Total loans .............................................................. $56,984              $51,223
                                                                                    ============================

THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)



Year Ended June 30                                                                     2001                 2000
-------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
   Balances, beginning of year                                                         $181                 $169
   Provision for losses                                                                 274                   50
   Recoveries on loans                                                                    3
   Loans charged off                                                                    (35)                 (38)
                                                                                       -------------------------

   Balances, end of year                                                               $423                 $181
                                                                                       =========================


Information on impaired loans is summarized below.

June 30                                                                   2001
-------------------------------------------------------------------------------
Impaired loans with an allowance ....................................... $540
Impaired loans for which the discounted cash flows or collateral value exceeds the carrying value of the loan ........................  182
                                                                         ----

     Total impaired loans .............................................. $722
                                                                         ====

Allowance for impaired loans (included in the Association's
          allowance for loan losses)....................................  $81

Year Ended June 30                                                        2001
-------------------------------------------------------------------------------
Average balance of impaired loans....................................... $734
Interest income recognized on impaired loans............................   67
Cash-basis interest included above......................................   16


There were no impaired loans during the year ended June 30, 2000.

THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)

Note 4 -- Premises and Equipment

June 30                                                        2001        2000
-------------------------------------------------------------------------------
Land ....................................................... $  149      $  149
Buildings ..................................................    834         796
Equipment ..................................................    542         533
                                                             ------------------

   Total cost ..............................................  1,525       1,478

Accumulated depreciation ...................................    679         714
                                                             ------------------

                  Net ...................................... $  846      $  764
                                                             ==================
Note 5 -- Deposits

June 30                                                        2001        2000
-------------------------------------------------------------------------------
Demand and money-market deposits ...........................$14,464     $11,226
Savings deposits ...........................................  9,145       8,859
Certificates and other time deposits of $100,000 or more ... 12,092      13,081
Other certificates and time deposits ....................... 23,265      16,535
                                                            -------------------

   Total deposits ..........................................$58,966     $49,701
                                                            ===================

Certificates and other time deposits maturing in years ending June 30
  2002..............................        $22,834
  2003..............................          6,604
  2004..............................          2,435
  2005..............................          2,441
  2006..............................            857
  Thereafter........................            186
                                            -------
                                            $35,357
                                            =======


Deposits in excess of $100,000 are not federally insured.

Year Ended June 30                           2001             2000
--------------------------------------------------------------------------


Interest expense on deposits
  Interest-bearing demand deposits        $   477           $   441
  Savings deposits                            306               320
  Certificates and other time deposits      2,065             1,524
                                         ------------------------------

         Total deposits                    $2,848            $2,285
                                         ==============================

THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)

Note 6 -- Federal Home Loan Bank Advances

Federal Home Loan Bank advances totaled $1,669,824 and $3,262,087 at June 30, 2001 and 2000, respectively. At June 30, 2001 the advances were at interest rates ranging from 4.3% to 5.7% and were due at various dates through May 2011.

The Federal Home Loan Bank advances are secured by first-mortgage loans, investment securities and FHLB stock totaling $39,167,000. Advances are subject to restrictions or penalties in the event of repayment.


Maturities in years ending June 30
   2002 ..............................................    $  682
   2003 ...............................................      218
   2004 ...............................................      158
   2005 ...............................................      136
   2006 ...............................................      116
   Thereafter .........................................      360
                                                        --------
                                                          $1,670
                                                        ========
Note 7 -- Income Tax

Year Ended June 30                                          2001           2000
--------------------------------------------------------------------------------
Income tax expense (benefit)
   Currently payable
     Federal ...............................................$ 161         $ 155
     State .................................................   37            40
   Deferred
     Federal ............................................... (169)
     State .................................................  (38)
                                                            --------------------

       Total income tax expense (benefit) ..................$  (9)        $ 195
                                                            ====================

Reconciliation of federal statutory to actual tax
     expense (benefit)
   Federal statutory income tax at 34% .....................$  53         $ 169
   Tax-exempt interest .....................................  (22)          (20)
   Effect of state income taxes ............................   (1)           26
   Other ...................................................  (39)           20
                                                            --------------------


                           Actual tax expense (benefit) ....$  (9)        $ 195
                                                            ====================
Effective tax rate ......................................... (5.9)%        39.2%

THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)

A cumulative net deferred tax asset of $171,000 at June 30, 2001 is included in other assets. A cumulative net deferred tax liability of $4,000 at June 30, 2000 is included in other liabilities. The components of the asset and liability are as follows:

June 30                                                       2001         2000
-------------------------------------------------------------------------------
Assets
   Amortization ..............................................$  31
   Allowance for loan losses .................................  135
   State income tax ..........................................   31
   Deferred compensation .....................................    3
   Pensions and employee benefits ............................    6
                                                              -----------------
     Total assets ............................................  206
                                                              -----------------

Liabilities
   Other .....................................................   (3)      $  (4)
   Securities available for sale .............................  (32)
                                                              -----------------
     Total liabilities .......................................  (35)         (4)
                                                              -----------------
                                                              $ 171       $  (4)
                                                              =================


Retained earnings include approximately $543,000 for which no deferred income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions as of June 30, 1987 for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which income would be subject to the then-current corporate income tax rate. The unrecorded deferred income tax liability on the above amounts was approximately $209,000

Note 8 -- Commitments and Contingent Liabilities

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and letters of credit, which are not included in the accompanying financial statements. The Association's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Association uses the same credit policies in making such commitments as they do for instruments that are included in the consolidated balance sheet.

THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


Financial instruments whose contract amount represents credit risk were as follows:


June 30                                                           2001     2000
--------------------------------------------------------------------------------
Loan commitments
  At variable rates                                              $2,267   $2,025
  At fixed rates ranging from 6.5% to 11.25% and 8.0% to 9.88%    1,255      884


Letters of credit                                                    39       39

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Association evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Association upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, real property, equipment, and income-producing commercial properties.

Letters of credit are conditional commitments issued by the Association to guarantee the performance of a customer to a third party.

The Association and CSFS are also subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Association.

Note 9 -- Regulatory Capital

The  Association  is  subject  to  various   regulatory   capital   requirements
administered by the federal banking agencies and is assigned to a capital category. The assigned capital category is largely determined by three ratios that are calculated according to the regulations: total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios. The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity. The capital category assigned to an entity can also be affected by qualitative judgments made by regulatory agencies about the risk inherent in the entity's activities that are not part of the calculated ratios.

There are five capital categories defined in the regulations, ranging from well capitalized to critically undercapitalized. Classification of an association in any of the undercapitalized categories can result in actions by regulators that could have a material effect on an association's operations. At June 30, 2001 and 2000 the Association was categorized as well capitalized and met all subject capital adequacy requirements. There are no conditions or events since June 30, 2001 that management believes have changed the Association's classification.

THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)

                                                                              Required for        To Be Well
                                                           Actual           Adequate Capital1    Capitalized1
----------------------------------------------------------------------------------------------------------------
June 30                                               Amount     Ratio     Amount     Ratio     Amount     Ratio
----------------------------------------------------------------------------------------------------------------
As of June 30, 2001
Total risk-based capital 1 (to risk-weighted
   assets) ....................................       $5,477     12.5%      $3,492    8.0%      $4,366     10.0%
Tier 1 capital 1 (to risk-weighted assets).....        5,054     11.6        1,746    4.0        2,619      6.0
Core capital 1 (to adjusted total assets)......        5,054      7.6        2,648    4.0        3,310      5.0
Core capital 1 (to adjusted tangible assets)...        5,054      7.6        1,324    2.0                   N/A
Tangible capital 1 (to adjusted total assets)..        5,054      7.6          993    1.5                   N/A

As of June 30, 2000
Total risk-based capital 1 (to risk-weighted
     assets) ..................................       $4,950     13.3%      $2,974    8.0%      $3,717     10.0%
Tier 1 capital 1 (to risk-weighted assets).....        4,794     12.9        1,487    4.0        2,230      6.0
Core capital 1 (to adjusted total assets)......        4,794      8.2        2,330    4.0        2,912      5.0
Core capital 1 (to adjusted tangible assets)...        4,794      8.2        1,165    2.0                   N/A
Tangible capital 1 (to adjusted total assets)..        4,794      8.2          874    1.5                   N/A


------------------------------
1 As defined by regulatory agencies


Reconciliation of capital for financial statement purposes to regulatory capital:

                                                                                          June 30, 2001
                                                                      ------------------------------------------------------
                                                                             Core             Tangible        Risked-Based
                                                                            Capital           Capital            Capital
----------------------------------------------------------------------------------------------------------------------------
Capital for financial statement purposes                                     $5,103            $5,103             $5,103
   Less net unrealized gain on securities available for sale                    (49)              (49)               (49)
   Add general loan valuation                                                                                        423
                                                                      ------------------------------------------------------

Total regulatory capital                                                     $5,054            $5,054             $5,477
                                                                      ======================================================



THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)



                                                                                          June 30, 2000
                                                                      ------------------------------------------------------
                                                                              Core            Tangible        Risked-Based
                                                                            Capital           Capital            Capital
----------------------------------------------------------------------------------------------------------------------------


Capital for financial statement purposes                                     $4,889            $4,889             $4,889
   Less goodwill                                                                (98)              (98)               (98)
   Add:
     General loan valuation                                                                                          181
     Net audit adjustments                                                        3                 3                  3
     Other                                                                                                           (25)
                                                                      ------------------------------------------------------

Total regulatory capital                                                     $4,794            $4,794             $4,950
                                                                      ======================================================


Note 10 -- Employee Benefits

The Association has a retirement savings 401(k) plan in which substantially all employees may participate. The Association matches employees' contributions at the rate of fifty percent for the first three percent of base salary contributed by participants. The Association's expense for the plan was $12,400 for 2001 and $7,200 for 2000.


In 2001, the Association established a supplemental retirement plan for the benefit of all directors. The plan provides for the continuation of directors fees for 120 months after a director's status is terminated, subject to a pre-determined vesting schedule. In the event of a director's death, no further payments are required. This defined-benefit plan is unfunded and the expense recognized by the Association was $10,300 during 2001.



Note 11-- Other Comprehensive Income

                                                                                   2001
                                                              ----------------------------------------------
                                                                                    Tax
                                                              Before-Tax         (Expense)        Net-of-Tax
Year Ended December 31                                          Amount            Benefit           Amount
------------------------------------------------------------------------------------------------------------
                                                                          (Dollars in Thousands)
Unrealized gains on securities
   Unrealized holding gains arising during the year ........       $90              $(36)             $54
   Less:  reclassification adjustment for gains realized
     in net income..........................................        88               (35)              53
                                                                  ---------------------------------------
                                                                  $  2             $  (1)            $  1
                                                                  =======================================


At June 30, 2001, other comprehensive income consisted solely of unrealized gains on securities.

THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)

Note 12 -- Related Party Transactions

The Association has entered into transactions with certain directors, executive officers, and their affiliates or associates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.


Balances, July 1, 2000.................................................   $459
New loans, including renewals..........................................    164
Payments, including renewals...........................................   (109)
                                                                          -----
Balances, June 30, 2001................................................   $514
                                                                          ====


Deposits from related parties held by the Association at June 30, 2001 and 2000 totaled $854,000 and $730,000.


Note 13 -- Fair Values of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and Cash Equivalents -- The fair value of cash and cash equivalents approximates carrying value.

Securities and Mortgage-backed Securities -- Fair values are based on quoted market prices.

Loans -- For both short-term loans and variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for certain mortgage loans, including one-to-four family residential, are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. The fair value for other loans is estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Interest Receivable/Payable -- The fair values of interest receivable/payable approximate carrying values.

FHLB Stock -- Fair value of FHLB stock is based on the price at which it may be resold to the FHLB.

Deposits -- The fair values of noninterest-bearing, interest-bearing demand and savings accounts are equal to the amount payable on demand at the balance sheet date. The carrying amounts for variable rate, fixed-term certificates of deposit approximate their fair values at the balance sheet date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

Federal Home Loan Bank Advances --The fair value of these borrowings are estimated using a discounted cash flow calculation, based on current rates for similar debt.

THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


Off-Balance Sheet Commitments --The fair value of these commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The difference between the fair value and notional amounts of off-balance sheet commitments at June 30, 2001 and 2000 was not material.

The estimated fair values of the Association's financial instruments are as follows:

                                                                2001                                 2000
-------------------------------------------------------------------------------------------------------------------
                                                     Carrying           Fair            Carrying           Fair
June 30                                               Amount            Value            Amount            Value
-------------------------------------------------------------------------------------------------------------------
Assets
   Cash and cash equivalents .......................$ 2,015             $ 2,015        $ 1,497           $ 1,497
   Investment securities available for sale ........  4,655               4,655
   Investment securities held to maturity ..........    432                 433          3,894             3,839
   Loans, net ...................................... 56,984              57,739         51,223            50,335
   Interest receivable .............................    424                 424            281               281
   Stock in FHLB ...................................    382                 382            345               345


Liabilities
   Deposits ........................................ 58,966              59,424         49,701            49,305
   FHLB advances ...................................  1,670               1,662          3,262             3,258
   Interest payable ................................    116                 116             87                87


Note 14 -- Subsequent  Event - Plan of Conversion

On July 11, 2001, the Board of Directors adopted a plan of conversion (Plan) whereby the Association will convert from a state-chartered mutual savings association to a state-chartered stock savings association. The Plan is subject to approval of regulatory authorities and members at a special meeting. The stock of the Association will be issued to City Savings Financial Corporation, a holding company formed in connection with the conversion, and the Association will become a wholly-owned subsidiary of City Savings Financial Corporation. Pursuant to the Plan, shares of capital stock of City Savings Financial Corporation are expected to be offered initially for subscription to eligible members of the Association and certain other persons as of specified dates subject to various subscription priorities as provided in the Plan. The capital stock will be offered at a price to be determined by the Board of Directors based upon an appraisal to be made by an independent appraisal firm. The exact number of shares to be offered will be determined by the Board of Directors in conjunction with the determination of the subscription price. At least the minimum number of shares offered in the conversion must be sold. Any stock not purchased in the subscription offering will be sold in a community offering expected to be commenced following the subscription offering.

THE MICHIGAN CITY SAVINGS AND LOAN ASSOCIATION
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


The Plan provides that when the conversion is completed, a liquidation account will be established in an amount equal to the retained income of the Association as of the date of the most recent financial statements contain in the final conversion prospectus. The liquidation account is established to provide a limited priority claim to the assets of the Association to qualifying depositors (eligible account holders) at June 30, 2000 and other depositors (supplemental eligible account holders) as of September 30, 2001 who continue to maintain deposits in the Association after conversion. In the unlikely event of a complete liquidation of the Association, and only in such event, eligible account holders would receive from the liquidation account a liquidation distribution based on their proportionate share of the then total remaining qualifying deposits.

Current regulations allow the Association to pay dividends on its stock after the conversion equal to net retained profits for the current year and the two preceding years, and if its regulatory capital would not thereby be reduced below the amount then required for the liquidation account.


Costs of conversion will be netted from proceeds of sale of common stock and recorded as a reduction of additional paid-in capital or common stock. If the conversion is not completed, such costs, totaling $23,000 at June 30, 2001, will be charged to expense.

City Savings Financial Corporation plans to set up an employee stock ownership plan (ESOP), a tax-qualified benefit plan, for officers and employees of City Savings Financial Corporation and the Association. It is assumed that eight percent of the shares of common stock sold in the conversion will be purchased by the ESOP with funds loaned by City Savings Financial Corporation. City Savings Financial Corporation and the Association intend to make annual contributions to the ESOP in an amount equal to the principal and interest requirement of the debt.

Following consummation of the conversion, City Savings Financial Corporation intends to adopt a stock option plan and recognition and reward plan, pursuant to which City Savings Financial Corporation intends to reserve a number of shares of common stock equal to an aggregate of ten and four percent, respectively, of the common stock issued in the conversion for issuance pursuant to stock options and stock grants.

--------------------------------------------------------------------------------
No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by City Savings Financial Corporation or the Association. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the shares of common stock offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.


                       City Savings Financial Corporation

                          (Proposed Holding Company for
                 The Michigan City Savings and Loan Association)




                                 483,000 Shares
                              (Anticipated Maximum)
                  (Subject to Increase to Up to 555,450 Shares)



                                  Common Stock
                               (without par value)



                                SUBSCRIPTION AND
                               COMMUNITY OFFERING
                                   PROSPECTUS



                               TRIDENT SECURITIES

                    A DIVISION OF MCDONALD INVESTMENTS, INC.
                               November ___, 2001


                  THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS
                   AND ARE NOT FEDERALLY INSURED OR GUARANTEED



Until December 8, 2001, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
--------------------------------------------------------------------------------

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Michigan City, State of Indiana, on November 1, 2001.

                                      CITY SAVINGS FINANCIAL CORPORATION

                                      By: /s/ Thomas F. Swirski
                                         -----------------------
                                         Thomas F. Swirski
                                         President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                              Title                            Date

(1)  Principal Executive Officer
     and Director:

                                                              )
     /s/ Thomas F. Swirski                                    )
     --------------------------------                         )
     Thomas F. Swirski                 Director               )
                                       President and          )
                                       Chief Executive Officer)
                                                              )
(2)  Principal Financial                                      )
     and Accounting Officer:                                  )
                                                              )
     /s/ George L. Koehm                                      )
     --------------------------------                         )
     George L. Koehm                   Treasurer              )
                                                              ) November 1, 2001
(3)  The Board of Directors:                                  )
                                                              )
     RICHARD G. COOK                   Director               )
                                                              )
     TERRANCE G. MORSE                 Director               )
                                                              )
     MARK T. SAVINSKI                  Director               )
                                                              )
     BRUCE W. STEINKE                  Director               )
                                                              )
     THOMAS F. SWIRSKI                 Director               )

        By: /s/ Thomas F. Swirski
           -----------------------
           Thomas F. Swirski
           Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Michigan City Savings and Loan Thrift Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Michigan City, Indiana, on November 5, 2001.

ADMINISTRATIVE COMMITTEE OF THE
MICHIGAN CITY SAVINGS AND LOAN
ASSOCIATION THRIFT PLAN


/s/ Thomas F. Swirski
-------------------------------
Thomas F. Swirski, Chairman


/s/ George L. Koehm
-------------------------------
George L. Koehm, Member


/s/ Debra L. Moffit
-------------------------------
Debra L. Moffit, Member

                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------
    1               Form  of  Agency   Agreement   to  be  entered   into  among
                    Registrant,  Michigan City Savings and Loan Association, and
                    Trident Securities, a division of McDonald Investments, Inc.

    2               Plan of Conversion*

    3 (1)           Registrant's Articles of Incorporation*

      (2)           Registrant's Code of By-Laws*

    4               Form of Stock Certificate*

    5 Opinion of Barnes & Thornburg re legality of securities being registered*

    8 (1)           Opinion of Barnes & Thornburg re tax matters

      (2) Opinion of Keller and Company, Inc. re economic value of Subscription Rights*

   10 (1) Letter Agreements entered into between Registrant and Keller & Company, Inc. relating to appraisal and business plan*

      (2)           City Savings Financial Corporation Stock Option Plan*

      (3) Michigan City Savings and Loan Association Recognition and Retention Plan and Trust*

      (4) Employment Agreement between Michigan City Savings and Loan Association and Thomas F. Swirski

      (5) Employment Agreement between Michigan City Savings and Loan Association and George L. Koehm

      (6) City Savings Financial Corporation Employee Stock Ownership Plan and Trust Agreement*

      (7) ESOP Loan Commitment and Exempt Loan and Share Purchase Agreement between Trust under City Savings Financial Corporation Employee Stock Ownership Plan and Trust Agreement and City Savings Financial Corporation*


      (8) Michigan City Savings and Loan Association Deferred Director Supplemental Retirement Plan (Effective June 27, 2001)*

   16               Letter of Parkison & Hinton, Inc., P.C.*

   21               Subsidiaries  of the  Registrant*

   23 (1)           Consent of Keller & Company,  Inc.*

      (2)           Consent  of BKD,  LLP

      (3)           Consent of Parkison  &  Hinton,  Inc.,  P.C.

      (4) Consent of Barnes & Thornburg with respect to opinion regarding legality of securities being registered*

      (5) Consent of Barnes & Thornburg with res pect to opinion regarding tax matters (included in Exhibit 8(1))

   24 Power of Attorney included in the signature page to the Registration Statement*

   99 (1)
                    Appraisal  Report of Keller & Company,  Inc.

      (2)           Stock Order Form*

      (3)           Appraisal update

--------------------------
*Previously filed

                                                                November 5, 2001


VIA FEDERAL EXPRESS


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.   20549

         Re: City Savings Financial Corporation; Amendment No. 1 to Form SB-2; File No. 333-70228

Ladies and Gentlemen:

     On behalf of City Savings Financial Corporation (the "Registrant"), enclosed by EDGAR transmission is a marked copy of Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, including exhibits. This document is marked to show changes from the Registration Statement on Form SB-2 filed on September 26, 2001, pursuant to the Securities Act of 1933, as amended. The Registrant respectfully requests that the Staff give prompt review and consideration to this pre-effective amendment as the Registrant desires to go effective no later than November 13, 2001.

     Set forth below are the Registrant's responses to the Staff's comments which were transmitted to the Registrant by letter dated October 24, 2001. The responses set forth below are numbered to correspond with the numbered comments in that letter.

     1. We hereby confirm that the Registrant will distribute the prospectus with each proxy statement distributed to depositors who will vote on the conversion.

     2. We have revised or deleted substantially all of the parenthetical definitions throughout the prospectus and prospectus supplement.

     3.   We  have  deleted  most  references   throughout  the  prospectus  and
          prospectus supplement to capitalized common nouns.

     4.   We  have  deleted  the   all-capitalized   text  wherever  it  appears
          throughout the prospectus or prospectus supplement and replaced it with bold text.

     5. We have added a "Recent Developments" section and a "Management's Discussion and Analysis" section at pages 13-16.

     6. Manually signed updated consents of Parkison & Hinton and BKD, LLC are included at Exhibits 23(1) and 23(2).

     7. The prospectus supplement will be given only to individuals who participate in the 401(k) thrift plan. We have replaced the term "member" with the word "you" or "participant" throughout the prospectus supplement.

     8. We have revised the second paragraph of page 3 of the prospectus supplement to clarify that the shares purchased in the open market after the offering will be at prevailing market prices.

     9. We have revised page 5 of the prospectus supplement, under the caption "Reference to the Full Text of the Plan" to state that the summaries contain the material provisions of the plan. We have also deleted the second sentence under this caption.

     10. We have revised the cover page to state that the offering period may be extended to December 18, 2003. We have also amended the cover page to state that subscribers will not be able to revoke their subscriptions for common stock unless the Registrant extends the offering beyond January 26, 2002. Similar language has been added in the Question and Answer section at page 5.

     11. The cover page has been amended to state that the latest possible extension date for the offering is December 18, 2003. Similar language has been added to the Question and Answer section at page 5.

     12. We have replaced the reference to "super maximum" on the cover page with "maximum, as adjusted."

     13. We have revised the cover page to state that subscribers will receive a prompt refund, plus interest, if the Registrant fails to sell 357,000 shares by January 26, 2002.

     14. We have revised the statement on the cover page and throughout the document that the Registrant will list the shares on the OTC Electronic Bulletin Board to a statement that Trident Securities intends to apply for and maintain quotation of the common stock on the OTC Electronic Bulletin Board.

     15. We have deleted the last part of the italicized paragraph under the caption "Summary" on page 7 which defined the narrative terms used in the prospectus.

     16. We have deleted references throughout the prospectus to the generic term "Holding Company."

     17. We have combined the first, fourth and ninth risk factors into a single risk factor and have indicated how the risks presented from the events of September 11, 2001 and the possible downturn in the local and national economy could affect the Registrant's business.

     18. As noted in response 17, we have combined the ninth risk factor ("The Geographic Concentration of Loans in Our Portfolio Could Adversely Affect Our Earnings in the Event of a Downturn in the Local or National Economy) into the first risk factor.

     19. We have combined the fifth risk factor (Decreased Return on Average Equity and Increased Expenses Immediately After Conversion Could Adversely Affect Trading Price of Our Common Stock) and the twelfth risk factor (Competition in Primary Market Area May Limit Our Growth and Profitability).

     20. We have revised the risk factor "Expected Voting Control by Directors and Officers Could Imped Potential Takeovers" to address the risk described in the subheading.

     21. We have revised page 21 under the caption "Proposed Purchases by Directors and Executive Officers" to state that management purchases will count towards the minimum necessary to close the offering. We have added similar language to the cover page.

     22. We have quantified the expected increase in commercial loans by adding a statement at page 46 that loans to small businesses are expected to increase by 8 to 10% annually over the next three years.

     23.  We have  revised the  nonperforming  asset table at page 50 to include
          non-accrual   loans,   loans  90  days  past  due  and   accruing  and
          restructured loans for the period indicated.

     24. We have added a paragraph at page 88 under the caption "Marketing Arrangements" to disclose plans for sales to be conducted by officers and employees and stating that such sales will be made under the exemption provided pursuant to Rule 3a4-1.

     25. We have disclosed at page 100 under the caption "Description of Capital Stock" that the legal opinion will be issued by Barnes & Thornburg.

     26. We have revised Note 1 to the audited financial statements to state that delinquent loans, including loans delinquent greater than 90 days, are reviewed on a loan by loan basis to determine which loans are placed on non-accrual status.

     27. We have revised Note 1 to the audited financial statements to describe the accounting policy for selling loans and to explain why there were no loans held for sale at June 30, 2001.

     28.  We have deleted the Glossary.

     29. We have deleted paragraph (n) of the tax opinion and added new paragraph (17) to opine on the matters formerly set forth at paragraph
          (n).

     Please file stamp and return the enclosed copy of this letter in the enclosed postage-paid return envelope.

     Your prompt review of this pre-effective Amendment No. 1 is appreciated. We would like to be declared effective as soon as possible.

                                          Sincerely yours,


                                          /s/ Thomas M. Maxwell

                                          Thomas M. Maxwell


cc: Greg Dundas (w/ two marked copies of Prospectus)